   As Filed with the Securities and Exchange Commission on September 8, 1999.


                                            Registration Statement No. 333-76841

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 --------------

                          PRE-EFFECTIVE AMENDMENT NO. 3
                                       TO
                                    FORM S-1


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 --------------
                             PELICAN FINANCIAL, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


            DELAWARE                         6035                      58-2298215
---------------------------------   ---------------------------   ----------------------
  (State or Other Jurisdiction     (Primary Standard Industrial     (I.R.S. Employer
of Incorporation or Organization)   Classification Code Number)   Identification Number)


                               315 East Eisenhower
                            Ann Arbor, Michigan 48108
                                 (800) 765-5562
--------------------------------------------------------------------------------
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                             Mr. Charles C. Huffman
                      Chairman and Chief Executive Officer
                               315 East Eisenhower
                            Ann Arbor, Michigan 48108
                                 (800) 765-5562
--------------------------------------------------------------------------------
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)

                    PLEASE SEND COPIES OF COMMUNICATIONS TO:

         Edward L. Lublin, Esq.               Frank N. Fleischer, Esq.
       Michael W. Zarlenga, Esq.             Schifino & Fleischer, P.A.
     Manatt, Phelps & Phillips, LLP      One Tampa City Center, Suite 2700
     1501 M Street, N.W., Suite 700             Tampa, FL 33602-5174
         Washington, D.C. 20005

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______________

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ] ______________


     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]




                         CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
                                                        Proposed Maximum   Proposed Maximum     Amount of
  Title of Each Class of              Amount to          Offering Price       Aggregate        Registration
Securities to Be Registered         Be Registered         Per Unit (2)     Offering Price(2)        Fee
-------------------------------   -------------------   ----------------   -----------------  -------------

Common Stock, $0.01 par value
 per share                        1,380,000 shares(1)        $ 9.00           $12,420,000       $3,452.76
-------------------------------   -------------------   ----------------   ----------------   -------------
Underwriter Warrant (3)                  1 warrant             --                   --              --
-------------------------------   -------------------   ----------------   ----------------   -------------
Common Stock, $0.01 par value
 per share issuable upon
 exercise of Underwriter
 Warrant (4)                         60,000 shares           $10.80           $   648,000       $  180.00
-------------------------------   -------------------   ----------------   ----------------   -------------




(1) Includes 180,000 shares that the underwriter has the option to purchase to cover over-allotments, if any.

(2) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(o).



(3) Warrant issuable to The First American Investment Banking Corporation, the underwriter, to purchase up to 60,000 shares of common stock.



(4) Represents common stock issuable upon the exercise of the Underwriter Warrant. Pursuant to Rule 416, this Registration Statement also covers any additional shares which may become issuable by reason of the antidulution provisions of the Underwriter Warrant.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.



                 SUBJECT TO COMPLETION, DATED SEPTEMBER __, 1999


PROSPECTUS

                             PELICAN FINANCIAL, INC.
                                1,200,000 Shares
                                  Common Stock


Pelican Financial, Inc.             We operate as a wholesale mortgage company
315 East Eisenhower                 and a community oriented national bank
Ann Arbor, Michigan  48108          through Washtenaw Mortgage Company and
1-800-765-5562                      Pelican National Bank, our two subsidiaries.

     This is an initial public offering of 1,200,000 shares of our common stock.

--------------------------------------------------------------------------------

                              TERMS OF THE OFFERING


                                                         Per Share     Total
                                                         ---------     -----
Public offering price................................  $            $
Underwriting discounts and commissions                 $            $
   and other expenses................................
Proceeds to Pelican Financial........................  $            $
Proceeds to Mr. Huffman..............................  $            $



     We have entered into a firm commitment underwriting agreement with The First American Investment Banking Corporation and First Colonial Securities for the sale of the shares in this offering. Mr. Huffman, our Chairman and Chief Executive Officer, has granted the underwriters an option to purchase up to 180,000 shares of common stock owned by him to cover over-allotments. We have also agreed to grant First American a warrant to purchase up to 5% of the common stock sold by us in this offering at an exercise price equal to 120% of the offering price.


--------------------------------------------------------------------------------

     Although we currently have 3,032,836 shares outstanding, there is currently no public market for our common stock. We have applied for the common stock to be listed on the Nasdaq National Market under the symbol "PNBH." We expect that the initial public offering price will be between $7.00 and $9.00 per share. The initial public offering price may not reflect the market price of our shares after this offering.

     THIS OFFERING INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS. SEE "RISK FACTORS" BEGINNING ON PAGE 6.

--------------------------------------------------------------------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------


                THE FIRST AMERICAN INVESTMENT BANKING CORPORATION



              The date of this prospectus _______________ __, 1999

                                TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----
Prospectus Summary.......................................................     3
Summary Selected Consolidated Financial Data.............................     5
Risk Factors.............................................................     6
Pelican Financial, Inc...................................................    12
Use of Proceeds..........................................................    13
Dividend Policy..........................................................    14
Market for the Common Stock..............................................    14
Capitalization...........................................................    15
Dilution ................................................................    15
Special Note Regarding Forward-Looking Statements........................    16
Selected Consolidated Financial and Other Data...........................    17
Management's Discussion and Analysis of Financial Condition and
 Results of Operations                                                       20
Business ................................................................    42
Regulation...............................................................    64
Management...............................................................    70
Description of Capital Stock.............................................    77
Restrictions on Acquisition of Pelican Financial.........................    78
Selling Stockholder......................................................    79
Underwriting.............................................................    80
Legal Matters............................................................    81
Experts  ................................................................    81
Changes in and Disagreements with Accountants on Accounting and
 Financial Matters.......................................................    81
Available Information....................................................    82
Index to Consolidated Financial Statements...............................   F-1


--------------------------------------------------------------------------------

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK. THESE TRANSACTIONS MAY INCLUDE THE PURCHASE OF SHARES OF COMMON STOCK FOLLOWING THE PRICING OF THE OFFERING TO COVER A SYNDICATE SHORT POSITION IN THE COMMON STOCK OR FOR THE PURPOSE OF MAINTAINING THE PRICE OF THE COMMON STOCK, AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

--------------------------------------------------------------------------------

                               PROSPECTUS SUMMARY



     This summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including the financial statements and notes to the financial statements before making any decision to invest in our common stock.



     We adjusted all per share information in this prospectus to take into account the formation of Pelican Financial in 1997. In addition, we also adjusted all per share information to show the effect of a two-for-one stock split on October 13, 1998 and an additional two-for-one stock split effective March 31, 1999.



         Unless otherwise stated, all information in this prospectus assumes that the shares of common stock will be sold to the public at $8.00 per share, and the underwriters will not exercise their over-allotment option.





PELICAN FINANCIAL


     --   Originally incorporated in Delaware on March 3, 1997 as PN Holdings,
          Inc.


     --   Changed name on July 6, 1999 to Pelican Financial

     -- Owns and controls all of the capital stock of Pelican National Bank and Washtenaw Mortgage Company.

     -- Currently conducts no business other than through its wholly-owned subsidiaries.

MORTGAGE BANKING BUSINESS

     -- Primarily conducted by Washtenaw from its offices located in Ann Arbor, Michigan and a new office recently opened in Pleasant Hill, California.

     --   Commenced operations in February 1981.

     --   Historically generated substantially all of our earnings.

     -- Originates residential mortgages on a wholesale basis through a network of approximately 1,340 independent mortgage brokers in 42 states.

     -- Purchases mortgage loans on a regular basis from independent mortgage lenders, commercial banks, savings and loan associations, and other financial institutions.

     -- Sells loans and mortgage servicing rights in the secondary mortgage market to investors who purchase or make a market in loans and mortgage servicing rights.

RETAIL BANKING BUSINESS

     -- Primarily conducted by Pelican National Bank from its office located in Naples, Florida.

     --   Opened for business in August 1997.

     -- Second branch office expected to open in Fort Myers, Florida in October 1999.

     -- Provides a full range of retail banking services to consumers and small businesses.

     -- Primarily serves the communities located in western Collier County, Florida, which include North Naples, Central Naples, East Naples, South Naples, Golden Gate, Marco Island, and the portion of Bonita Springs which is in Collier County, which make up an area locally known as the "greater Naples area."

THE OFFERING


Offering price range .........   $7.00 to $9.00 per share of common stock.



Common stock offered by
 Pelican Financial............   1,200,000 shares of common stock, not including the
                                 over-allotment option.

Common stock to be
 outstanding immediately
 after the offering...........  4,232,836 shares of common stock, not including the over-allotment option or shares issuable upon the exercise of options issued to employees and directors of Pelican Financial.

Estimated Net Proceeds to
  Pelican Financial...........  $8,400,000


Summary of Estimated
  Use of Net Proceeds.........        AMOUNT              DESCRIPTION OF USE
                                -----------------  -----------------------------------

                                    $1,200,000     Repay outstanding note payable.
                                     1,000,000     Contributed to Washtenaw to
                                                   increase capital.
                                     4,100,000     Contributed to Pelican National to
                                                   increase regulatory capital.
                                     2,000,000     Repay outstanding term loan,
                                                   contribute to Pelican National to
                                                   increase regulatory capital, or use
                                                   for possible acquisitions.
                                       100,000     Retained by Pelican Financial for
                                    ----------     general corporate purposes.
                                    $8,400,000     Total net proceeds
                                    ----------
                                    ----------
Reason for the Offering.......  We believe that the current environment in the equity capital markets can provide us funds at a lower cost than other forms of financing.
                                The elimination of a portion of our debt and the increase in the capital of Pelican National and Washtenaw will improve our capital structure and provide us greater flexibility for the future.  See "Use of
                                Proceeds."

Purchase Limitation...........  We are limiting the amount of common stock that any person together with associates or other persons acting together may purchase in the offering to 423,283 shares of common stock.

Nasdaq National Market
  Symbol......................  PNBH


                  SUMMARY SELECTED CONSOLIDATED FINANCIAL DATA

     Our fiscal year ends on December 31. During our 1997 fiscal year, we changed from a fiscal year end of January 31 to our current fiscal year. Unless otherwise stated, the information for the 11 month period from January 31, 1997 to December 31, 1997 is not annualized




                                            AT JUNE 30,            AT DECEMBER 31,                  AT JANUARY 31,
                                     -----------------------   -----------------------   ------------------------------------
                                        1999         1998         1998       1997 (1)     1997 (1)       1996         1995
                                     ----------   ----------   ----------   ----------   ----------   ----------   ----------
                                                      (Dollars in thousands, except per share information)
BALANCE SHEET DATA:
Total assets .....................   $  216,482   $  260,320   $  246,409   $  120,756   $   48,220   $   45,070   $   26,423
Total loans, net .................      175,668      227,768      203,328      100,774       41,253       35,539       10,386
Total nonperforming assets(2) ....        1,806        1,535        1,494        1,974        1,798          577          614
Deposits .........................       48,405       20,898       35,064       17,578            0            0            0
Short-term borrowings(3) .........       54,448      158,351       95,985       60,980       27,680       17,746        1,376
Notes payable ....................       56,990       42,569       58,226       20,673        3,964        4,456       11,416
Total liabilities ................      200,991      250,562      234,009      112,243       41,860       39,239       21,553
Stockholders' equity .............       15,491        9,758       12,400        8,514        6,360        5,831        4,870
Shares outstanding ...............    3,032,836    3,032,836    3,032,836    3,032,836    2,400,000    2,400,000    2,400,000
Book value per share(4) ..........   $     5.11   $     3.22   $     4.09   $     2.81   $     2.65   $     2.43   $     2.03








                                                                        For the
                                 For the Six                          Period from
                                 Months Ended            For the      February 1,               For the Year Ended
                                   June 30,             Year Ended      1997 to                     January 31,
                          -------------------------    December 31,   December 31,    -----------------------------------------
                              1999          1998           1998           1997           1997           1996           1995
                          -----------    ----------    ------------   ------------    -----------    -----------    -----------
                                                           (In thousands, except per share data)

OPERATIONS DATA:
Net interest income ...   $     2,387    $      999    $     3,315    $       965     $       968    $       932    $     2,085
Net interest income
 after provision
 for loan losses ......         2,374           972          3,253            900             968            932          2,085
Noninterest income ....        14,565         8,378         22,550          7,733           7,644         11,077         11,368
Noninterest expense ...        11,920         7,457         19,875          8,822           7,751         10,571         11,439
Net earnings (loss) ...         3,212         1,246          3,887           (137)            529            962          1,244
Basic and diluted
 earnings per
 share(4) .............          1.06          0.41           1.28          (0.05)           0.22           0.40           0.52
Weighted Average
 number of shares
 outstanding(5) .......     3,039,611     3,037,563      3,039,611      2,974,100       2,400,000      2,400,000      2,400,000


PERFORMANCE RATIOS: (6)
Return on average
 assets ...............          2.70%         1.35%          1.82%         (0.26)%          0.90%          1.70%          2.50%
Return on average
 common equity ........         46.25         27.40          37.68          (2.86)           9.22          19.80          14.66
Interest rate spread ..          1.16          0.17           1.56           0.73            0.76           0.12           3.24
Net interest margin ...          1.15          0.58           1.68           1.78            1.86           1.85           5.16
Noninterest expense
 to average assets ....         10.03          8.11           9.32          15.06           13.19          18.66          22.97
Efficiency ratio ......         64.71         64.99          66.48          90.65           82.51          67.88          69.59




--------------

(1)  Pelican Financial incorporated on March 3, 1997.
(2) Nonperforming assets consist of nonperforming loans, restructured loans, real estate acquired through foreclosure or deed-in-lieu thereof and repossessions (such as automobiles), net of chargeoffs and writedowns.
(3) Short-term borrowings include federal funds purchased and securities sold pursuant to agreements to repurchase.
(4)  On an equivalent basis for prior periods.
(5)  Assumes dilution.

(6)  Annualized where appropriate.


                                  RISK FACTORS

     An investment in our common stock involves a high degree of risk. In addition to the other information contained in this prospectus, you should carefully consider the following risk factors before purchasing our common stock.


OUR BUSINESS DEPENDS UPON
   OUR BEING ABLE TO BUY AND
   SELL LOANS AND MORTGAGE
   SERVICING RIGHTS ..............  In our mortgage banking operations, we currently buy all of the mortgage loans we produce from correspondents or brokers. We generally sell substantially all of the mortgage loans that we produce into the secondary mortgage market and sell all of our mortgage servicing rights to investors. Our business and profitability depend upon our being able to buy and sell loans and mortgage servicing rights in the secondary market.



                                    An active market for loans and mortgage
                                    servicing rights depends primarily on the demand for mortgage-backed securities in the bond markets and the continuation of programs administered by Fannie Mae, Freddie Mac, and Ginnie Mae, which facilitate the issuance of these mortgage-backed securities. Our participation in the secondary mortgage market also depends on our continued eligibility in these programs. A discontinuation of or a significant reduction in the operations of Fannie Mae, Freddie Mac, or Ginnie Mae or a change in the programs they administer may decrease our ability to originate and sell loans and mortgage servicing rights. For a discussion of our activities in the secondary mortgage market, see "Business Secondary Market Activities."


OUR LIMITED OPERATING HISTORY
   LIMITS YOUR ABILITY TO ANALYZE
   AN INVESTMENT IN OUR
   COMMON STOCK...................  Pelican Financial incorporated in Delaware on March 3, 1997 to own and control all of the capital stock of Pelican National and Washtenaw. Pelican Financial conducts no other operations other than to manage its investments in its subsidiaries. Prospective investors have only limited access to operating results of Pelican Financial on a consolidated basis. The results of operations prior to March 3, 1997 only reflect the operations of Washtenaw. Although Washtenaw has been profitable for each fiscal period presented and we have experienced substantial growth in mortgage loan originations and total revenues, our profitability since our formation depended on the profitability of Washtenaw. We cannot be certain that Pelican National will be profitable in the future or that the rates of growth for Pelican National and Washtenaw will be sustainable or indicative of future results. Any decline in future profitability or growth rates may hurt the market price for our common stock.


WE MUST CAREFULLY MANAGE
   OUR INTEREST RATE RISK TO

   BE PROFITABLE..................  In our mortgage banking business, changes in interest rates affect our ability to offer interest rate commitments. In addition, we typically offer interest rate commitments that result in the ultimate sale of the loans thirty or more days after the date of the commitment. If we fail to effectively manage interest rate risk during the period between the issuance of the commitment and the date of the sale of the loan, our profits will be hurt.



                                    In our retail banking business, in order for us to be profitable, we have to earn more money in interest income and fee revenues than we pay to our depositors in interest. If we fail to effectively manage the interest rates that we pay on our deposits and earn on our investments and loans, our profits will be hurt. For a further discussion of how changes in interest rates impact us, see "Management's Discussion and Analysis of Financial Condition and Results of Operations - Management of Interest Rate Risk and Market Risk Analysis."



IF WE FAIL TO ADEQUATELY MANAGE
   OUR LOAN UNDERWRITING AND
   QUALITY, OUR MORTGAGE
   COSTS WILL INCREASE............  If we fail to comply with individual investor standards in our loan underwriting, we may become liable to repurchase the loan and we may be liable for unpaid principal and interest if the loan defaults. This would increase our mortgage costs. We rely upon our underwriting department to ascertain compliance with individual investor standards prior to sale of the loans to the investors. The underwriting department relies on its quality control department to test sold loans on a sample basis for compliance. For more information on loan underwriting and quality control, see "Business - Underwriting" and "- Quality Control."


LOAN DELINQUENCIES AND DEFAULTS
   ON LOANS THAT WE SERVICE
   HAVE A DIRECT AFFECT ON
   OUR PROFITS....................  Loan delinquencies and defaults on mortgage loans that we service affect our profits. If delinquencies and defaults rates are higher than we anticipate, our profits may be hurt. Pursuant to some types of servicing contracts, we must advance all or part of the scheduled payments to the owner of the loan, even when loan payments are delinquent. Also, to protect their liens on mortgaged properties, owners of loans usually require us to advance mortgage and hazard insurance and tax payments on schedule even if sufficient escrow funds are not available. We are typically reimbursed by the mortgage owner or from liquidation proceeds for payments advanced. However, the timing of these reimbursement is typically uncertain. In the interim, we must absorb the cost of funds advanced. Further, we must bear the costs of attempting to collect on delinquent and defaulted loans. We also forego servicing income from the time a loan becomes delinquent until foreclosure, at which time these amounts, if any, may be recovered.

LOAN DELINQUENCIES AND DEFAULTS
   ON LOANS THAT WE OWN HAVE A
   DIRECT EFFECT ON OUR PROFITS...  The risk of nonpayment of loans is an inherent risk of our business. Loan
                                    delinquencies and defaults on mortgage loans that we own affect our profits. If delinquencies and defaults rates are higher than we anticipate, our profits may be hurt. We must bear the costs of attempting to collect on delinquent and defaulted loans. We must also bear the cost of foreclosing on and selling the underlying collateral if a borrower cannot cure the deficiency. To the extent that the underlying collateral is not sufficient to cover the amount of principal and interest owed on a loan, we incur a loss. For more information on the risks of nonpayment of loans and our monitoring and procedures, see "Business Asset Quality."

CHANGES TO THE ECONOMY OR
   BUSINESS CONDITIONS IN THE
   MIDWEST AND SOUTHEAST MAY
  AFFECT OUR LOAN DEMAND AND
   LOAN DEFAULT RATES.............  Historically, our single-family mortgage loans purchased and serviced have been
                                    concentrated in certain geographic regions, particularly Michigan, Ohio, Indiana, Florida, Georgia, and Illinois, based upon the location of the property collateralizing the mortgage loan. Because borrowers of single-family mortgage loans usually reside on the collateral property, changes in economic and business conditions in the Midwest or the Southeast can affect the borrower. Adverse changes in the economy or business conditions affect the demand for new mortgage loans and the performance of existing loans. As a result, unfavorable or worsened economic conditions may limit our ability to purchase or originate new loans in the Midwest or the Southeast and may cause the cost of maintaining our mortgage servicing portfolio to increase. This may decrease our profitability. Although we continue to diversify our loan and mortgage serving portfolios geographically to minimize this risk, we cannot be certain that we will be successful in this effort. See "Business - Lending Activities."

THE MARKET PRICE OF OUR COMMON
   STOCK MAY FLUCTUATE DUE TO THE
   SEASONAL FLUCTUATIONS IN HOME
   BUYING PRACTICES...............  The mortgage banking industry generally experiences seasonal trends. These trends reflect the general national pattern of sales and resales of homes. Sales and resales of homes typically peak during the spring and summer seasons and decline to lower levels from mid-November through February. In addition, delinquency rates typically rise in the winter months, which results in higher servicing costs. Our quarter-to-quarter operating results will reflect these seasonal trends, thereby causing short-term fluctuations in our profits. Fluctuations in our profits may also cause corresponding fluctuations in the market price of our common stock.

THE RETAIL AND MORTGAGE BANKING
   BUSINESSES ARE VERY COMPETITIVE.
   OUR BUSINESS WILL BE HARMED
   IF WE CANNOT COMPETE
   EFFECTIVELY....................  Many of our retail banking competitors have significantly greater resources and operate in a larger geographic area than Pelican National. In addition, many of our mortgage banking competitors operate nationwide mortgage origination networks similar to that of Washtenaw. We cannot be certain that we will be able to compete successfully against current or future competitors. The competitive pressures that we face may harm our business, financial condition, and profits. See "Business - Competition."


ANTI-TAKEOVER PROVISIONS IN OUR
   CERTIFICATE OF INCORPORATION
   MAY DISCOURAGE TAKEOVER
   ATTEMPTS RESULTING IN A LOWER
   MARKET PRICE FOR THE COMMON
   STOCK AND A REDUCED LIKELIHOOD
   OF A TAKEOVER PREMIUM..........  Provisions in our certificate of incorporation may discourage potential proxy contests and other potential takeover attempts, particularly those which have not been negotiated with our board of directors. As a result, these provisions generally serve to perpetuate existing management and may reduce the market price at which the common stock trades. Furthermore, these provisions will reduce the likelihood of a takeover premium and may result in foregoing an acquisition desired by some shareholders. In addition, various anti-takeover provisions pursuant to the Delaware General Corporation Law apply to us. For a detailed discussion of these provisions, see "Restrictions on Acquisition of Pelican Financial - Restrictions in Pelican Financial's Certificate of Incorporation and Bylaws."


BECAUSE CHARLES C. HUFFMAN WILL
   RETAIN SIGNIFICANT CONTROL
   AFTER THIS OFFERING, NEW
   INVESTORS WILL NOT HAVE AS
   MUCH INFLUENCE IN CORPORATE
   DECISIONS AS THEY WOULD IF
   CONTROL WERE LESS
   CONCENTRATED...................  Immediately following the offering assuming the sale of 1,200,000 shares, Mr. Huffman will own 42.80% of the outstanding shares of common stock, or approximately 38.55% if the underwriters exercise the over-allotment option in full. Accordingly, following completion of the offering, Mr. Huffman will have substantial influence in the election of the Board of Directors and thus be able to influence Pelican Financial's affairs, including decisions regarding acquisitions and other business opportunities, the declaration of dividends, and the issuance of additional shares of common stock and other securities. In addition, Mr. Huffman's level of ownership would enable him to defeat any stockholder matter that required a vote of two-thirds of the outstanding shares of common stock. The interests of Mr. Huffman may conflict with the interests of other stockholders, and the actions that he takes or approves may be contrary to those desired by other shareholders. This concentration of ownership may have the effect of delaying, preventing or deterring an acquisition by a third party. For a detailed discussion of these provisions, see "Restrictions on Acquisition of Pelican Financial."



NEW STOCKHOLDERS WILL EXPERIENCE
   AN IMMEDIATE DILUTION IN BOOK
   VALUE PER SHARE................  Purchasers of common stock in the offering will experience immediate dilution of $2.36 per share in book of the common stock. Conversely, present stockholders will receive an increase of $0.53 per share in the book value of their shares of common stock. See "Dilution." The substantial dilution may hurt the market price of the common stock following this offering.



YOU MAY NOT BE ABLE TO SELL YOUR
   COMMON STOCK IF A PUBLIC
   TRADING MARKET DOES NOT
   DEVELOP........................  Prior to the offering, there has been no public market for our common stock. We
                                    cannot be certain that an active trading market will develop. We also cannot be certain that purchasers of the common stock in this offering will be able to resell their common stock at prices equal to or greater than the initial public offering price. The initial public offering price was determined through negotiations between Pelican Financial and the underwriters and may not reflect the market price of the common stock after the offering. The development of a public market having the desirable characteristics of depth, liquidity, and orderliness depends upon the presence in the marketplace of a sufficient number of willing buyers and sellers at any given time. We do not have any control whether there will be sufficient numbers of buyers and sellers. Accordingly, we cannot be certain that an established and liquid market for the common stock will develop or be maintained. The market price of the common stock could experience significant fluctuations in response to our operating results and other factors. In addition, the stock market in recent years has experienced extreme price and volume fluctuations that often have been unrelated or disproportionate to the operating performance of individual companies. These fluctuations, and general economic and market conditions, may hurt the market price of the common stock. See "Market for the Common Stock" and "Underwriting."


IF THE COMMON STOCK IS NOT LISTED
   ON THE NASDAQ NATIONAL MARKET,
   OR IF IT IS DELISTED IN THE
   FUTURE, YOU MAY NOT BE ABLE TO
   RESELL YOUR SHARES.............  We applied to have the common stock listed for quotation on the Nasdaq National Market.
                                    We cannot be certain that our listing
                                    application will be approved. In addition, in order to maintain our listing, certain conditions have to be maintained, including there being at least two market makers. While we will believe we qualify for initial listing and intend to satisfy the conditions for continued listing, some of the conditions are outside of our control. We cannot be certain that we will qualify for continued listing even if we are approved for initial listing. We also cannot be certain that purchasers of the common stock in this offering will be able to resell their common stock at prices equal to or greater than the initial public offering price. See "Market for the Common Stock" and "Underwriting."


ADDITIONAL SALES OF COMMON STOCK
   BY MR. HUFFMAN OR THE ISSUANCE
   OF ADDITION SHARES BY US MAY
   HURT THE MARKET PRICE OF THE
   COMMON STOCK...................  Following this offering, sales of substantial amounts of the common stock in the public market, or the potential for these sales, could hurt the prevailing market price for our common stock. We will have 4,232,836 shares of common stock outstanding immediately following this offering only 1,200,000 of which will be as a result of this offering. Our certificate of incorporation authorizes us to issue 10,000,000 shares of common stock which can be issued at any time without the prior approval of shareholders. Furthermore, Mr. Huffman will own 1,811,650 shares, which is approximately 42.80% of the outstanding shares of common stock, if the over-allotment option granted to the underwriters is not exercised. If the over-allotment option granted by Mr. Huffman to the underwriters is exercised, Mr. Huffman will own 1,631,650 shares, which is approximately 38.55% of the outstanding shares of common stock. Mr. Huffman can begin selling his shares 180 days after the end of this offering. In addition, we have reserved an additional 400,000 shares of common stock for issuance pursuant to our stock option plan.




                                    1,207,850 shares of common stock that is currently outstanding is held by non-affiliates. These shares are freely tradeable immediately. The remaining 1,824,986 shares of capital stock held by Mr. Huffman and our other affiliates are restricted securities. Restricted securities will be eligible for sale pursuant to Rule 144 ninety days after the effective date of the Registration Statement. Rule 144 imposes restrictions as to volume and timing of sales of restricted securities. For additional details on restrictions imposed on us and Mr. Huffman by the underwriters, see "Underwriting."



IF OUR COMPUTER SYSTEMS DO
   NOT WORK PROPERLY WITH YEAR
   2000 DATA, OUR BUSINESS
   OPERATIONS WILL BE
   SIGNIFICANTLY DISRUPTED........  We could experience a significant disruption to our business operations and, as a result, our financial condition and results of operations could be significantly harmed if our computer systems and the computer systems operated by third party vendors on which we rely are not able to properly handle problems created by the year 2000. We are actively working to make sure as best we can that this does not happen or, at least, that the effects are lessened as much as possible; but we cannot give any assurances that our efforts will be successful.

WE HAVE NOT ALLOCATED A SIGNIFICANT
   PORTION OF THE NET PROCEEDS FROM
   THIS OFFERING.  THE VALUE OF YOUR
   COMMON STOCK MAY DECREASE IF
   WE ARE NOT SUCCESSFUL IN
   UTILIZING THE NET PROCEEDS.....  The initial public offering is being conducted at this time because we believe that the current environment in the equity capital markets can provide us funds at a lower cost than other forms of financing. However, of the estimated net proceeds, only $1.2 million or 14.28% is specifically designated to repay our existing debt. We retain broad discretion as to the allocation of the remaining proceeds of $7.2 million or 85.72%. If we cannot successfully utilize the remaining net proceeds, the value of your common stock may decrease.




CHANGES IN THE LAW REGULATIONS
   AND REGULATIONS MAY AFFECT
   OUR ABILITY TO DO BUSINESS,
   OUR COSTS, AND OUR PROFITS.....  We are subject to extensive state and federal supervision and regulation. This regulation is primarily for the benefit of depositors of Pelican National and the protection of the Bank Insurance Fund and not for the protection of shareholders. Any future changes in the law or regulations may affect our ability to do business and increase our costs. For more information, see "Regulation."



                             PELICAN FINANCIAL, INC

     We formed Pelican Financial as a corporation in Delaware on March 3, 1997 for the purpose of owning and controlling all of the capital stock of Pelican National and Washtenaw. We are registered with the Federal Reserve Board pursuant to the Bank Holding Company Act of 1956. As a registered bank holding company, our primary federal regulator is the Federal Reserve Board. We have no employees other than executive officers who do not receive compensation from us for serving as our executive officers. We currently conduct no business other than managing its investments in Pelican National and Washtenaw.

                                 USE OF PROCEEDS


     We estimate that the net proceeds from the offering, after deduction of the underwriting discounts and commissions and estimated offering expenses, to be approximately $8.4 million. We will receive no proceeds from the offering of common stock by Mr. Huffman if the underwriters exercise the over-allotment option granted by Mr. Huffman. Net proceeds may vary because total expenses of the offering may be more or less than those estimated. While we cannot predict with certainty how the proceeds of this offering will be used, we currently intend to use them approximately as follows:





                                                                           Percent of gross
                                                             Amount       offering proceeds
                                                           ----------     -----------------
Gross offering proceeds .............................      $9,600,000         100.00%
Offering expenses:
   Underwriting discounts and commissions ...........         768,000           8.00
   Estimated other expenses .........................         432,000           4.50
                                                           ----------         ------
       Net offering proceeds ........................      $8,400,000          87.50%
                                                           ----------         ------
                                                           ----------         ------
Use of net offering proceeds:
   Repay outstanding note payable ...................      $1,200,000          12.50%
   Contributed to Pelican National to increase
     regulatory capital .............................       4,100,000          42.71
   Contributed to Washtenaw to increase capital .....       1,000,000          10.42
   Repay outstanding term loan, contribute to
     Pelican National to increase regulatory capital,
     or use for possible acquisitions ...............       2,000,000          20.83
   Retained by Pelican Financial for general
     corporate purposes .............................         100,000           1.04
                                                           ----------         ------
       Total use of net offering proceeds ...........      $8,400,000          87.50%
                                                           ----------         ------
                                                           ----------         ------




     In July 1997, we established a term loan in the amount of $2.0 million, the proceeds of which were contributed to the capital of Pelican National. The term loan is payable on demand and the interest rate is the weighted average Federal Funds Rate plus 2.75%, which resulted in an effective rate of 7.60% at December 31, 1998 and 8.30% at December 31, 1997. Depending upon market conditions and other factors, we may determine upon the completion of this offering to use the $2.0 million to repay some or all of the term loan, or to retain the $2.0 million at the holding company level for possible future contribution to the regulatory capital of Pelican National or for possible acquisitions. In the short term, we expect to invest the $2.0 million in deposits of Pelican National and other short-term liquid investments.

     We also have a subordinated note payable with a balance of $1.2 million. The note requires monthly interest payments of 4.50% per annum over the prime interest rate, which resulted in an effective rate of 12.25% at December 31, 1998 and 13.00% at December 31, 1997. The note matures in December 1999. We intend to use $1.2 million of the net proceeds of this offering to repay this note.


     Also as shown above, we intend to contribute $4.1 million of net proceeds to the regulatory capital of Pelican National. Pending their investment into longer term assets, the proceeds are expected to be used by Pelican National to make investments in mortgages or other loans, U.S. Government and federal agency securities, federal funds, certificates of deposit, mortgage-back securities, and other investments. The proceeds are expected to strengthen Pelican National's regulatory capital position to provide an additional source for funding longer term assets. The amount of proceeds contributed to Pelican National will be evaluated as part of Pelican National's overall asset/liability mix and may be used to support expansion through the acquisition or establishment of new bank branches. Other than the signing of a lease on a new branch in Fort Myers, Florida in May 1999, we currently do not have any arrangements, understandings, or agreements regarding any similar opportunities or transactions. The proceeds from this offering are not expected to be used to fund the new branch.

     We have decided to conduct our initial public offering at this time because we believe that the current environment in the equity capital markets can provide us funds at a lower cost than other forms of financing. The elimination of a portion of our debt and the increase in the capital of Pelican National and Washtenaw will improve our capital structure and provide us greater flexibility for the future. Because the decision of how to use the net proceeds of the offering will be made upon completion of the offering, after considering all relevant information, we retain broad discretion as to the allocation of the net proceeds.

                                 DIVIDEND POLICY

     We do not anticipate paying any cash dividends in the foreseeable future. Because we do not conduct any operations other than managing our investment in Pelican National and Washtenaw, we are dependent for income on dividends received from Pelican National and Washtenaw. Also applicable to us are certain regulatory restrictions imposed by the Federal Reserve Board on the payment of dividends to its stockholders. Declaration of dividends by the Board of Directors of Pelican National will depend upon a number of factors, including, but not limited to, investment opportunities available to Pelican National, capital requirements, regulatory limitations, and general economic conditions. Generally, Pelican National may not declare or pay dividends on its capital stock if the payment would cause its regulatory capital to be reduced below the minimum requirements imposed by regulations of the Office of the Comptroller of the Currency. In addition, declaration of dividends by the Board of Directors of Washtenaw will depend upon a number of factors, including, but not limited to, investment opportunities available to Washtenaw, capital needs, and general economic conditions. Furthermore, a portion of the initial capitalization of Pelican National was borrowed by us and Washtenaw from an unaffiliated third party. Provisions of the loan agreement require Washtenaw to meet certain financial covenants and limit the amount of dividends that Washtenaw may pay to us. Although we expect to repay this loan out of the proceeds of this offering, for the foreseeable future, Washtenaw plans to reinvest its earnings in its operations, thus limiting the amount of dividends Washtenaw anticipates paying in the future. Prospective investors should not view an investment in the common stock as a source of income.

                           MARKET FOR THE COMMON STOCK


     Our outstanding shares of common stock are currently held by approximately 65 shareholders of record. Of these shareholders, Mr. Huffman owns approximately 59.73% of the outstanding shares. Prior to this offering, we have never issued shares to the public. Consequently, there is no public market for our capital stock. We have applied to have the common stock listed on the Nasdaq National Market under the symbol "PNBH." An approval of the listing application will contain various conditions, including sale of the stock and the presence of at least three registered and active market makers. We will seek to encourage and assist at least three market makers to make a market in our common stock following the offering. Making a market involves maintaining bid and ask quotations and being able, as principal, to affect transactions in reasonable quantities to those quoted prices, conditioned on compliance with various securities laws and other regulatory requirements. The First American Investment Banking Corporation has agreed to make a market in the common stock, although it has no obligation to do so. We cannot be certain that the common stock will be able to meet the applicable listing criteria in order to maintain its quotation on the Nasdaq National Market or that an active and liquid trading market will develop or, if developed, will be maintained. A public market having the desirable characteristics of depth, liquidity, and orderliness, however, depends upon the presence in the marketplace of both willing buyers and sellers of common stock at any given time, which is not within our control. We cannot be certain that an investor will be able to resell the common stock at or above the purchase price of the common stock.

                                 CAPITALIZATION


     The following table contains information on our historical capitalization at June 30, 1999 and our adjusted capitalization at June 30, 1999 after giving effect to the offering. We estimate that the net proceeds from this offering, after deduction of the underwriting discounts and commissions and estimated offering expenses, will be approximately $8.4 million. We will receive no proceeds from the offering of common stock by Mr. Huffman should the underwriters exercise the over-allotment option.





                                                      At  June 30,  1999
                                                 ---------------------------
                                                 Historical      As Adjusted
                                                 ----------      -----------
                                            (In thousands, except per share data)
Deposits ...................................      $ 48,405        $ 48,405
Long-term borrowings (1) ...................         2,000               0
Subordinated debt ..........................         1,200               0
                                                  --------        --------
   Total deposits, long-term borrowings, and
   subordinated debt (1) ...................      $ 51,605        $ 48,405
                                                  --------        --------
                                                  --------        --------
Shareholders' Equity:
   Preferred stock (2) .....................      $      0        $      0
   Common stock (3) ........................            30              42
   Additional paid-in capital ..............         8,292          16,680
   Retained earnings .......................         7,288           7,288
    Accumulated other comprehensive
     income, net of tax ....................          (119)           (119)
                                                  --------        --------
         Total shareholders' equity ........      $ 15,491        $ 23,891
                                                  --------        --------
                                                  --------        --------
Ratio of equity to assets ..................          7.16%          11.03%
                                                  --------        --------
                                                  --------        --------
Book value per common share ................      $   5.11        $   5.64
                                                  --------        --------
                                                  --------        --------




--------------

(1) Assumes that proceeds will be used to repay borrowings. Depending upon market conditions, we may determine not to repay these borrowings.

(2) Our certificate of incorporation authorizes 200,000 shares of preferred stock, none of which are issued and outstanding.


(3) Our certificate of incorporation authorizes 10,000,000 shares of common stock, of which 3,032,836 were issued and outstanding at June 30, 1999. Assuming the sale of 1,200,000 shares of common stock in the offering, we will have 4,232,836 shares issued and outstanding.


                                    DILUTION


     The net tangible book value of our common stock as of June 30, 1999 was approximately $15.5 million or $5.11 per share. Net tangible book value per share represents the amount of total tangible assets less total liabilities, divided by the number of shares of the common stock outstanding.


     Dilution per share to new investors purchasing common stock in the offering represents the difference between the amount per share paid and the net tangible book value per share of common stock immediately after the offering. Shares used in the computation of per share amounts below include 3,032,836 shares outstanding immediately prior to the offering and 1,200,000 shares to be issued by us in this offering. After giving effect to the sale of 1,200,000 shares of common stock in this offering and after deducting the underwriting discount and estimated offering expenses, our pro forma net tangible book value as of June 30, 1999 would have been $23.9 million or $5.64 per share, representing an immediate increase in net tangible book value of $0.53 per share to existing stockholders and an immediate dilution of $2.36 per share to new investors purchasing shares at the estimated public offering price of $8 per share. The following table illustrates this per share dilution.





Estimated public offering price per share (1) ....                $   8.00
Net tangible book value per share before the
  offering (2) ...................................   $   5.11
Increase in net tangible book value per share
  attributable to new investors (3) ..............       0.53
                                                     --------
Pro forma net tangible book value per share
  after the offering (3) .........................                    5.64
                                                                  --------
         Dilution per share to new investors .....                $   2.36
                                                                  --------
                                                                  --------




-------------

(1) Before deducting estimated underwriting discounts and commissions and estimated expenses of this offering.

(2) Includes mortgage servicing rights. See Notes 1 and 5 of Notes to Consolidated Financial Statements.

(3) After deducting estimated underwriting discounts and commissions and estimated expenses of this offering.


     The following table contains on a pro forma basis at June 30, 1999 the number of shares of common stock sold by us, the total consideration paid to us, and the average price per share paid by the existing stockholders in 1997 and new investors purchasing shares of common stock in this offering.



                           Shares Owned after         Total          Weighted
                           the Public Offering     Consideration      Average
                           -------------------   ------------------  Price per
                            Number    Percent    Amount     Percent    Share
                            ------    -------    ------     -------  ---------
Existing stockholders...   3,032,836    71.65%  $11,373,135   54.23%   $ 3.75
New investors ..........   1,200,000    28.35     9,600,000   45.77      8.00
                           ---------   ------   -----------  ------    ------
         Total .........   4,232,836   100.00%  $20,973,135  100.00%   $ 4.95
                           ---------   ------   -----------  ------    ------
                           ---------   ------   -----------  ------    ------


                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Some of the statements in this prospectus, including some statements in "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Business," are forward-looking statements about what may happen in the future. They include statements regarding our current beliefs, goals, and expectations about matters such as our expected financial position and operating results, our business strategy, and our financing plans. These statements can sometimes be identified by our use of forward-looking words such as "anticipate," "estimate," "expect," "intend," "may," "will," and similar expressions. We cannot guarantee that our forward-looking statements will turn out to be correct or that our beliefs and goals will not change. Our actual results could be very different from and worse than our expectations for various reasons, including those discussed in "Risk Factors."

                 SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

     We are providing the following information to aid you in your analysis of the financial aspects of this offering. We derived this financial information presented below from the audited consolidated financial statements of Pelican Financial. The information is only a summary and you should read it in conjunction with our historical financial statements and related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" appearing elsewhere in this prospectus.

SUMMARY FINANCIAL AND OTHER DATA




                                          At June 30,              At December 31,                    At January, 31
                                  -------------------------   -------------------------   ----------------------------------------
                                      1999          1998         1998        1997 (1)      1997 (1)         1996          1995
                                  -----------   -----------   -----------   -----------   -----------   -----------    -----------
                                                         (Dollars in thousands, except per share information)
BALANCE SHEET DATA:
Total assets ...................  $   216,482   $   260,320   $   246,409   $   120,756   $    48,220   $    45,070    $    26,423
Cash and cash equivalents (2) ..        4,431        10,366        10,180         4,376             0             0              0
Total loans, net ...............      175,668       227,675       203,328       100,774        41,253        35,539         10,386
Mortgage-backed securities
 and investment securities
 available for sale ............        6,112         9,800         5,592         6,984             0             0              0

Nonperforming loans(3) .........        1,489         1,199           913         1,675         1,279           615            331
Real estate acquired through
 foreclosure ...................          317           336           581           299           519           (38)           283
Total nonperforming assets(3) ..        1,806         1,535         1,494         1,974         1,798           577            614

Deposits .......................       48,405        20,898        35,064        17,578             0             0              0
Short-term borrowings(4) .......       54,448       158,351        95,985        60,980        27,680        17,746          1,376
Notes payable ..................       56,990        42,569        58,226        20,673         3,964         4,456         11,416
Total liabilities ..............      200,991       250,562       234,009       112,243        41,860        39,239         21,553

Stockholders' equity ...........       15,491         9,758        12,400         8,514         6,360         5,831          4,870
Shares outstanding .............    3,032,836     3,032,836     3,032,836     3,032,836     2,400,000     2,400,000      2,400,000
Book value per share(5) ........  $      5.11   $      3.22   $      4.09   $      2.81   $      2.65   $      2.43    $      2.03

OTHER DATA:
Number of:
  Full-service retail banking
   facilities ..................            1             1             1             1             0             0              0
  Regional wholesale
   /correspondent lending
   offices .....................            2             1             1             1             1             1              1
  Full-time equivalent
   employees ...................          221           147           187           130           109           109            124




------------------

(1) Pelican Financial changed its fiscal year from January 31 to December 31. Pelican Financial was formed on March 3, 1997.

(2) Cash and cash equivalents include cash, amounts due from banks, certificates of deposit with other banks, and short term investments with maturities of less than three months (such as federal funds sold and securities purchased pursuant to resale agreements.)

(3) Nonperforming loans consist of nonaccrual loans and loans delinquent 90 days or more but still accruing interest, and nonperforming assets consist of nonperforming loans, restructured loans, real estate acquired through foreclosure or deed-in-lieu thereof and repossessions (such as automobiles), net of chargeoffs and writedowns.

(4) Short-term borrowings include federal funds purchased and securities sold pursuant to agreements to repurchase.

(5)  On an equivalent basis for prior periods.

SUMMARY OF OPERATIONS




                                                                              For the
                                        For the Six                         Period from
                                        Months Ended            For the     February 1,              For the Year Ended
                                          June 30,            Year Ended      1997 to                    January 31,
                                  -------------------------   December 31,  December 31,   ---------------------------------------
                                     1999          1998           1998          1997          1997           1996         1995
                                  -----------   -----------   -----------   -----------    -----------   -----------   -----------
                                                              (In thousands, except per share data)
OPERATIONS DATA:
Interest and dividend
 income .......................   $     7,350   $     4,573   $    12,146   $     3,420    $     3,016   $     3,181   $     3,042
Interest expense ..............         4,963         3,574         8,831         2,455          2,048         2,249           957
                                  -----------   -----------   -----------   -----------    -----------   -----------   -----------
Net interest income ...........         2,387           999         3,315           965            968           932         2,085
Provision for loan losses .....            13            27            62            65              0             0             0
                                  -----------   -----------   -----------   -----------    -----------   -----------   -----------
Net interest income
 after provision for
 loan losses ..................         2,374           972         3,253           900            968           932         2,085
Noninterest income ............        14,565         8,378        22,550         7,733          7,644        11,077        11,368
Noninterest expense ...........        11,920         7,457        19,875         8,822          7,751        10,571        11,439
                                  -----------   -----------   -----------   -----------    -----------   -----------   -----------
Earnings (loss) before
 provision for income
 taxes and cumulative
 effect of change in
 accounting principle .........         5,019         1,893         5,928          (189)           861         1,438         2,014
Provision for income
 taxes ........................         1,710           647         2,041           (52)           332           476           770
                                  -----------   -----------   -----------   -----------    -----------   -----------   -----------
Earnings (loss) before
 cumulative effect of
 change in accounting
 principle ....................         3,309         1,246         3,887          (137)           529           962         1,244
Cumulative effect of
 change in accounting
 principle ....................            97             0             0             0              0             0             0
                                  -----------   -----------   -----------   -----------    -----------   -----------   -----------
Net earnings (loss) ...........   $     3,212   $     1,246   $     3,887   $      (137)   $       529   $       962   $     1,244
                                  -----------   -----------   -----------   -----------    -----------   -----------   -----------
                                  -----------   -----------   -----------   -----------    -----------   -----------   -----------
PER SHARE DATA:
Basic and diluted earnings
 (loss) per share before
 cumulative effect of
 change in accounting
 principle (1) ................   $      1.09   $      0.41   $      1.28   $     (0.05)   $      0.22   $      0.40   $      0.52
Basic and diluted earnings
 (loss) per share(1) ..........   $      1.06   $      0.41   $      1.28   $     (0.05)   $      0.22   $      0.40   $      0.52
Weighted Average
 number of shares
 outstanding(2) ...............     3,039,611     3,037,563     3,039,611     2,974,100      2,400,000     2,400,000     2,400,000




---------------

(1)  On an equivalent basis for prior periods.
(2)  Assumes dilution.

KEY OPERATING RATIOS




                                                                          For the
                                   For the Six                          Period from
                                  Months Ended               For the     February 1,            For the Year Ended
                                    June 30,                Year Ended     1997 to                  January 31,
                                 ------------------------  December 31,  December 31,  ---------------------------------------
                                   1999*          1998*        1998         1997*        1997          1996          1995
                                 ----------    ----------  ------------  ------------  ----------    -----------    ----------
                                                                 (Dollars in thousands)
PERFORMANCE RATIOS:
Return on average assets .....         2.70%         1.35%         1.82%      (0.26)%       0.90%          1.70%         2.50%
Return on average
 common equity ...............        46.25         27.40         37.68      (2.86)         9.22          19.80         14.66
Interest rate spread .........         1.16          0.17          1.56        0.73         0.76           0.12          3.24
Net interest margin ..........         1.15          0.58          1.68        1.78         1.86           1.85          5.16
Noninterest expense to
 average assets ..............        10.03          8.11          9.32       15.06        13.19          18.66         22.97
Efficiency ratio .............        64.71         64.99         66.48       90.65        82.51          67.88         69.59

ASSET QUALITY RATIOS:
Nonperforming assets to
 total assets at end of
 period ......................         0.83          0.59          0.61        1.63         3.73           1.28          2.32
Nonperforming loans to
 total gross loans at end
 of period ...................         0.85          0.53          0.45        1.66         3.10           1.73          3.17
Allowance for loan losses
 to total gross loans at
 end of period ...............         0.08          0.04          0.06        0.07         0.00           0.00          0.70
Allowance for loan losses
 to nonperforming loans
 at end of period ............         9.40          6.06         13.91        3.94         0.00           0.00         22.36

MORTGAGE ORIGINATION
AND SERVICING DATA:
Mortgage loans originated
 or purchased ................   $1,478,446    $  989,166    $2,436,846    $732,869   $  588,237    $   644,760    $  805,682

Mortgage loans sold ..........    1,493,796       862,476     2,323,909     673,872      583,831        619,791       848,159
Mortgage loans serviced
 for others ..................    1,055,897       813,599     1,464,496     557,011      569,601        854,061     2,307,239
Capitalized value of
 mortgage servicing
 rights.......................       12,329         8,728        15,510       4,340        3,478          5,509         5,401




--------------

*    Annualized where appropriate.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

     Pelican Financial serves as the holding company of Pelican National and Washtenaw. Pelican Financial's operations involve both mortgage banking and retail banking. The mortgage banking segment involves the origination and purchase of single-family residential mortgage loans in approximately 42 states, the sale of these loans, usually on a pooled and securitized basis, in the secondary market, and the servicing of mortgage loans for investors. The retail banking segment involves attracting deposits from the general public and using these funds to originate consumer, commercial, commercial real estate, residential construction, and single-family residential mortgage loans, from its sole office in Naples, Florida.

     The tables below contains certain information for Pelican Financial's business segments for the periods shown. Prior to August 1997, Pelican Financial did not have retail banking operations.




                                       Mortgage      Retail
                                        Banking      Banking
                                        Segment      Segment     Consolidated
                                       --------      -------     ------------
                                                (In thousands)
REVENUES
  Six Months Ended
         June 30, 1999..............    $20,091       $1,965        $21,915
         June 30, 1998..............     13,447          929         14,194
  Three Months Ended
         June 30, 1999..............     10,437        1,105         11,465
         June 30, 1998..............      8,533          510          9,020
  Year ended:
         December 31, 1998..........     32,580        2,543         34,696
  Period Ended:
         December 31, 1997..........     10,898          376         11,154
EARNINGS (LOSS) BEFORE INCOME TAXES
  Six Months Ended
         June 30, 1999..............      4,843          274          5,019
         June 30, 1998..............      2,502         (515)         1,893
  Three Months Ended
         June 30, 1999..............      2,550          187          2,681
         June 30, 1998..............      1,347         (214)         1,089
  Year ended:
         December 31, 1998..........      6,498         (370)         5,928
  Period ended:
         December 31, 1997..........        635         (743)          (189)


     Pelican Financial's earnings are primarily dependent upon three sources: net interest income, which is the difference between interest earned on interest-earning assets (including loans held for sale in Pelican Financial's mortgage banking operations as well as loans held for investment) and interest paid on interest-bearing liabilities; fee income from servicing mortgages held by investors; and gains realized on sales of mortgage loans and mortgage servicing rights. These revenues are in turn significantly affected by factors such as changes in prevailing interest rates and in the yield curve (that is, the difference between prevailing short-term and long-term interest rates), as well as changes in the volume of mortgage originations nationwide and prepayments of outstanding mortgages.

MANAGEMENT STRATEGY

     Pelican Financial's strategy is to primarily take advantage of the existing natural synergies that exist between a mortgage company and a community based bank. The senior management of both Washtenaw and Pelican National is strongly oriented toward mortgage based lending. Pelican National's location, in Naples, Florida, is a growing market for mortgage loan products. Pelican National's affiliation with a large mortgage company, such as Washtenaw, enables Pelican National to offer a greater array of mortgage loan products than similarly situated community banks. Washtenaw also provides a stable market for the mortgage loans originated by Pelican National at predictable prices. This enables Pelican National to determine the price at which a loan can be sold prior to the closing of the loan. Use of Washtenaw's computer assisted underwriting also provides Pelican National more uniform underwriting of its mortgage loan products. Pelican National is able to provide same day approval for its customers. Washtenaw is also able to provide mortgage investment opportunities to Pelican National at yields not locally available and in geographically diverse regions of the country, thus reducing the risk of a concentrated loan portfolio. Lastly, Washtenaw enables Pelican National to achieve economies of scale unavailable to many competing community banks.

         At the same time, Washtenaw benefits from Pelican National as a depository for escrow deposits in connection with its loan production and servicing activities. To the extent Pelican National desires, Pelican National may invest excess funds in mortgage loan products that Washtenaw has available. Pelican National has purchased approximately $7.4 million of loans from Washtenaw with a total weighted average interest rate of 8.41%. In addition, certain aspects of the mortgage banking operations of Washtenaw are cash intensive, such as investments in mortgage servicing rights and loan originations other than mortgage lending. Pelican Financial believes that these activities should be housed in Pelican National. Pelican Financial is hopeful that as the synergies between Pelican National and Washtenaw are realized more fully, Pelican National can act as a warehouse for purchased commercial real estate loans.

     Pelican Financial's current strategy focuses on maintaining profitability while limiting its credit and interest rate risk exposure. To accomplish these objectives, Pelican Financial has sought to:

     -- Control credit risk by emphasizing the origination and purchase of single-family, owner-occupied residential mortgage loans.

     -- Control interest rate risk by selling a substantial portion of its loan production and loan servicing into the secondary market.

     -- Control credit and interest rate risk by purchasing mortgage-related assets to hold in its portfolio.

     --   Control operating expenses.

     -- Offer superior service, competitive interest rates, and a variety of loan and deposit products.

     In addition, management believes that additional retail branches located in cities along the west coast of Florida would be very advantageous. In May 1999, Pelican National signed a lease for a new branch in Fort Myers, Florida. The new branch is expected to open in October 1999.

     Finally, management believes that communication over the internet is an important current and future aspect of its wholesale mortgage banking business. Since 1995, Washtenaw has used its proprietary computer network, WMCNET, to communicate with approximately 1,340 of its mortgage brokers and correspondents. WMCNET permits brokers to lock interest rates and provides computerized underwriting and approval of individual loans. Management believes that it has distinguished itself from other wholesale mortgage companies by providing a rapid response to the broker community. Washtenaw is currently developing the capability to provide retail loan services by use of the internet.

MANAGEMENT OF INTEREST RATE RISK AND MARKET RISK ANALYSIS

     QUALITATIVE INFORMATION ABOUT MARKET RISK. The principal objective of Pelican Financial's interest rate risk management is to evaluate the interest rate risk included in balance sheet accounts, determine the level of risk appropriate given Pelican Financial's business strategy, operating environment, capital and liquidity requirements and performance objectives, and manage the risk consistent with Pelican Financial's Interest Rate Risk Management Policy. Through this management, Pelican Financial seeks to reduce the vulnerability of its operations to changes in interest rates. The Board of Directors of Pelican Financial is responsible for reviewing asset/liability policies and interest rate risk position. The Board of Directors reviews the interest rate risk position on a quarterly basis. In connection with this review, the Board of Directors evaluates Pelican Financial's business activities and strategies, the effect of those strategies on Pelican Financial's net interest margin, the market value of the loan, servicing, and securities portfolios, and the effect the changes in interest rates will have on Pelican Financial's loan, servicing, and securities portfolios and exposure limits.

     The continuous movement of interest rates is certain, however, the extent and timing of these movements is not always predictable. Any movements in interest rates has an effect of Pelican Financial's profitability. The value of loans, which Pelican Financial has either originated or purchased or committed to originate or purchase, decreases as interest rates rise and conversely, the value increases as interest rates fall. The value of mortgage servicing rights tends to move inversely to the value of loans, increasing in value as interest rates rise and decreasing in value as interest rates fall. Pelican Financial also faces the risk that rising interest rates could cause the cost of interest-bearing liabilities, such as loans and borrowings, to rise faster than the yield on interest-earning assets, such as loans and investments. Pelican Financial's interest rate spread and interest rate margin may be negatively impacted in a declining interest rate environment even though Pelican Financial generally borrows at short-term interest rates and lends at longer-term interest rates. This is because loans and other interest-earning assets may be prepaid and replaced with lower yielding assets before the supporting interest-bearing liabilities reprice downward. Pelican Financial's interest rate margin may also be negatively impacted in a flat- or inverse-yield curve environment. Mortgage origination activity tends to increase when interest rates trend lower and decrease when interest rates rise. In turn, this effects the prepayment speed of loans underlying Pelican Financial's mortgage servicing rights.


     Because it is unlikely that any particular movement in interest rates could affect only one aspect of Pelican Financial's business, many of Pelican Financial's products are naturally self-hedging to each other. For instance, the decrease in the value of Pelican Financial's mortgage servicing portfolio associated with a decline in interest rates usually will not occur without some degree of increase in new mortgage loan production, which may offset the decrease in the value of the mortgage servicing portfolio.


     Pelican Financial primary strategy to control interest rate risk is to sell substantially all loan production into the secondary market. This loan production is typically sold servicing retained. To further control interest rate risk related to its loan servicing portfolio, Pelican Financial typically sells the servicing for most of its loans within one year of the origination of the underlying loan. The turnover in the loan servicing portfolio assists Pelican Financial in maintaining a constant value of the servicing portfolio by holding servicing on loans that are least likely to be refinanced in the short term. For more information on the strategies used to limit fluctuations in the value of the servicing portfolio due to change in interest rates, see "Comparison of Operating Results for the six months ended June 30, 1999 and June 30, 1998 - Loan Servicing." Pelican Financial further attempts to mitigate the effects of changes in interest rates through the use of forward sales of anticipated loan closings and diligent asset and liability management.


     QUANTITATIVE INFORMATION ABOUT MARKET RISK. The primary market risk facing Pelican Financial is interest rate risk. From an enterprise perspective, Pelican Financial manages this risk by striving to balance its loan origination and loan servicing businesses, which are counter cyclical in nature. In addition, Pelican Financial utilizes various hedging techniques to manage the interest rate risk related specifically to its committed pipeline loans, mortgage loan inventory, and mortgage servicing rights. Pelican Financial primarily utilizes forward sales of mortgage-backed securities and purchases of mortgage-backed securities put options. These instruments most closely track the performance of Pelican Financial's committed pipeline of loans because the loans themselves can be delivered directly into these contracts. Pelican Financial may also use other hedging techniques, including the use of forward U.S. treasury notes and bond sales and purchases (long/short OTC cash forward contracts); U.S. treasury futures contracts (long/short CBOT futures); U.S. treasury futures options contracts (long/short CBOT futures options); private mortgage conduit mandatory forward sales (mandatory rate locks); and private mortgage conduit best-effort rate locks (best-effort rate locks).

     The overall objective of Pelican Financial's interest rate risk management policies is to offset changes in the values of these items resulting from changes in interest rates. Pelican Financial does not speculate on the direction of interest rates in its management of interest rate risk.

     The matching of maturity or repricing of interest-earning assets and interest-bearing liabilities may be analyzed by examining the extent to which these assets and liabilities are interest rate sensitive and by monitoring Pelican Financial's interest rate sensitivity gap. An interest-earning asset or interest-bearing liability is interest rate sensitive within a specific time period if it will mature or reprice within that time period. The difference between rate-sensitive assets and rate-sensitive liabilities represents Pelican Financial's interest sensitivity gap.

     The following tables contain the amount of interest-earning assets and interest-bearing liabilities outstanding on June 30, 1999 and December 31, 1998, which are expected to reprice or mature in each of the future periods shown. The amount of assets or liabilities shown which reprice or mature during a particular period may differ from contractual terms due to repayment assumptions.





                                                                           Over 1
                                                             3 months       year
                                              Less than      through       through        Over
                                              3 Months      12 Months      5 Years       5 Years        Total
                                              ---------     ---------     ---------     ---------     ---------
                                                                      (Dollars in thousands)

                                                                         AT JUNE 30, 1999
                                              -----------------------------------------------------------------

Interest-earning assets:
  Short-term investments (1) ..............   $   3,198     $      99     $       0     $       0     $   3,297
  Investment Securities (2) ...............           0             0         3,904         2,208         6,112
  Loans ...................................     135,340        10,342         8,076        22,051       175,809
                                              ---------     ---------     ---------     ---------     ---------
    Total  interest-earning assets ........     138,538        10,441        11,980        24,259       185,218
Interest-bearing liabilities:
  Savings deposits ........................      18,717             0             0             0        18,717
  Certificates of deposit .................       8,175        14,345         1,906             0        24,426
  Borrowings (3) ..........................     141,475         1,200             0             0       142,675
                                              ---------     ---------     ---------     ---------     ---------
    Total interest bearing liabilities ....     168,367        15,545         1,906             0     $ 185,818
                                                                                                      ---------
                                                                                                      ---------
Interest rate sensitivity gap .............   $ (29,829)    $  (5,104)    $  10,074     $  24,259
                                              ---------     ---------     ---------     ---------
                                              ---------     ---------     ---------     ---------
Cumulative gap ............................   $ (29,829)    $ (34,933)    $ (24,859)    $    (600)
Cumulative gap to interest-earning
 assets ...................................         (22)%        (335)%        (208)%          (2)%
Ratio of interest-earning assets to
 interest bearing liabilities .............          82%           67%          629%        n/a

                                                                    AT DECEMBER 31, 1998
                                              -----------------------------------------------------------------
Interest-earning assets:
  Short-term investments (1) ..............   $   7,359     $   2,142     $       0     $       0     $   9,501
  Investment Securities (2) ...............           0             0         4,499         1,354         5,853
  Loans ...................................     180,371         1,549         4,556        16,979       203,455
                                              ---------     ---------     ---------     ---------     ---------
    Total interest-earning assets .........     187,730         3,691         9,055        18,333       218,809
Interest-bearing liabilities:
  Savings deposits ........................      19,129             0             0             0        19,129
  Certificates of deposit .................         825        11,669           145            16        12,655
  Borrowings (3) ..........................     191,270         1,200             0             0       192,470
                                              ---------     ---------     ---------     ---------     ---------
    Total interest bearing liabilities ....     211,224        12,869           145            16     $ 224,254
                                                                                                      ---------
                                                                                                      ---------
Interest rate sensitivity gap .............   $ (23,494)    $  (9,178)    $   8,910     $  18,317
                                              ---------     ---------     ---------     ---------
                                              ---------     ---------     ---------     ---------
Cumulative gap ............................   $ (23,494)    $ (32,672)    $ (23,762)    $  (5,445)
Cumulative gap to interest-
 earning assets ...........................         (13)%        (885)%        (262)%         (30)%
Ratio of interest-earning assets to
 interest bearing liabilities..............          89%           29%        6,245%      114,581%




--------------

(1)  Includes federal funds sold.
(2)  Investment securities are stated at amortized cost.
(3)  Includes federal funds purchased and other short-term borrowings.

     As shown above, at June 30, 1999 and December 31, 1998, Pelican Financial had a negative gap position based on contractual maturities and repayment assumptions for the next twelve months. This means that Pelican Financial's interest-earning assets reprice more slowly than its interest-bearing liabilities. In a declining interest rate environment, the cost of Pelican Financial's interest-bearing liabilities may be expected to decrease faster than amounts received on interest-earning assets, thus increasing Pelican Financial's interest rate spread. In an increasing interest rate environment, the negative gap means that the amounts received on interest-earning assets may be expected to increase more slowly than amount paid on Pelican Financial's interest-bearing liabilities, thus decreasing Pelican Financial's interest rate spread.


     Certain shortcomings are inherent in the method of analysis presented in the table above. For example, although certain assets and liabilities may have similar maturities or periods of repricing, they may react in different degrees to changes in market interest rates. Also, the interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types may lag behind changes in market rates.

     The above analysis incorporates the following assumptions:

     1.   federal funds are considered to reprice within 90 days;
     2. savings deposits are considered to have a repricing period of less than 90 days;
     3.   certificates of deposit reprice according to their stated maturity;
     4. short-term borrowings are considered to mature within 90 days except where contractually different; and
     5. loans held for sale, consisting primarily of loans held by Washtenaw, are shown in the period in which they are expected to be sold and all other loans, consisting primarily of loans held at Pelican National are shown in the period in which they contractually reprice or mature.

     The interest rate sensitivity of Pelican Financial's assets and liabilities could vary substantially if different assumptions were used or if actual experience differs from the assumptions used.

     AVERAGE BALANCE SHEET. The following tables contain for the periods indicated information regarding the total dollar amounts of interest income from interest-earning assets and the resulting average yields, the total dollar amount of interest expense on interest-bearing liabilities and the resulting average costs, net interest income, and the net yield on interest-earning assets.




                                                                     SIX MONTHS ENDED JUNE 30,
                                      -------------------------------------------------------------------------------------
                                                      1999                                        1998
                                      -------------------------------------------------------------------------------------
                                       Average Volume  Interest     Yield/Cost*   Average Volume   Interest     Yield/Cost*
                                      ---------------  ---------    -----------   --------------   --------     -----------
                                                                       (Dollars in thousands)

ASSETS
Interest-earning assets:
  Federal funds sold ..............     $   3,097      $      73        4.71%        $    6,852     $   188         5.49%
  Investment securities ...........         6,074            227        7.47              5,151         165         6.41
  Loans receivable, net ...........       199,253          7,050        7.08            159,720       4,220         5.28
                                        ---------      ---------                     ----------     -------
    Total interest-earning assets..       208,424          7,350        7.05            171,723       4,573         5.33
                                        ---------      ---------        ----         ----------     -------         ----
Noninterest-earning assets:
    Cash and due from banks .......         2,763                                            815
    Allowance for loan losses .....          (135)                                          (84)
    Other assets ..................        26,551                                        11,424
                                        ---------                                      ---------
       Total assets ...............     $ 237,603                                      $ 183,878
                                        ---------                                      ---------
                                        ---------                                      ---------
LIABILITIES AND STOCKHOLDERS EQUITY
Interest-bearing liabilities:
  NOW accounts ....................     $     849              9        2.12          $   7,121           82        2.30
  Money market accounts ...........         3,765             73        3.88              2,315           54        4.67
  Savings deposits ................        11,062            136        2.46                 37            1        2.22
  Time deposits ...................        19,471            518        5.32              8,956          268        6.00
  Short-term borrowings ...........       133,262          4,227        6.34            127,206        3,169        4.98
                                        ---------      ---------                     ----------     -------
    Total interest-bearing
     liabilities ..................       168,409          4,963        5.89            145,635        3,574        4.91
                                        ---------      ---------        ----         ----------     -------         ----
Noninterest-bearing liabilities:
  Demand deposits .................         3,211                                         2,041
  Other liabilities ...............        52,095                                        27,109
 Stockholders' equity .............        13,888                                         9,093
                                        ---------                                      ---------
  Total liabilities and
   stockholders' equity ...........     $ 237,603                                     $ 183,878
                                        ---------                                      ---------
                                        ---------                                      ---------
Interest rate spread ..............                                     1.16%                                       0.42%
                                                                        ----                                        ----
                                                                        ----                                        ----
Net interest income and
 net interest margin ..............                      $2,387         1.15%                       $   999         0.58%
                                                         ------         ----                        -------         ----
                                                         ------         ----                        -------         ----




----------------

*    Annualized.


                                          Year Ended December 31,    Period from February 1, 1997 to     Year Ended January 31,
                                                   1998                      December 31, 1997                   1997
                                      ------------------------------ -------------------------------  ----------------------------

                                       Average                Yield/    Average               Yield/  Average               Yield/
                                       Volume    Interest      Cost     Volume      Interest  Cost*    Volume    Interest   Cost
                                      ---------  ---------    ------   ---------    --------  ------  ---------   ------    ------
                                                    (Dollars in thousands)
ASSETS
Interest-earning assets:
  Federal funds sold ..............   $   9,685  $     390      4.03%    $ 2,057    $   113    6.01%  $       0   $    0     0.00%
  Investment securities ...........       6,016        479      7.95       1,025         78    8.23           0        0     0.00
  Loans receivable, net ...........     181,874     11,277      6.20      51,094      3,230    6.90      52,151    3,015     5.78
                                      ---------  ---------             ---------    -------           ---------   ------
    Total interest-earning assets..     197,575     12,146      6.15      54,176      3,421    6.89      52,151    3,015     5.78
                                                 ---------      ----                -------    ----               ------     ----
Noninterest-earning assets:
    Cash and due from banks .......       5,943                              486                              0
    Allowance for loan losses .....        (106)                             (45)                           (54)
    Other assets ..................       9,784                            3,945                          6,637
                                      ---------                        ---------                      ---------
       Total assets ...............   $ 213,196                          $58,562                      $  58,734
                                      ---------                        ---------                      ---------
                                      ---------                        ---------                      ---------
LIABILITIES AND STOCKHOLDERS EQUITY
Interest-bearing liabilities:
  NOW accounts ....................   $   6,016        138      2.29     $   581    $    29    4.99           0        0     0.00
  Money market accounts ...........       4,060        178      4.38         264         11    4.17           0        0     0.00
  Savings deposits ................       2,406         60      2.47           4          1    2.16           0        0     0.00
  Time deposits ...................       9,548        558      5.85       2,196        135    6.69           0        0     0.00
  Short-term borrowings ...........     170,413      7,897      4.63      40,909      2,280    6.08      40,806    2,048     5.02
                                      ---------  ---------             ---------    -------           ---------   ------
    Total interest-bearing
     liabilities ..................     192,443      8,831      4.59      43,954      2,456    6.09      40,806    2,048     5.02
                                                 ---------      ----                -------    ----   ---------              ----
Noninterest-bearing liabilities:
  Demand deposits .................       4,223                              932                              0
  Other liabilities ...............       6,085                            8,429                         12,190
 Stockholders' equity .............      10,445                            5,247                          5,738
                                      ---------                        ---------                      ---------
  Total liabilities and
   stockholders' equity ...........   $ 213,196                          $58,562                      $  58,734
                                      ---------                        ---------                      ---------
                                      ---------                        ---------                      ---------
Interest rate spread ..............                             1.56%                          0.80%                         0.76%
                                                                ----                           ----                          ----
                                                                ----                           ----                          ----
Net interest income and net
 interest margin ..................              $   3,315      1.68%               $   965    1.94%              $  967     1.85%
                                                 ---------      ----                -------    ----               ------     ----
                                                 ---------      ----                -------    ----               ------     ----


----------------

*    Annualized.

     RATE/VOLUME ANALYSIS. Changes in net interest income are attributable to three factors:

     1. a change in the volume of an interest-earning asset or interest-bearing liability,

     2.   a change in interest rates, or

     3.   a change attributable to a combination of changes in volume and rate.

     The following table contains certain information regarding changes in interest income and interest expense of Pelican Financial for the periods indicated. For each category of interest-earning asset and interest-bearing liability, information is provided on changes attributable to:

     A. changes in volume (changes in volume multiplied by the old interest rate); and
     B. changes in rates (changes in interest rates multiplied by the old average volume).


                                       Six Months Ended June 30,              Year Ended December 31,
                                       1999 vs. Six Months Ended           1998 vs. Eleven Months Ended
                                            June 30, 1998                       December 31, 1997
                                   ---------------------------------     --------------------------------
                                                 Changes Due to                        Changes Due to
                                   Total      ----------------------     Total      ---------------------
                                   Change     Volume (1)   Rates (1)     Change     Volume (1)  Rates (1)
                                  -------     ----------   ---------     -------    ----------  ---------
                                                                  (Dollars in thousands)
INTEREST-EARNING ASSETS:
Federal funds sold ..........     $  (115)     $   (91)     $   (24)     $   277     $   254     $    23
Investment securities .......          62           32           30          401         398           3
Loans receivable, net .......       2,830        1,194        1,636        8,047       7,742         305
                                  -------      -------      -------      -------     -------     -------
    Total interest income ...       2,777        1,135        1,642        8,725       8,394         331
                                  -------      -------      -------      -------     -------     -------

INTEREST-BEARING LIABILITIES:
NOW accounts ................         (73)         (67)          (6)         109         103           6
Money market accounts .......          19           15            4          167         166           1
Savings deposits ............         135          135            0           59          59           0
Time deposits ...............         250          228           22          423         408          15
Short term borrowings .......       1,058          157          901        5,617       5,224         393
                                  -------      -------      -------      -------     -------     -------
    Total interest expense ..       1,389          468          921        6,375       5,960         415
                                  -------      -------      -------      -------     -------     -------

NET CHANGE IN INTEREST
 INCOME .....................     $ 1,388      $   667      $   721      $ 2,350     $ 2,434     $   (84)
                                  -------      -------     -------      -------      -------      -------
                                  -------      -------     -------      -------      -------      -------



                                         Eleven Months Ended
                                   December 31, 1997 v. Year Ended              Year Ended January 31,
                                            January 31, 1997                       1997 vs. 1996
                                  ----------------------------------     --------------------------------
                                                 Changes Due to                        Changes Due to
                                   Total      ----------------------     Total      ---------------------
                                   Change     Volume (1)   Rates (1)     Change     Volume (1)  Rates (1)
                                  -------     ----------   ---------     -------    ----------  ---------
                                                                  (Dollars in thousands)

INTEREST-EARNING ASSETS:
Federal funds sold ..........     $   113      $   113     $     0      $     0      $     0      $     0
Investment securities .......          78           78           0            0            0            0
Loans receivable, net .......         215           21         194          166           49          117
                                  -------      -------     -------      -------      -------      -------
    Total interest income ...         406          212         194          166           49          117
                                  -------      -------     -------      -------      -------      -------

INTEREST-BEARING LIABILITIES:
NOW accounts ................          29           29           0            0            0            0
Money market accounts .......          11           11           0            0            0            0
Savings deposits ............           1            1           0            0            0            0
Time deposits ...............         135          135           0            0            0            0
Short term borrowings .......         232            2         230          201           80          121
                                  -------      -------     -------      -------      -------      -------
    Total interest expense ..         408          178         230          201           80          121
                                  -------      -------     -------      -------      -------      -------

NET CHANGE IN INTEREST
 INCOME .....................     $    (2)     $    34     $   (36)     $   (35)     $   (31)     $    (4)
                                  -------      -------     -------      -------      -------      -------
                                  -------      -------     -------      -------      -------      -------


----------------

(1) Changes in interest income/expense not arising from volume or rate variances are allocated proportionately to rate and volume.

COMPARISON OF OPERATING RESULTS FOR THE SIX MONTHS ENDED JUNE 30, 1999 AND THE SIX MONTHS ENDED JUNE 30, 1998



     GENERAL. The operating results and financial condition of Pelican Financial as of and for the six months ended June 30, 1998 primarily reflect the operating results and financial condition of Washtenaw. Pelican National was formed in August 1997, therefore, the six months ended June 30, 1998 constitutes only Pelican National's third full quarter of operations. Net income for the six months ended June 30, 1999 totaled $3.2 million compared to net income of $1.2 million for the six months ended June 30, 1998, or an increase of approximately $2.0 million or 167%. This increase was primarily due to a smaller loss from operations of Pelican National and a substantial increase in loan production for Washtenaw.




     LOAN PRODUCTION. The volume of loans produced for the six months ended June 30, 1999 totaled $1.5 billion, as compared to $989.2 million for the six months ended June 30, 1998, or an increase of approximately $0.5 billion or approximately 51%. The increase in loan production was primarily due to a strong refinance environment, as well as to the continuing expansion of the markets Pelican Financial serves and the types of loan products Pelican Financial offers. Refinancings totaled $1.1 billion, or 76.5% of total loan production, for the six months ended June 30, 1999, as compared to $774.0 million, or 78.2% of total loan production for the six months ended June 30, 1998. Fixed-rate mortgage loan production totaled $1.4 billion, or 90.3% of total loan production, for the six months ended June 30, 1999, as compared to $834.1 million, or 84.3% of total loan production for the six months ended June 30, 1998.




     At June 30, 1999 and 1998, Pelican Financial's pipeline of loans in process was $146.0 million. Historically, approximately 75% to 90% of the pipeline of loans in process has funded. For the six months ended June 30, 1999, Pelican Financial received 20,054 new loan applications compared to 14,514 new loan application received for the six months ended June 30, 1998. These new loan applications result in an average daily rate of applications of $16.9 million and $12.0 million, respectively. The factors that affect the percentage of applications received and funded during a given time period include the movement and direction of interest rates, the average length of loan commitments issued, the creditworthiness of applicants, Pelican Financial's loan processing efficiency, and loan pricing decisions.




     PROVISION FOR LOAN LOSSES. The provision for loan losses is charged to earnings to bring the allowance for loan losses to a level deemed appropriate by management. Management considers many factors in its determination of the overall level of the allowance for loan losses including the estimated market value of the underlying collateral, the growth and composition of the loan portfolio, current delinquency trends and prevailing and prospective economic conditions, including property values, employment, and occupancy rates, interest rates, and other conditions that may affect borrowers' abilities to comply with repayment terms. During the six months ended June 30, 1999, the provision for loan losses was $13,000 compared to $27,000 for the six months ended June 30, 1998. As of June 30, 1999, the allowance for loan losses was 0.08% of total loans. For more information on the allowance for loan losses, see "Business Asset Quality."




     NET INTEREST INCOME. Net interest income (interest earned net of interest charges) totaled $2.4 million for the six months ended June 30, 1999, as compared to $1.0 million for the six months ended June 30, 1998, or an increase of approximately $1.4 million or approximately 140%. Net interest income is principally a function of:


     *    interest income earned from Pelican Financial's loan portfolio;

     * interest expense related to Pelican Financial's investment in servicing rights;

     * interest income earned from the custodial balances associated with Pelican Financial's servicing portfolio, and

     *    interest expense related to Pelican National's deposits.

     Pelican Financial earns interest on, and incurs interest expense to carry, mortgage loans held in its warehouse. The increase in net interest income from the mortgage loans warehoused was primarily attributed to higher loan production levels resulting from expanding the markets in which Pelican Financial conducts operations as well as the addition of new products. The increase in interest expense on the investment in servicing rights resulted primarily from increase in the volume of loan production. The increase in net interest income earned from the custodial balances was related to an increase in the average balance of custodial balances due to the increase in the average balance of the loan servicing portfolio.


     LOAN SERVICING. At June 30, 1999, Pelican Financial serviced $1.2 billion of loans compared to $1.0 billion at June 30, 1998, a 20% increase. At June 30, 1999 and 1998, with the exception of servicing related to loans held for sale in Pelican Financial's loan portfolio and servicing sold but not yet delivered, all loan servicing was servicing for others. See "Business - Mortgage Loan Servicing Activities." The increase in Pelican Financial's servicing portfolio during the six months ended June 30, 1999 was the result of a substantial increase in loan production volume, partially offset by prepayments, partial prepayments, and scheduled amortization of mortgage loans and the sale of mortgage servicing rights. The weighted average interest rate of the mortgage loans in Pelican Financial's servicing portfolio at June 30, 1999 was 7.04% compared to 7.42% at June 30, 1998. The decrease in the weighted average interest rate of mortgage loans in Pelican Financial's servicing portfolio is primarily the result of portfolio turnover. In order to limit the risk of fluctuations in the value of the servicing portfolio as interest rates decline, Pelican Financial seeks to package servicing on mortgage loans with high interest rates and 80% or lower loan to value ratios along with a portion of its servicing at current interest rates due to the higher risk of refinancing of these loans. This strategy, when combined with the decreasing interest rate environment experienced in 1998, resulted in a lower weighted average interest rate. It is Pelican Financial's strategy to retain its servicing portfolio at approximately $1 billion. Pelican Financial believes that this outstanding balance is adequate to produce some economy of scale. Pelican Financial manages the size of its servicing portfolio in conjunction with its other asset and liability management. It is not Pelican Financial's strategy to grow the servicing portfolio. Rather, Pelican Financial attempts to act as an accumulator of mortgage servicing rights. As an accumulator, Pelican Financial sells the servicing rights to a large national servicer pursuant to a contract with quarterly best efforts delivery.




     During the six months ended June 30, 1999, the prepayment rate of Pelican Financial's servicing portfolio was 12.22% per annum, compared to 27.76% per annum for the six months ended June 30, 1998. In general, the prepayment rate is affected by the level of refinance activity, which in turn is driven by the relative level of mortgage interest rates, and activity in the home purchase market. The prepayment rate on Pelican Financial's servicing portfolio remains relatively low because Pelican Financial typically sells servicing for loans that are more than one year old. Generally, the rate at which loans that are less than one year old prepay is lower than more mature loans.




     Pelican Financial recorded amortization and net impairment of its mortgage servicing rights for the six months ended June 30, 1999 of $950,000 (consisting of amortization amounting to $1,480,000 and impairment of $(530,000), compared to $1,360,000 of amortization and impairment (consisting of amortization amounting to $846,000 and impairment of $514,000) for the six months ended June 30, 1998. The factors affecting the amount of amortization and impairment of mortgage servicing rights recorded in an accounting period include the loan type (conventional fixed or adjustable rate), the term (15, 20, or 30 year or balloon), the date of loan acquisition, the cost of servicing the loans based on the industry, and the actual and assumed prepayment and interest rates. For further information related to the amortization and impairment of mortgage servicing rights, see Note 1 to Pelican Financial's Notes to Consolidated Financial Statements under the subheading "Mortgage Servicing Rights, Net."




     COMPENSATION AND EMPLOYEE BENEFITS EXPENSE. Compensation and benefits totaled $8.2 million for the six months ended June 30, 1999 compared to $4.9 million for the six months ended June 30,

1998, or an increase of approximately $3.3 million or 67%. The increase during the six months ended June 30, 1998 was primarily the result of an increase in the number of full time equivalent employees to 221 at June 30, 1999 from 147 at June 30, 1998 and ordinary and customary increases in salary and benefits. The increase in employees is primarily attributable to an increase of employees at Washtenaw to staff its strategy to geographically diversify its operations and offer a wider range of mortgage products.




     OCCUPANCY AND EQUIPMENT EXPENSE. Occupancy and equipment totaled $847,000 for the six months ended June 30, 1999 compared to $688,000 for the six months ended June 30, 1998, or a decrease of approximately $159,000 or 23.1%. The decrease for the six months ended June 30, 1999 was primarily the result of a decrease in repairs and maintenance at Washtenaw.




     OTHER NONINTEREST EXPENSE. Other noninterest expenses totaled $1.2 million for the six months ended June 30, 1999 compared to $1.3 million for the six months ended June 30, 1998, or a decrease of approximately $100,000 or 7.7%. Other noninterest expense primarily consists of office and computer supplies, express mail expenses, and servicing foreclosure expenses.




     PROFITABILITY OF MORTGAGE BANKING ACTIVITIES. For the six months ended June 30, 1999, Pelican Financial's pre-tax earnings from the mortgage banking activities were $4.8 million. For the six months ended June 30, 1998, Pelican Financial's comparable pre-tax earnings from the mortgage banking activities were $2.5 million. The increase of $2.3 million or 92% primarily is attributable to increased loan production as a result of expanding Pelican Financial's operations into new markets and offering new product lines. The primary sources of increased pre-tax revenue was gain on sale of loans and mortgage servicing rights, servicing income, interest income and miscellaneous other income.




     For the six months ended June 30, 1999, the gain on sale of loans and mortgage servicing rights totaled $7.8 million. For the six months ended June 30, 1998, gain on sale of loans and mortgage servicing rights was $7.7 million. The $100,000 increase represents a 1% increase between periods. When Pelican Financial sells loans with servicing retained, the mortgage servicing rights are either retained by Pelican Financial to service or the servicing rights are sold to a national servicer concurrently with the sale of the loans. Mortgage servicing rights retained by Pelican Financial to service are generally accumulated and then sold in bulk on a quarterly basis. Gains on the sale of mortgage loans servicing sold in bulk totaled $2.2 million for the six months ended June 30, 1999. The mortgage servicing rights sold in bulk related to servicing of loans with an aggregate principal balance of approximately $746.3 million. For the six months ended June 30, 1998, Pelican Financial did not sell any mortgage servicing rights in bulk.




     Gains on the sale of mortgage servicing rights sold concurrently with the sale of the underlying loans are included with gains on the loans sold, because the mortgage servicing rights are sold in the same month the underlying loans are sold. Gains on loans sold, including concurrent sales of mortgage servicing rights, totaled $7.8 million for the six months ended June 30, 1999. The gains resulted from the sale of approximately $1.5 billion of mortgage loans. Gains on loans sold, including concurrent sales of mortgage servicing rights, totaled $7.7 million for the six months ended June 30, 1998. The gains resulted from the sale of approximately $1.0 billion of mortgage loans sold. The increase in the gain on loans sold of $100,000 was primarily the result of an increase in amount of loans sold of approximately $500 million as a result of increased loan production.




     Interest revenue for the six months ended June 30, 1999, was $5.6 million. For the six months ended June 30, 1998 interest revenue was $3.9 million. The increase of $1.7 million or 44% is attributable to increased loan inventory.

     Income from servicing operations totaled $1.1 million for the six months ended June 30, 1999. For the six months ended June 30, 1998, servicing income was $1.2 million. The $100,000 or 8.3% decrease is derived from a decrease in late charges and miscellaneous fees.




     PROFITABILITY OF RETAIL BANKING ACTIVITIES. For the six months ended June 30, 1999, Pelican Financial's pre-tax earnings from retail banking activities primarily conducted by Pelican National totaled $274,000. For the six months ended June 30, 1998, Pelican Financial's comparable pre-tax loss was $515,000. The decrease in loss of $789,000 or 153% was primarily attributable to an increase in net interest income to $1,141,000 for the six months ended June 30, 1999 compared to $357,000 for the six months ended June 30, 1998 resulting from growth in Pelican National's interest-earning assets in excess of its interest-bearing liabilities. Additionally, this positive change is due to the board of directors of Pelican National replacing prior bank management with Michael D. Surgen, the current President and Chief Executive Officer of Pelican National, and changes he has implemented. At or for the six months ended June 30, 1999, Pelican National had noninterest expenses of $941,000, deposits of $48.5 million, and the provision for loan losses totaled $13,000 compared to noninterest expenses of $1,011,000, deposits of $20.9 million, and the provision for loan losses totaled $27,000 at or for the six months ended June 30, 1998.



COMPARISON OF OPERATING RESULTS FOR THE YEAR ENDED DECEMBER 31, 1998 AND THE ELEVEN MONTH PERIOD ENDED DECEMBER 31, 1997

     GENERAL. The operating results and financial condition of Pelican Financial as of and for the year ended December 31, 1998 primarily reflect the operating results and financial condition of Washtenaw. Pelican National was formed in August 1997, therefore, the year ended December 31, 1998 constitutes Pelican National's first full year of operations. Net income for the year ended December 31, 1998 totaled $3.9 million compared to a net loss of $138,000 ($150,000 annualized) for the eleven months ended December 31, 1997, or an increase on an annualized basis of approximately $4.0 million or 2,700%. This increase was primarily due to a smaller loss from operations of Pelican National and a substantial increase in loan production for Washtenaw.

     LOAN PRODUCTION. The volume of loans produced for the year ended December 31, 1998 totaled $2.4 billion, as compared to $733.1 million ($799.7 million annualized) for the eleven months ended December 31, 1997, or an increase on an annualized basis of approximately $1.6 billion or approximately 200%. The increase in loan production was primarily due to generally lower interest rates that prevailed during 1998 compared to 1997, as well as to the continuing expansion of the markets Pelican Financial serves and the types of loan products Pelican Financial offers. Refinancings totaled $1.9 billion, or 79.17% of total loan production, for the year ended December 31, 1998, as compared to $476.5 million, or 65.00% of total loan production for the eleven months ended December 31, 1997 ($519.8 million on an annualized basis). Fixed-rate mortgage loan production totaled $2.2 billion, or 91.67% of total loan production, for the year ended December 31, 1998, as compared to $561.1 million, or 76.58% of total loan production for the eleven months ended December 31, 1997 ($612.1 million on an annualized basis).

     At December 31, 1998 and 1997, Pelican Financial's pipeline of loans in process was $144.0 million and $57.7 million, respectively. Historically, approximately 75% to 90% of the pipeline of loans in process has funded. For the year ended December 31, 1998, Pelican Financial received 34,164 new loan applications compared to 12,090 new loan application received for the eleven months ended December 31, 1997 (13,189 new loan applications on an annualized basis). These new loan applications result in an average daily rate of applications of $14.2 million and $4.8 million, respectively. The factors that affect the percentage of applications received and funded during a given time period include the movement and direction of interest rates, the average length of loan commitments issued, the creditworthiness of applicants, Pelican Financial's loan processing efficiency, and loan pricing decisions.

     PROVISION FOR LOAN LOSSES. The provision for loan losses is charged to earnings to bring the allowance for loan losses to a level deemed appropriate by management. During the year ended December 31, 1998, the provision for loan losses was $62,000 compared to $65,000 for the eleven months ended December 31, 1997. As of December 31, 1998, the allowance for loan losses was 0.06% of total loans. For more information on the allowance for loan losses, see "Business Asset Quality."

     NET INTEREST INCOME. Net interest income (interest earned net of interest charges) totaled $3.3 million for the year ended December 31, 1998, as compared to $965,000 ($1.1 million annualized) for the eleven months ended December 31, 1997, or an increase on an annualized basis of approximately $2.3 million or approximately 230%. The increase in net interest income from the mortgage loans warehoused was primarily attributed to higher loan production levels resulting from expanding the markets in which Pelican Financial conducts operations as well as the addition of new products. The increase in interest expense on the investment in servicing rights resulted primarily from increase in the volume of loan production. The increase in net interest income earned from the custodial balances was related to an increase in the average balance of custodial balances due to the increase in the average balance of the loan servicing portfolio.

     LOAN SERVICING. At December 31, 1998, Pelican Financial serviced $1.7 billion of loans compared to $824.6 million at December 31, 1997, a 106% increase. At December 31, 1998 and 1997, with the exception of servicing related to loans held for sale in Pelican Financial's loan portfolio and servicing sold but not yet delivered, all loan servicing was servicing for others. See "Business - Mortgage Loan Servicing Activities." The increase in Pelican Financial's servicing portfolio during the year ended December 31, 1998 was the result of a substantial increase in loan production volume, partially offset by prepayments, partial prepayments, and scheduled amortization of mortgage loans and the sale of mortgage servicing rights. The weighted average interest rate of the mortgage loans in Pelican Financial's servicing portfolio at December 31, 1998 was 7.04% compared to 7.59% at December 31, 1997. The decrease in the weighted average interest rate of mortgage loans in Pelican Financial's servicing portfolio is primarily the result of portfolio turnover.

     During the year ended December 31, 1998, the prepayment rate of Pelican Financial's servicing portfolio was 32.20%, compared to 12.63% for the eleven months ended December 31, 1997 (13.78% on an annualized basis). In general, the prepayment rate is affected by the level of refinance activity, which in turn is driven by the relative level of mortgage interest rates, and activity in the home purchase market. The prepayment rate on Pelican Financial's servicing portfolio remains relatively low because Pelican Financial typically sells servicing for loans that are more than one year old. Generally, the rate at which loans that are less than one year old prepay is lower than more mature loans.

     Pelican Financial recorded amortization and net impairment of its mortgage servicing rights for the year ended December 31, 1998 of $2.7 million (consisting of amortization amounting to $1.8 million and impairment of $914,000), compared to $936,000 of amortization and impairment (consisting of amortization amounting to $1.0 million and a reduction of impairment of $78,000) for the eleven months ended December 31, 1997. The factors affecting the amount of amortization and impairment of mortgage servicing rights recorded in an accounting period include the loan type (conventional fixed or adjustable rate), the term (15, 20, or 30 year or balloon), the date of loan acquisition, the cost of servicing the loans based on the industry, and the actual and assumed prepayment and interest rates. For further information related to the amortization and impairment of mortgage servicing rights, see Note 1 to Pelican Financial's Notes to Consolidated Financial Statements under the subheading "Mortgage Servicing Rights, Net."

     COMPENSATION AND EMPLOYEE BENEFITS EXPENSE. Compensation and benefits totaled $10.6 million for the year ended December 31, 1998 compared to $4.6 million ($5.0 million annualized) for the eleven months ended December 31, 1997, or an increase on an annualized basis of approximately $5.6 million or 112%. The increase during 1998 was primarily the result of an increase in the number of full time equivalent employees from

130 at December 31, 1997 to 187 at December 31, 1998 and ordinary and customary increases in salary and benefits. The increase in employees is primarily attributable to the opening of Pelican National and the increase of employees at Washtenaw to staff its strategy to geographically diversify its operations and offer a wider range of mortgage products.

     OCCUPANCY AND EQUIPMENT EXPENSE. Occupancy and equipment totaled $1.9 million for the year ended December 31, 1998 compared to $1.4 million ($1.5 million annualized) for the eleven months ended December 31, 1997, or an increase on an annualized basis of approximately $400,000 or 26.70%. The increase during 1998 was primarily the result of Pelican National occupying its office for an entire year and an increase in office space and equipment by Washtenaw to accommodate the increase in employees.

     OTHER NONINTEREST EXPENSE. Other noninterest expenses totaled $3.3 million for the year ended December 31, 1998 compared to $1.5 million ($1.6 million annualized) for the eleven months ended December 31, 1997, or an increase on an annualized basis of approximately $1.7 million or 106%. Other noninterest expense primarily consists of office and computer supplies, express mail expenses, and servicing foreclosure expenses. The increase during 1998 was primarily the result of Pelican National being opened for the entire fiscal 1998 and the expanded operations of Washtenaw.

     PROFITABILITY OF MORTGAGE BANKING ACTIVITIES. For the year ended December 31, 1998, Pelican Financial's pre-tax earnings from the mortgage banking activities were $6.7 million. For the eleven months ended December 31, 1997, Pelican Financial's comparable pre-tax earnings were $635,000 ($693,000 on an annualized basis). The annualized increase of $6.0 million or 866% primarily is attributable to increased loan production as a result of expanding Pelican Financial's operations into new markets and new product lines offered by Pelican Financial. The primary sources of increased pre-tax revenue was gain on sale of loans and mortgage servicing rights, servicing income, interest income and miscellaneous other income.

     For the year ended December 31, 1998, the gain on sale of loans and mortgage servicing rights totaled $18.1 million. For the eleven months ended December 31, 1997, gain on sale of loans and mortgage servicing rights was $5.4 million ($5.9 million annualized). The annualized $12.2 million increase represents a 207% increase between periods. When Pelican Financial sells loans with servicing retained, the mortgage servicing rights are either retained by Pelican Financial to service or the servicing rights are sold to a national servicer concurrently with the sale of the loans. Mortgage servicing rights retained by Pelican Financial to service are generally accumulated and then sold in bulk on a quarterly basis. Gains on the sale of mortgage loans servicing sold in bulk totaled $412,000 for the year ended December 31, 1998. The mortgage servicing rights sold in bulk related to servicing of loans with an aggregate principal balance of approximately $769.5 million. Gains on the sale of mortgage loans servicing sold in bulk totaled $1.0 million for the eleven months ended December 31, 1997. The mortgage servicing rights sold in bulk related to servicing of loans with an aggregate principal balance of approximately $142.8 million. The decrease in the gains on sales of mortgage servicing rights was $612,000 or 59.7%. In the declining interest rate environment that existed in 1998, Pelican Financial sold servicing related to more seasoned loans that it had held in its mortgage loan servicing portfolio in order to reduce the risks associated with prepayment.

     Gains on the sale of mortgage servicing rights sold concurrently with the sale of the underlying loans are included with gains on the loans sold, because the mortgage servicing rights are sold in the same month the underlying loans are sold. Gains on loans sold, including concurrent sales of mortgage servicing rights, totaled $17.6 million for the year ended December 31, 1998. The gains resulted from the sale of approximately $2.3 billion of mortgage loans. Gains on loans sold, including concurrent sales of mortgage servicing rights, totaled $4.4 million for the eleven months ended December 31, 1997. The gains resulted from the sale of approximately $674.6 million of mortgage loans sold. The increase in gains on loans sold of $13.2 million or 301% is primarily attributable to increased loan production as well as improved prices for new mortgage servicing rights sold.

        Interest revenue for the year ended December 31, 1998, was $12.1 million. For the eleven months ended December 31, 1997 interest revenue was $3.4 million (annualized $3.7 million). The annualized increase of $8.7 million or 256% is attributable to increased loan inventory.

       Income from servicing operations totaled $2.8 million for the year ended December 31, 1998. For the eleven months ended December 31, 1997, servicing income was $1.8 million ($1.9 million annualized). The $900,000 or 47% increase is derived from increased servicing activity.


     PROFITABILITY OF RETAIL BANKING ACTIVITIES. For the year ended December
31, 1998, Pelican Financial's pre-tax loss from retail banking activities primarily conducted by Pelican National was $370,000. For the period from inception until December 31, 1997, Pelican Financial's comparable pre-tax loss was $743,000 ($2.1 million on an annualized basis). The annualized decrease in loss of $1.7 million or 81% was primarily attributable to the decrease in the organization and pre-opening costs of Pelican National, a majority of which were expensed as incurred in fiscal 1997, and an increase in net interest income to $918,000 for the year ended December 31, 1998 compared to $195,000 for the eleven months ended December 31, 1997 resulting from growth in Pelican National's interest-earning assets in excess of its interest-bearing liabilities. This improvement is also partially attributable to the Board of Directors of Pelican National replacing prior bank management with Michael D. Surgen, the current President and Chief Executive Officer of Pelican National, and the changes he has implemented. Within three months of Mr. Surgen's appointment, Pelican National became profitable on a monthly basis. Pelican National's pre-tax loss through August 31, 1998 was $570,000, which decreased to a pre-tax loss $370,000 by December 31, 1998. At or for the year ended December 31, 1998, Pelican National had noninterest expenses of $1.9 million, deposits of $35.1 million, and the provision for loan losses totaled $62,000 compared to noninterest expenses of $943,000, deposits of $17.6 million, and the provision for loan losses totaled $66,000 at or for the period from inception through December 31, 1997.


COMPARISON OF OPERATING RESULTS FOR THE ELEVEN MONTH PERIOD ENDED DECEMBER 31, 1997 AND THE YEAR ENDED JANUARY 31, 1997

     GENERAL. The operating results and financial condition of Pelican Financial as of and for the eleven months ended December 31, 1997 primarily reflect the operating results and financial condition of Washtenaw. Pelican National commenced business in August 1997, therefore, only a portion of the results for the eleven months ended December 31, 1997 reflect the operations of Pelican National. The operating results and financial condition of Pelican Financial as of and for the year ended January 31, 1997 only relate to the operations of Washtenaw. Net loss for the eleven months ended December 31, 1997 totaled $138,000 ($150,000 annualized) compared to a net profit of $529,000 for the year ended January 31, 1997, or a decrease on an annualized basis of approximately $679,000 or 128.4%. This decrease was primarily due to the expenses related to the start-up of Pelican National, which recorded a pre-tax loss for the eleven months ended December 31, 1997 of $743,000.

     LOAN PRODUCTION. The volume of loans produced for the eleven months ended December 31, 1997 totaled $733.1 million ($799.7 million annualized) compared to $588.2 million for the year ended January 31, 1997, or an increase on an annualized basis of approximately $211.5 million or 35.96%. The increase in loan production was primarily due to generally lower interest rates that prevailed during 1997, as well as to the continuing expansion of the markets Pelican Financial serves and the types of loan products Pelican Financial offers. Refinancings totaled $476.5 million, or 65.00% of total loan production, for the eleven months ended December 31, 1997 ($519.8 million on an annualized basis), as compared to $335.0 million, or 56.95% of total loan production for the year ended January 31, 1997. Fixed-rate mortgage loan production totaled $561.1 million, or 76.58% of total loan production, for the eleven months ended December 31, 1997 ($612.1 million on an annualized basis), as compared to $530.3 million, or 90.15% of total loan production for the year ended January 31, 1997.

     At December 31, 1997 and January 31, 1997, Pelican Financial's pipeline of loans in process was $57.7 million and $25.8 million, respectively. Historically, approximately 75% to 90% of the pipeline of loans in process has funded. For the eleven months ended December 31, 1997, Pelican Financial received 11,478 new loan applications (12,521 new loan applications on an annualized basis) compared to 12,064 new loan application received for the year ended January 31, 1997. These new loan applications result in an average daily rate of applications of $4.8 million and $4.0 million, respectively. The factors that affect the percentage of applications received and funded during a given time period include the movement and direction of interest rates, the average length of loan commitments issued, the creditworthiness of applicants, Pelican Financial's loan processing efficiency, and loan pricing decisions.

     PROVISION FOR LOAN LOSSES. The provision for loan losses is charged to earnings to bring the allowance for loan losses to a level deemed appropriate by management. During the eleven months ended December 31, 1997, the provision for loan losses was $65,000 compared to $0 for the year ended January 31, 1997. As of December 31, 1997, the allowance for loan losses was 0.07% of total loans. For more information on the allowance for loan losses, see "Business - Asset Quality."

     NET INTEREST INCOME. Net interest income (interest earned net of interest charges) for the eleven months ended December 31, 1997 totaled $965,000 ($1.1 million annualized) compared to $968,000 for the year ended January 31, 1997, or an increase on an annualized basis of approximately $85,000 or 8.8%. The annualized increase in net interest income from the mortgage loan warehouse was primarily attributed to an increase in the volume of loan production from $588.2 million for the year ended January 31, 1997 to $799.3 million (annualized) for the eleven months ended December 31, 1997. The increase in interest expense resulted primarily from an increase in the investment in servicing rights. The capitalized value of mortgage servicing rights increased from $3.5 million for the year ended January 31, 1997 to $4.4 million (annualized) for the eleven months ended December 31, 1997. The decrease in net interest income earned from the custodial balances was related to a decrease in the average balance of the loan servicing portfolio.

     LOAN SERVICING. At December 31, 1997, Pelican Financial serviced $824.6 million of loans compared to $786.1 million at January 31, 1997, a 5.0% increase. At December 31, 1997 and January 31, 1997, with the exception of servicing related to loans held for sale in Pelican Financial's loan portfolio and servicing sold but not yet delivered, all loan servicing was servicing for others. The increase in Pelican Financial's servicing portfolio during the eleven months ended December 31, 1997 was the result of increased loan production volume, partially offset by prepayments, partial prepayments and scheduled amortization of mortgage loans. The weighted average interest rate of the mortgage loans in Pelican Financial's servicing portfolio at December 31, 1997 was 7.59% compared to 7.70% at January 31, 1997. The decrease in the weighted average interest rate of mortgage loans in Pelican Financial's servicing portfolio is primarily the result of portfolio turnover.

     During the eleven months ended December 31, 1997, the prepayment rate of Pelican Financial's servicing portfolio was 12.63% (13.78% on an annualized basis), compared to 11.41% for the year ended January, 31, 1997. In general, the prepayment rate is affected by the level of refinance activity, which in turn is driven by the relative level of mortgage interest rates, and activity in the home purchase market. The prepayment rate on Pelican Financial's servicing portfolio remains relatively low because Pelican Financial typically sells servicing for most loans that are more than one year old. Generally, the rate at which loans that are less than one year old prepay is lower than more mature loans.

     Pelican Financial recorded amortization and net impairment of its mortgage servicing rights of $936,000 of amortization and impairment (consisting of amortization amounting to $1.0 million and a reduction of impairment of $78,000) for the eleven months ended December 31, 1997, compared to $645,000 of amortization and impairment (consisting of amortization amounting to $1.3 million and a reduction in impairment of $660,000) for the year ended January 31, 1997. The factors affecting the amount of amortization and impairment of mortgage servicing rights recorded in an accounting period include the loan type (conventional fixed or adjustable rate), the term (15, 20, or 30 year or balloon), the date of loan acquisition, the cost of servicing the loans based on the industry, and the actual and assumed prepayment and interest rates.

     COMPENSATION AND EMPLOYEE BENEFITS EXPENSE. Compensation and employee benefits totaled $4.6 million for the eleven months ended December 31, 1997 ($5.0 million annualized), compared to $4.1 million for the year ended January 31, 1997, or an increase on an annualized basis of approximately $882,000 or 21.5%. The increase during the eleven months ended was primarily the result of normal salary increases as well as the addition of new employees from the start-up and opening of Pelican National in August 1997.

     OCCUPANCY AND EQUIPMENT EXPENSE. Occupancy and equipment totaled $1.4 million for the eleven months ended December 31, 1997 ($1.5 million annualized), compared to $1.4 million for the year ended January 31, 1997, or an increase on an annualized basis of approximately $68,000 or 4.8%. The increase during the eleven months ended was primarily the result of additional occupancy and equipment expenses related to the start-up and opening of Pelican National in August 1997. Pelican National leases its offices in Naples, Florida.

     OTHER NONINTEREST EXPENSE. Other noninterest expense totaled $1.5 million for the eleven months ended December 31, 1997 ($1.6 million annualized), compared to $1.2 million for the year ended January 31, 1997, or an increase on an annualized basis of approximately $420,000 or 35.1%. Other noninterest expense primarily consists of office and computer supplies, express mail expenses, and servicing foreclosure expenses. The increase during the eleven months ended December 31, 1997 was primarily attributable to Washtenaw's strategy to geographically diversify its operations and offer a wider range of mortgage products.

     PROFITABILITY OF MORTGAGE BANKING ACTIVITIES. For the eleven months ended December 31, 1997, Pelican Financial's pre-tax earnings from the mortgage banking activities were primarily conducted by Washtenaw because Pelican National was not open until late August of 1997. For the eleven months ended December 31, 1997, Pelican Financial's comparable pre-tax revenue was $11.1 million ($12.2 million on an annualized basis). For the year ended January 31, 1997, Pelican Financial's comparable pre-tax revenue from mortgage banking was $10.7 million. The annualized increase of $1.5 million or 12.3% is primarily attributable to gain on sale of loans and mortgage servicing rights which increased to $5.4 million ($5.9 million annualized) from $4.5 million for these respective periods.

     For the eleven months ending December 31, 1997, the gain on sale of loans and mortgage servicing rights was $5.4 million ($5.9 million annualized). For the year ending January 31, 1997, the gain on sale of loans was $4.5 million. The annualized increase was $1.4 million or 31.1%, attributable to a greater loan origination volume. Gains on the sale of mortgage loans servicing sold in bulk totaled $1.0 million for the eleven months ended December 31, 1997. The mortgage servicing rights sold in bulk related to servicing of loans with an aggregate principal balance of approximately $142.8 million. Gains on the sale of mortgage loans servicing sold in bulk totaled $1.7 million for the year ended January 31, 1997. The mortgage servicing rights sold in bulk related to servicing of loans with an aggregate principal balance of approximately $380.8 million. The decrease of $645,000 or 38% resulted from management's decision to sell fewer seasoned mortgage servicing rights.

     Gains on the sale of mortgage servicing rights sold concurrently with the sale of the underlying loans are included with gains on the loans sold, because the mortgage servicing rights are sold in the same month the underlying loans are sold. Gains on loans sold, including concurrent sales of mortgage servicing rights, totaled $4.4 million for the eleven months ended December 31, 1997. The gains resulted from the sale of approximately $674.7 million of mortgage loans. Gains on loans sold, including concurrent sales of mortgage servicing rights, totaled $2.8 million for the year ended January 31, 1997. The gains resulted from the sale of approximately $584.0 million of mortgage loans sold. The increase of $1.6 million or 55% resulted from an increase in loan production and improved prices for new mortgage servicing rights sold.

     Interest income for the eleven months ending December 31, 1997, totaled $3.4 million ($3.7 million annualized). For the year ending January 31, 1997, interest income was $3.0 million. The annualized increase was $700,000 or 23% due primarily to increased loans in inventory.

     Income from servicing operations totaled $1.8 million ($1.9 million annualized) for the eleven months ending December 31, 1997. Income from servicing operations totaled $2.7 million for the year ending January 31, 1997. The annualized decrease of $800,000 or 30% was due to reductions in the servicing portfolio from the sales of mortgage servicing rights discussed above.

LIQUIDITY AND CAPITAL RESOURCES

     Liquidity refers to the ability or the financial flexibility to manage future cash flows to meet the needs of depositors and borrowers and fund operations on a timely and cost-effective basis. Pelican Financial conducts no business other the business conducted through Pelican National and Washtenaw. Pelican Financial's primary source of funds is dividends paid by Washtenaw and Pelican National. In July 1997, Pelican Financial established a term loan in the amount of $2.0 million, the proceeds of which were contributed to the capital of Pelican National. The term loan is payable on demand and the interest rate is the weighted average Federal Funds Rate plus 2.75%, which resulted in an effective rate of 7.6% at December 31, 1998 and 8.3% at December 31, 1997. As of December 31, 1998, the only dividends received by Pelican Financial have been to make payments pursuant to the term loan. Pelican Financial expects to repay the term loan from the proceeds of this offering. Dividends paid to Pelican Financial by Washtenaw are also limited by the terms of Washtenaw's warehouse line of credit discussed below.

     Washtenaw's sources of cash flow include cash from gains on sale of mortgage loans and servicing, net interest income, servicing fees, and borrowings. Washtenaw sells its mortgage loans generally on a monthly basis to generate cash for operations. Washtenaw's uses of cash in the short-term include the funding of mortgage loan purchases and originations and purchases of mortgage servicing rights, payment of interest, repayment of amounts borrowed pursuant to warehouse lines of credit, operating and administrative expenses, income taxes and capital expenditures. Long-term uses of cash may also include the funding of securitization activities or portfolios of loan or servicing assets.


     Washtenaw funds its business through the use of a warehouse line of credit and the use of agreements to repurchase. The warehouse line of credit has of limit of $80.0 million, of which $12.0 million represents a working capital sublimit. Borrowing pursuant to the warehouse line of credit totaled $55.0 million at December 31, 1998, $17.4 million at December 31, 1997, and $2.6 million at January 31, 1997. The interest rate on the warehouse line of credit is the Federal Funds Rate plus 1.50% resulting in an effective rate of 6.52% at December 31, 1998, 7.19% at December 31, 1997, and 6.98% at January 31, 1997.
The interest rate on the working capital portion of the line of credit is the Federal Funds Rate plus 1.875%. The warehouse line of credit is payable on demand. The terms of the warehouse line of credit impose certain limitations on the operations of Washtenaw. Pursuant to the warehouse line of credit, Washtenaw must maintain a minimum servicing portfolio of $500.0 million, a minimum net worth of $7.5 million calculated in accordance with generally accepted accounting principles, and a minimum adjusted tangible net worth of $10.0 million. For purposes of the warehouse line of credit, adjusted tangible net worth is defined as the excess of total assets over total liabilities, with certain additions and subtractions as specified in the warehouse line of credit.


     Washtenaw also enters into sales of mortgage loans pursuant to agreements to repurchase. These agreements typically have terms of less than 90 days and are treated as a source of financing. The weighted average interest rate on these agreements to repurchase was 6.3% at December 31, 1998 and 1997, and January 31, 1997.

     Pelican Financial's ability to continue to purchase loans and mortgage servicing rights and to originate new loans is dependent in large part upon its ability to sell the mortgage loans at par or for a premium or to sell the mortgage servicing rights in the secondary market in order to generate cash proceeds to repay borrowings pursuant to the warehouse facility, thereby creating borrowing capacity to fund new purchases and originations. The value of and market for Pelican Financial's loans and mortgage servicing rights are dependent upon a number of factors, including the borrower credit risk classification, loan-to-value ratios and interest rates, general economic conditions, warehouse facility interest rates, and governmental regulations. During the year ended December 31, 1998, the eleven months ended December 31, 1997, and the year ended January 31, 1997, Pelican Financial used cash of $2.5 billion, $726.4 million, and $591.1 million, respectively, for the purchase of mortgage loans and mortgage servicing rights and the origination of mortgage loans. During the same periods, Pelican Financial received cash proceeds from the sale of loans and mortgage servicing rights of $2.5 billion, $670.4 million and $594.3 million, respectively. Pelican Financial received cash proceeds from the premiums on the sale of loans of $18.1 million, $5.4 million, and $7.4 million, respectively, the year ended December 31, 1998, the eleven months ended December 31, 1997, and the year ended January 31, 1997, respectively. A significant amount of Pelican Financial's loan production in any month is funded during the last several business days of that month.

     Pelican Financial generally grants commitments to fund mortgage loans for up to 30 days at a specified term and interest rate. The commitments are commonly known as rate-lock commitments. At December 31, 1998, Pelican Financial had outstanding rate-lock commitments to lend $144.5 million for mortgage loans, along with outstanding commitments to make other types of loans totaling $352,000. Because these commitments may expire without being drawn upon, they do not necessarily represent future cash commitments. Also, as of December 31, 1998, Pelican Financial had outstanding commitments to sell $239.2 million of mortgage loans. These commitments will be funded within 90 days.

     At December 31, 1998, Pelican National exceeded all applicable regulatory minimum capital requirements as well as the requirement to be considered "well capitalized" for regulatory purposes. Pelican Financial exceeded its regulatory minimum capital requirements with respect to Tier 1 capital to risk-weighted assets and Tier 1 capital to average assets, however, Pelican Financial failed to meet its total capital to risk-weighted asset requirement at December 31, 1998. Proceeds of the offering are expected to increase the capitalization of Pelican Financial for regulatory capital purposes to an amount in excess of Pelican Financial's minimum capital requirements. For a detailed discussion of the regulatory capital requirements to which Pelican Financial and Pelican National are subject, and for a tabular presentation of compliance with these requirements, see "Regulation - Pelican Financial," "Regulation - Pelican National - Capital Requirements," and Note 13 of Notes to Consolidated Financial Statements.

YEAR 2000 COMPLIANCE

     As the year 2000 approaches, an important business issue has emerged regarding how existing computer application software programs and operating systems can accommodate this date value. Many existing application software products are designed to accommodate only two digits for the date. If not corrected, many computer applications and systems could fail or create erroneous results by or at the year 2000 by interpreting the year 2000 as the year 1900. All year 2000 issues for Pelican Financial, including testing, are expected to be addressed and any problems remedied by June 30, 1999. Pelican Financial has also provided brochures to its customers to make them aware of the year 2000 issue.

     Pelican National has identified its mission critical systems to include only its core data processing system, primarily the deposit, lending, and general ledger applications that are provided by its third party data processing vendor, and the related computer systems that interface with the third party data processor. All internal aspects of Pelican National's mission critical systems have been tested and validated by an independent source. All required updates have been installed. Testing has been successful on all external aspects of Pelican National's mission critical systems.

     Washtenaw has identified its mission critical systems to include third party software packages for the production of its closing documents, its qualitative risk management system, and its loan servicing system, as well as its proprietary software for loan processing and tracking developed internally by Washtenaw. Washtenaw has year 2000 software upgrades installed and in service for all of its applications. All mission critical third-party software packages and the proprietary systems have been successfully tested for year 2000 compliance.

     Pelican Financial formed a year 2000 committee in March 1998 and has adopted a year 2000 policy for Pelican Financial and Washtenaw. The committee has been identifying potential problems associated with the year 2000 issue and has implemented a plan designed to ensure that all software used in connection with Pelican Financial's business will manage and manipulate data involving the transition from 1999 to 2000 without functional or data abnormality and without inaccurate results related to the data.

     In addition, Pelican Financial recognizes that its ability to be year 2000 compliant is dependent upon the cooperation of its vendors. Pelican Financial is requiring its computer systems and software vendors to represent that the products provided are or will be year 2000 compliant. All hardware and software vendors of Washtenaw have sent written disclosure statements confirming their commitment to be year 2000 compliant. These written statements generally contain clauses that disclaim all liability for not being year 2000 compliant. As a result, we are unable to determine whether the assurances received from vendors are legally enforceable.

     Pelican National has also adopted a year 2000 plan. The plan has been prepared in accordance with the Federal Financial Institutions Examination Council guidelines on year 2000 compliance. Pelican National also recognizes that the impact of the year 2000 issue will depend not only on corrective actions taken by Pelican National, but also on the way in which year 2000 issues are addressed by government agencies, businesses, and other third parties with whom Pelican National has a relationship.

     Pelican National has received representations from its primary third party data processing vendor that it has resolved any year 2000 problems in its software and is year 2000 compliant. Pelican National has participated in year 2000 testing with its primary third party data processing vendor. The validation process revealed no material problems with the third party processor. Pelican National has also participated in integration and proxy testing of the third party data processor with Automated Teller Machine (ATM), Electronic Funds Transfer (EFT), and check processing systems.

     The lending activities of Pelican Financial are concentrated almost exclusively in owner occupied residential mortgage loans. Due to the small individual and aggregate balances of loans to multi-family and commercial borrowers, it has been determined that customer year 2000 readiness issues should have an insignificant impact on Pelican Financial. Because Pelican Financial plans to continue its emphasis on owner-occupied residential mortgage loans, year 2000 compliance of potential borrowers will not be a major issue. If Pelican Financial were to entertain loan applications from significant multi-family or commercial borrowers, Pelican Financial would request statements concerning year 2000 readiness from the potential borrowers.

     Pelican Financial has prepared a contingency plan if there are any system interruptions. Pelican Financial maintains a staff of five programmers which will be available to resolve any year 2000 problems. Also, as part of the contingency plan, Pelican Financial intends to engage alternative third-party suppliers or other vendors if its current significant suppliers or vendors fail to meet year 2000 operating requirements. We cannot be certain, however, that this plan or the performances by any of Pelican Financial suppliers and vendors will be effective to remedy all potential problems. Pelican Financial does not have any agreements, understandings, or arrangements with any alternative suppliers or vendors. Pelican Financial is relying on the existence of sufficient suppliers with excess capacity currently in the market as its source for believing that alternative suppliers and vendors will be available should Pelican Financial's suppliers or vendors fail to be year 2000 compliant. We cannot be certain that the services rendered by alternative suppliers or vendors will not be at a significantly higher cost. To the extent that Pelican Financial is not able to engage alternative suppliers or vendors or that it is not economically feasible to engage these suppliers or vendors, a worst case scenario would be that Washtenaw and Pelican National would be required to process customer loan applications and deposit transactions and perform interest and other computations by hand or using less efficient software programs.

     Pelican Financial is constantly engaged in upgrades to its technology systems as a means of offering better service and a wider range of products to its customers. Pelican Financial believes that the costs associated with achieving year 2000 compliance and any related technology systems upgrade will not materially alter the amount Pelican Financial currently spends on technology upgrades. Material costs, if any, that may arise from the failure to achieve year 2000 compliance by either Pelican Financial's management information systems or Pelican National's third party data processing vendor or its significant suppliers and other vendors is not currently determinable. To the extent that Pelican Financial's systems are not fully year 2000 compliant, we cannot be certain that potential systems interruptions or the cost necessary to update software would not have a materially adverse effect on Pelican Financial's business, financial condition, results of operations, cash flows, or business prospects. If Pelican Financial's progress towards becoming year 2000 compliant is deemed inadequate, regulatory action may be undertaken.

     Pelican Financial has reviewed the various non-technology systems at its facilities for year 2000 compliance. The alarm system, vault door locks, and heating and air conditioning have been reviewed and are not date sensitive. The phone lines and electric power cannot be specifically validated by Pelican Financial, however, each of these service providers has publicly assured its customers as to year 2000 compliance.

IMPACT OF NEW ACCOUNTING STANDARDS


     In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES. SFAS No. 133 requires companies to record derivatives on the balance sheet as assets or liabilities, measured at fair value. Gains or losses resulting from changes in the values of those derivatives would be accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. The key criterion for hedge accounting is that the hedging relationship must be highly effective in achieving offsetting changes in fair value or cash flows. SFAS No. 133 is effective for fiscal years beginning after June 15, 2000. Management of Pelican Financial has not yet determined whether the adoption of SFAS No. 133 will have a material impact on its results of operations or financial position when adopted, however, the effect will depend on derivative holdings at the time the standard is applied.



     In October 1998, FASB issued SFAS No. 134, ACCOUNTING FOR MORTGAGE-BACKED SECURITIES RETAINED AFTER THE SECURITIZATION OF MORTGAGE LOANS HELD FOR SALE BY A MORTGAGE BANKING ENTERPRISE. SFAS No. 134 amends SFAS No. 65, ACCOUNTING FOR CERTAIN MORTGAGE BANKING ACTIVITIES, which establishes accounting and reporting standards for certain activities of mortgage banking enterprises and other enterprises that conduct operations that are substantially similar. SFAS No. 134 requires that after the securitization of mortgage loans held for sale, the resulting mortgage-backed securities and other retained interests should be classified in accordance with SFAS No. 115, ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES, based on Pelican Financial's ability and intent to sell or hold those investments. SFAS No. 134 is effective for the first fiscal quarter beginning after December 15, 1998. The statement did not have a material impact on Pelican Financial's results of operations or financial position when adopted.

IMPACT OF INFLATION AND CHANGING PRICES

     The Consolidated Financial Statements and Notes thereto presented in this prospectus have been prepared in accordance with generally accepted accounting principles, which require the measurement of financial position and operating results in terms of historical dollars without considering the changes in the relative purchasing power of money over time due to inflation. The impact of inflation is reflected in the increased cost of Pelican Financial's operations. Unlike most industrial companies, nearly all the assets and liabilities of Pelican Financial are monetary in nature. As a result, interest rates have a greater impact on Pelican Financial's performance than do the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services.

                                    BUSINESS

GENERAL

     Pelican Financial was incorporated in Delaware on March 3, 1997 to own and control all of the outstanding capital stock of Pelican National and Washtenaw. Pelican Financial has no employees other than executive officers who do not receive compensation from Pelican Financial for serving in this capacity. See "Management - Director and Executive Officer Compensation." Pelican Financial engages in no other operations other than the management of its investments in Pelican National and Washtenaw.

     Pelican Financial is registered with the Board of Governors of the Federal Reserve System pursuant to the Bank Holding Company Act of 1956. Because Pelican Financial is a bank holding company, its primary federal regulator is the Federal Reserve Board.


     Pelican Financial currently operates in both the retail banking and mortgage banking segments through its wholly-owned subsidiaries. As of June 30, 1999, most of Pelican Financial's revenues (net interest income and non-interest income) and earnings before income taxes are attributable to the mortgage banking segment, primarily conducted by Washtenaw. Pelican Financial believes that the retail banking business, primarily conducted by Pelican National, can provide Pelican Financial with a strategic advantage as Pelican National grows. One of these advantages may be access to funding sources for Washtenaw's mortgage origination business which would not otherwise be available. These additional funding sources include low cost retail deposits and escrowed funds.




     At June 30, 1999, total assets of Pelican Financial were $216.5 million, of which approximately $162.3 million were assets of Washtenaw and approximately $54.3 million were assets of Pelican National. For the year ended December 31, 1998, net income was $3.9 million, of which $4.3 million was net income of Washtenaw, $244,000 was a loss of Pelican National, and $132,000 was a loss at the holding company level. For the six months ended June 30, 1999, net income was $3.2 million, of which $3.2 million was net income of Washtenaw, $130,000 was a net income of Pelican National, and $78,000 was a loss at the holding company level.


MARKET AREA

     The mortgage banking offices of Washtenaw are located in Ann Arbor, Michigan and Pleasant Hill, California. From these offices, Washtenaw operates its national wholesale lending as well as its retail mortgage origination business. Washtenaw does business with over 1,340 correspondent lenders in 42 states. For the year ended December 31, 1998, the top five states in terms of number of loan purchases for Washtenaw are Michigan (27%), Ohio (22%), Florida (7%), Georgia (6%), and Illinois (4%).

     The retail banking operations of Pelican National are located in Naples, Florida. Pelican National is a community-oriented banking institution offering a variety of financial products and services to meet the needs of the communities it serves. Pelican National's primary service area for attracting deposits and making loans includes the communities located in western Collier County, Florida. These communities include North Naples, Central Naples, East Naples, South Naples, Golden Gate, Marco Island, and the portion of Bonita Springs which is in Collier County, which make up an area locally known as the "greater Naples area." Collier County has, and continues to experience population growth greater than the national and Florida averages. The population of Collier County is estimated to increase 45% from the 1990 census through the year 2000 and is estimated to reach 250,000 people by the year 2005.

     Because of its year-round subtropical climate and pristine beaches, Collier County attracts approximately 2.8 million visitors per year. As a result, the service sector is the largest employer in Collier County, particularly hotels such as Marriott Corporation, Hilton, and Radisson. Small businesses which employ less than five persons also make up approximately 68% of the service sector. The next largest sector is retail trade followed by construction and the government. Per capita personal income in the Naples area is approximately 69% higher than the per capita income of Florida and the United States. According to the Department of Housing and Urban Development, median family income in the Naples area was $54,000 in 1998.

COMPETITION

     Pelican Financial faces significant competition both in generating loans at Washtenaw and in attracting deposits and making loans at Pelican National.

     The mortgage banking operations of Washtenaw compete on a national basis with local, regional, and national mortgage lenders, insurance companies, and financial institutions. Many of these competitors are significantly larger and have greater financial resources than Washtenaw. Mortgage banking is a highly competitive market. The underwriting guidelines and servicing requirements set by the participants in the secondary markets are standardized. As a result, mortgage banking products (I.E., mortgage loans and the servicing of these loans) have become difficult to differentiate. Mortgage bankers compete primarily on the basis of price or service, making effective cost management essential. Mortgage bankers generally seek to develop cost efficiencies in one of two ways: economies of scale or specialization. Large, full-service national or regional mortgage bankers such as Washtenaw have sought economies of scale through an emphasis on wholesale originations and the introduction of automated processing systems which allow Washtenaw to request and receive credit reports directly into its computer system and then to transmit and receive mortgage approvals and rejections online. Therefore, Washtenaw primarily seeks to distinguish itself by providing quality service through automated processing of loan applications at a price that is below the average of its competition.

     Washtenaw has historically been in the wholesale mortgage origination business. It originates only a minor amount of retail mortgages. Wholesale mortgage sources provide Washtenaw economies of scale by allowing Washtenaw to choose economically favorable geographic markets and purchase loans without leased space or personnel other than individual account executives. All services remain centralized in the home office and one regional office.

     Pelican National operates as a full-service community bank, offering a variety of financial services to meet the needs of its market area. Those services include accepting time and demand deposits from the general public and together with other funds, using the proceeds to originate secured and unsecured commercial and consumer loans, finance commercial transactions, and provide construction and mortgage loans, as well as home equity and personal lines of credit. Other services offered by Pelican National include the sale of money orders, traveler's checks, cashier's checks, and savings bonds, wire transfer and direct deposit services, and safe deposit boxes.

     Pelican National's primary market area is also highly competitive and Pelican National faces direct competition for loans from a significant number of financial institutions, many with a state wide or regional presence and, in some cases, a national presence. Pelican National's most direct competition for deposits has historically come from savings banks and associations, commercial banks and credit unions. In addition, Pelican National faces increasing competition for deposits from non-bank institutions such as brokerage firms and insurance companies in instruments such as short-term money market funds, corporate and government securities funds, mutual funds, and annuities. Competition may also increase as a result of the lifting of restrictions on the interstate operations of financial institutions. Pelican National primarily seeks to distinguish itself from the competition based on the level of service offered and its variety of loan products. As a full-service community bank, Pelican National believes that it can better serve individuals and small businesses that have become disenfranchised with the narrow guidelines of large national and regional banks. Pelican National also has the ability, through its affiliation with Washtenaw, to offer loan products other small community banks may not be able to access.

LENDING ACTIVITIES

     GENERAL. Washtenaw originates or acquires loans primarily through the wholesale, correspondent, and retail loan production of its mortgage banking operations. Loans are held available for sale in the secondary market . Wholesale mortgage loan production involves the origination of loans by a nationwide network of independent mortgage brokers with funding provided directly by Washtenaw (I.E., table funding) and the transfer of these loans to Washtenaw upon closing. Correspondent mortgage loan production occurs through the purchase of loans by Washtenaw from independent mortgage lenders, commercial banks, savings and loan associations, and other financial intermediaries that originate loans in their own name using their own source of funds. Retail mortgage loan production for mortgage banking operations occurs through Washtenaw's retail loan origination office in Ann Arbor, Michigan.

     Pelican National originates or acquires loans through its retail banking operations. Loans are either held for investment or held available for sale in the secondary market. In addition to mortgage loan production, Pelican National engages to a limited extent in the origination of commercial, commercial real estate, construction, and consumer loans.


     For the year ended December 31, 1998, Pelican Financial's combined wholesale and correspondent loan production totaled $2.3 billion and its retail loan production totaled $102.4 million. For the six months ended June 30, 1999, Pelican Financial's combined wholesale and correspondent loan production totaled $1.4 billion and its retail loan production totaled $44.1 million.

     The following table contains selected data relating to the composition of Pelican Financial's loan portfolio by type of loan at the dates indicated. This table includes mortgage loans available for sale and mortgage loans held for investment. At June 30, 1999 and December 31, 1998, Pelican Financial had no concentrations of loans exceeding 10% of total loans that are not otherwise disclosed below.






                                                                                         December 31,
                                                  June 30,            --------------------------------------------------
                                                    1999                        1998                      1997
                                          ---------------------       ----------------------     -----------------------
                                           Amount       Percent        Amount        Percent      Amount         Percent
                                          ---------     -------       ---------      -------     ---------       -------
                                                                                                    (Dollars in thousands)
Real estate loans:
   Residential, one to four units....     $ 158,151       90.08%      $ 192,703        95.21%    $ 100,513         99.81%
   Residential, multifamily .........             0        0.00               0         0.00             0          0.00
   Commercial and industrial
       real estate ..................        15,017       8. 55           7,631         3.77             0          0.00
   Construction .....................         1,326        0.76             898         0.44             0          0.00
                                          ---------      ------       ---------       ------     ---------        ------
      Total real estate loans .......       174,494       99.39         201,232        99.42       100,513         99.81
Other loans:
   Business, commercial .............           935        0.53             824         0.41             0          0.00
   Automobile .......................           122        0.07             341         0.17           193          0.19
   Other consumer ...................            25        0.01               2         0.00             0          0.00
                                          ---------      ------       ---------       ------     ---------        ------
      Total other loans .............         1,082        0.61           1,167         0.58           193          0.19
                                          ---------      ------       ---------       ------     ---------        ------
         Total gross loans ..........       175,576      100.00%        202,399       100.00%      100,706        100.00%
                                                         ------                       ------                      ------
                                                         ------                       ------                      ------
Unearned fees, premiums and
   discounts, net ...................           232                       1,056                       134

Allowance for loan losses ...........          (140)                       (127)                      (66)
                                          ---------                   ---------                  ---------
   Total Loans net (1) ..............     $ 175,668                   $ 203,328                  $ 100,774
                                          ---------                   ---------                  ---------
                                          ---------                   ---------                  ---------


                                                                           January 31,
                                          ------------------------------------------------------------------------------
                                                   1997                        1996                        1995
                                          ---------------------       ----------------------     -----------------------
                                            Amount      Percent        Amount        Percent       Amount        Percent
                                          ---------     -------       ---------      -------     ---------       -------
Real estate loans:
   Residential, one to four units....     $  41,240      100.00%      $  35,351       100.00%    $  10,334       100.00%
   Residential, multifamily .........             0        0.00               0         0.00             0         0.00
   Commercial and industrial
       real estate ..................             0        0.00               0         0.00             0         0.00
   Construction .....................             0        0.00               0         0.00             0         0.00
                                          ---------      ------       ---------       ------     ---------        ------
      Total real estate loans .......        41,240      100.00          35,351       100.00        10,334       100.00
Other loans:
   Business, commercial .............             0        0.00               0         0.00             0         0.00
   Automobile .......................             0        0.00               0         0.00             0         0.00
   Other consumer ...................             0        0.00               0         0.00             0         0.00
                                          ---------      ------       ---------       ------     ---------        ------
      Total other loans .............             0        0.00               0         0.00             0         0.00
                                          ---------      ------       ---------       ------     ---------        ------
         Total gross loans ..........        41,240      100.00%         35,351       100.00%       10,334       100.00%
                                                         ------                       ------                      ------
                                                         ------                       ------                      ------
Unearned fees, premiums and
   discounts, net ...................            13                         188                        126

Allowance for loan losses ...........             0                           0                        (74)
                                          ---------                   ---------                  ---------
   Total Loans net (1) ..............    $   41,253                   $  35,539                  $  10,386
                                          ---------                   ---------                  ---------
                                          ---------                   ---------                  ---------




-------------

(1)  Includes loans held for sale and loans receivable, net.

         The table below summarizes Pelican Financial's loan production for the periods indicated.




                                            For the six                                For the period from
                                           months ended        For the year ended      February 1, 1997 to     For the year ended
                                           June 30, 1999        December 31, 1998       December 31, 1997       January 31, 1997
                                           -------------        -----------------       -----------------       ----------------

                                                                        (In thousands)
Single Family:
  Retail.................................   $   33,983                $ 90,755               $ 28,509               $ 14,499
  Wholesale..............................    1,434,526               2,335,772                704,360                573,738
                                            ----------              ----------               --------               --------
     Total single family.................    1,468,509               2,426,527                732,869                588,237

Commercial and industrial real estate....        9,330                   9,601                      0                      0
Construction.............................          258                     717                      0                      0
Business, commercial.....................          156                     916                      0                      0
Consumer.................................          411                     408                    193                      0
Other....................................            0                       0                      0                      0
                                            ----------              ----------               --------               --------

     Total loan production...............   $1,478,664              $2,438,169               $733,062               $588,237
                                            ----------              ----------               --------               --------
                                            ----------              ----------               --------               --------





         The following table contains information on the loan production of single family mortgage loans for the periods presented by the nature of the loan:





                                                  For the six                                For the period from
                                                 months ended        For the year ended      February 1, 1997 to  For the year ended
                                                 June 30, 1999        December 31, 1998       December 31, 1997    January 31, 1997
                                                 -------------       ------------------      -------------------   -----------------
                                                                                   (In thousands)
Government (FHA)..........................        $   30,132             $   19,840                 $      0             $      0
Conventional (FNMA and FHLMC).............         1,409,436              2,341,125                  698,493              573,390
Jumbo/nonconforming.......................            28,941                 65,562                   34,376               14,847
                                                  ----------             ----------                 --------             --------


  Total loan production...................        $1,468,509             $2,426,527                 $732,869             $588,237
                                                  ----------             ----------                 --------             --------
                                                  ----------             ----------                 --------             --------






         In its wholesale and correspondent lending, Washtenaw competes nationwide by offering a wide variety of mortgage products designed to respond to consumer needs and tailored to address market competition. Washtenaw primarily originates conforming, fixed rate 30-year mortgage loans, which collectively represented 90.3% of its total loan production for the six months ended June 30, 1999, 96.58% of its total loan production for the year ended December 31, 1998, 91.67% for the eleven months ended December 31, 1997, and 76.58% for the year ended January 31, 1997. In addition, Washtenaw offers other products, such as adjustable-rate, 5-year and 7-year balloons, and jumbo mortgages as well as loans pursuant to various Federal Housing Administration programs. Mortgage loans originated are primarily for the purchase of single-family residences, although these loans are also originated for refinancing of existing mortgages.





         During the six months ended June 30, 1999, the year ended December 31, 1998, the eleven months ended December 31, 1997, and the year ended January 31, 1997, approximately 76.5%, 79.17%, 66.03%, and 56.95%, respectively, of the single-family mortgage loans originated were refinancings of outstanding mortgage loans.

         The following table contains certain information at June 30, 1999 regarding the maturity of Pelican Financial's loan portfolio along with the dollar amounts of loans due after one year which have fixed and variable rates. All loans are shown maturing based upon contractual maturities and includes scheduled payments but not potential prepayments. Demand loans, loans having no stated schedule of repayments and no stated maturity, and overdrafts are reported as due in one year or less. Loan balances have not been reduced for undisbursed loan proceeds, unearned discounts, and the allowance for loan losses. Scheduled contractual principal repayments are not necessarily predictive of the actual maturities of loans because of prepayments. The average life of mortgage loans, particularly fixed-rate loans, tends to increase when prevailing mortgage loan interest rates are substantially higher than interest rates on existing mortgage loans, and conversely, decrease when interest rates on existing mortgages are substantially higher than prevailing mortgage rates.






                                   1 to  4                       Commercial
                                   Family      Multi-Family     & Industrial                      Business,
                                 Real Estate    Real Estate      Real Estate     Construction    Commercial     Consumer       Total
                               ------------- ---------------- --------------   --------------- ------------- ------------  ---------
                                                                 (In thousands)
Non-accrual loans............     $      0        $     0          $   246         $    0           $  0         $  0       $    246
                                  --------        -------          -------         ------           ----         ----       --------
                                  --------        -------          -------         ------           ----         ----       --------


Amounts Due:
  Within 3 months............     $  1,179        $     0          $ 1,742         $    0           $ 60        $  30       $  3,011
  3 months to 1 year.........        1,775              0            2,151            373             28           15          4,342
                                  --------        -------          -------         ------           ----         ----       --------
     Total due within 1 year.        2,954              0            3,893            373             88           45          7,353
                                  --------        -------          -------         ------           ----         ----       --------

  After 1 year:
    1 to 3 years.............          265              0            1,512            147            240           41          2,205
    3 to 5 years.............          654              0            2,689             11            431           75          3,860
    5 to 10 years ...........        7,754              0            5,156            369              0           68         13,347
    10 to 15 years...........       16,214              0                0              0              0            0         16,214
    Over 15 years............      130,921              0            1,482            426              0            0        132,829
                                  --------        -------          -------         ------           ----         ----       --------
     Total due after 1 year .      155,808              0           10,839            953            671          184        168,455
                                  --------        -------          -------         ------           ----         ----       --------


     Total...................     $158,762     $     0          $14,732           $1,326           $759           $229      $175,808
                                  --------     -------          -------           ------           ----           ----      --------
                                  --------     -------          -------           ------           ----           ----      --------
     Allowance for loan
          losses.............     $     72     $     0          $    49           $    4           $ 15          $   0      $    140
                                  --------     -------          -------           ------           ----           ----      --------
                                  --------     -------          -------           ------           ----           ----      --------


Fixed rate...................     $120,324     $     0          $ 7,749           $  599           $671           $184     $129,527
Variable rate................       35,484           0            3,090              354              0              0       38,928
                                  --------     -------          -------           ------           ----           ----     --------


     Total due after 1 year..     $155,808     $     0          $10,839           $  953           $671           $184     $168,455
                                  --------     -------          -------           ------           ----           ----     --------
                                  --------     -------          -------           ------           ----           ----     --------


         The following table contains information on the activity in Pelican Financial's mortgage loans available for sale and its loans held for investment in its portfolio.




                                                                                         For the period
                                                                                              from
                                                     For the six       For the year        February 1,       For the year
                                                    months ended           ended             1997 to             ended
                                                      June 30,         December 31,       December 31,        January 31,
                                                        1999               1998               1997               1997
                                                   ---------------    ---------------   -----------------   --------------
                                                                            (In thousands)
Available for Sale:
  Beginning balance.........................         $  179,454         $   98,658           $ 39,974           $ 35,539
  Originations..............................          1,447,649          2,405,776            732,556            588,237
  Repurchases...............................                  0                  0                  0                  0
  Net sales:
    Sales...................................          1,493,203          2,323,803            674,651            583,950
    Deferred fees - current year............               (494)            (1,056)            (1,115)              (336)
    Deferred fees - prior year..............              1,056              1,116                336                188
                                                     ----------         ----------           --------           --------
      Net sales.............................          1,493,765          2,323,863            673,872            583,802
  Transfers (to) from available for sale....               (102)            (1,117)                 0                  0
                                                     ----------         ----------           --------           --------

     Ending balance.........................         $  133,236         $  179,454           $ 98,658          $  39,974
                                                     ----------         ----------           --------           --------
                                                     ----------         ----------           --------           --------


Held for Investment:
  Beginning balance.........................         $   24,100         $    2,181           $  1,279           $    615
  Originations..............................             31,364             32,393                506                  0
  Repurchases...............................                146             11,084              1,226              1,624
  Repayments/adjustments....................            (12,884)               (12)               (46)               (15)
  Payoffs...................................                (78)           (21,714)               (44)               (60)
  Sales.....................................                (31)               (46)                 0                (30)
  Transfers to repossessed assets...........               (146)              (903)              (740)              (855)
  Transfers (to) from available for sale....                102              1,117                  0                  0
                                                     ----------         ----------           --------           --------

     Ending balance.........................         $   42,573         $   24,100           $  2,181           $  1,279
                                                     ----------         ----------           --------           --------
                                                     ----------         ----------           --------           --------





         MORTGAGE BANKING OPERATIONS. Washtenaw actively participates in the mortgage banking market on a national basis. Mortgage banking generally involves the origination or purchase of single-family mortgage loans for sale in the secondary mortgage market. The secondary mortgage market and its evolution have been significantly influenced by two government-sponsored enterprises, Federal National Mortgage Association (commonly referred to as Fannie Mae) and Federal Home Loan Mortgage Corporation (commonly referred to as Freddie Mac), and one government agency, Government National Mortgage Association (commonly referred to as Ginnie Mae). Through these entities, the United States government provides support and liquidity to the market for residential mortgage debt.



         Mortgage originators sell their loans directly to Fannie Mae and Freddie Mac either as whole loans or, more typically, as pools of loans used to collateralize mortgage-backed securities issued or guaranteed by these entities. Similarly, the originators can issue mortgage-backed securities collateralized by pools of loans that are guaranteed by Ginnie Mae. In order to arrange these sales or obtain these guarantees, the originator must underwrite its loans to conform with standards established by Fannie Mae and Freddie Mac or by the Federal Housing Administration in the case of Ginnie Mae. All loans other than Federal Housing Administration loans are considered conventional loans. Loans with principal balances exceeding agency guidelines, currently those in excess of $240,000 for single-family mortgage loans (I.E., "jumbo" or "nonconforming loans"), are sold to private investors.

         Washtenaw pursues its loan production strategy as part of its mortgage banking operations through Washtenaw's wholesale and correspondent loan production outlets and, to a limited extent, through direct solicitation of commercial banks, savings associations and credit unions and retail loan production.

         WHOLESALE LOAN PRODUCTION. Under its wholesale operations, Washtenaw funds mortgage loans originated by a network of approximately 1,340 independent mortgage brokers nationwide. Approximately 802 of these brokers originate mortgage loans for Washtenaw on a monthly basis and the remainder originate mortgage loans for Washtenaw on a quarterly basis. This network is maintained by Washtenaw's approximately 14 account executives, who are compensated through a salary and commission package. Many of the larger brokers are provided with loan data entry software by Washtenaw for the entry of loan applicant data in a format familiar to Washtenaw's underwriters and for transmission to Washtenaw's automated underwriting systems for review. All loans originated through brokers are underwritten according to Washtenaw's standards.

         Washtenaw's underwriters or contract representatives review the loan data provided by the loan applicant, including the review of appropriate loan documentation, and request additional information as necessary from the broker. Loans originated by these brokers are typically funded directly by Washtenaw through table funding arrangements. In a majority of cases, the loan is closed in the broker's name and thereafter transferred to Washtenaw together with related mortgage servicing rights for which Washtenaw generally pays a servicing release premium which is included in the loan price paid to the broker by Washtenaw. However, in certain states, the broker is required to close the loan in Washtenaw's name. Broker participants in this program are prequalified on the basis of creditworthiness, mortgage lending experience, and reputation. Each broker is undergoes annual and ongoing reviews by Washtenaw.

         CORRESPONDENT LOAN PRODUCTION. In addition, Washtenaw acquires mortgage loans from mortgage lenders, commercial banks, savings and loan associations, and other financial intermediaries. Washtenaw's selection of correspondents is subject to a separate approval process with higher net worth requirements than wholesale brokers and correspondents who must use their own source of funds to close loans. The prices of these loan acquisitions are separately negotiated. Warehouse lines of credit, typically obtained from third parties, may be used by the mortgage lenders to finance their respective mortgage loan originations. Washtenaw does not provide warehouse lines of credit for its correspondents. All loans acquired from correspondents are expected to satisfy Washtenaw's underwriting standards and may be repurchased by the correspondent if there is a default of the loan due to fraud or misrepresentation in the origination process and for certain other reasons, including the failure to satisfy underwriting requirements imposed by Washtenaw.

         RETAIL LOAN PRODUCTION. Pelican Financial's retail loan production involves the origination of loans directly from Washtenaw or Pelican National. Pelican Financial has no retail loan origination offices other than its main office in Ann Arbor, Michigan and Pelican National office located in Naples, Florida. The retail loan activity of Pelican Financial primarily involves the origination of single-family mortgage loans and, to a lesser extent, Pelican National originates construction, consumer, and commercial loans. These retail loan originations generally provide Pelican Financial with a source of loan production at a lower cost per loan than loans acquired through brokers or correspondents because the cost of generating these loans is more than offset by cost savings through Pelican Financial's ability to avoid payment of the servicing release premium for the related mortgage servicing rights.

SECONDARY MARKET ACTIVITIES


         Pelican Financial sells substantially all of the mortgage loans that it originates or purchases through its mortgage banking operations while retaining the servicing rights to the loans. During the six months ended June 30, 1999, the year ended December 31, 1998, the eleven months ended December 31, 1997, and the year ended January 31, 1997, Pelican Financial originated or purchased $1.5 billion, $2.4 billion, $732.6 million, and $588.2 million in total mortgage loans, respectively, and sold $1.5 billion, $2.3 billion, $674.0 million, and $583.8 million of mortgage loans, respectively, in the secondary market. Mortgage loans are aggregated into pools and sold, or are sold as individual mortgage loans, to investors principally at prices established at the time of sale or pursuant to forward sales commitments. Conforming conventional mortgage loans are generally pooled and exchanged pursuant to the purchase and guarantee programs sponsored by Fannie Mae, Freddie Mac, and Ginnie Mae or for Fannie Mae, Freddie Mac, or Ginnie Mae mortgage-backed securities, and are generally sold to investment banking firms. A limited number of mortgage loans are sold to other institutional and non-institutional investors. For the six months ended June 30, 1998 and the year ended December 31, 1998, a significant portion of these loans were exchanged for Fannie Mae and Freddie Mac mortgage-backed securities, which securities were then sold to investment banking firms. The remainder were sold to other institutional and non-institutional investors.


         Pelican Financial exchanges and sells mortgage loans on a non-recourse basis. In connection with Pelican Financial's loan exchanges and sales, Pelican Financial makes representations and warranties customary in the industry relating to, among other things, compliance with laws, regulations and program standards, and to accuracy of information. If there is a breach of the representations and warranties by Pelican Financial, Pelican Financial typically corrects these flaws. If the flaws cannot be corrected, Pelican Financial may be required to repurchase these loans. In cases where loans are acquired from a broker or correspondent and there have been material misrepresentations made to Pelican Financial, Pelican Financial generally has the right to resell the flawed loan back to the broker or correspondent pursuant to the agreement between Pelican Financial and the broker or correspondent. Otherwise, Pelican Financial is indemnified against loss on these loans by the broker. In addition, Pelican Financial relies upon contract underwriters for a portion of its loan production, and these underwriters must indemnify Pelican Financial against loss for loans which are eventually determined to have been flawed by "blatant fraud" upon origination.

         Pelican Financial assesses the interest rate risk associated with outstanding commitments that it has extended to fund loans and hedges the interest rate risk of these commitments based upon a number of factors, including the remaining term of the commitment, the interest rate at which the commitment was provided, current interest rates and interest rate volatility. These factors are monitored on a daily basis, and Pelican Financial adjusts its hedging on a daily basis as needed. Pelican Financial hedges its "available for sale" mortgage loan portfolio and its interest rate risk inherent in its unfunded mortgage commitments primarily through the use of forward sale commitments. Pursuant to these commitments, Pelican Financial enters into commitments with terms of not more than 90 days to sell these loans to Freddie Mac, Fannie Mae, and Ginnie Mae.

ASSET QUALITY

         Pelican Financial is exposed to certain credit risks related to the value of the collateral that secures loans held in its portfolio and the ability of borrowers to repay their loans during the term thereof. Pelican Financial's senior officers closely monitor the loan and real estate owned portfolios for potential problems on a continuing basis and reports to the Board of Directors of Pelican Financial at regularly scheduled meetings. These officers regularly review the classification of loans and the allowance for losses. Pelican Financial also has a quality control department, the function of which is to provide the Board of Directors of Pelican Financial with an independent ongoing review and evaluation of the quality of the process by which lending assets are generated.

         Nonperforming assets consist of nonaccrual loans and real estate owned. Loans are usually placed on nonaccrual status when the loan is past due 90 days or more, or the ability of a borrower to repay principal and interest is in doubt. Real estate acquired by Pelican Financial as a result of foreclosure is classified as other real estate owned until the time as it is sold. Pelican Financial generally tries to sell the property at a price no less than its net book value, but will consider discounts where appropriate to expedite the return of the funds to an earning status. When the property is acquired, it is recorded at its fair value less estimated costs of sale. Any required write-down of the loan to its appraised fair market value upon foreclosure is charged against the allowance for losses.

         Pelican Financial establishes an allowance for losses based upon a quarterly or more frequent evaluation by management of various factors including the estimated market value of the underlying collateral, the growth and composition of the loan portfolio, current delinquency trends and prevailing and prospective economic conditions, including property values, employment and occupancy rates, interest rates, and other conditions that may affect borrowers' abilities to comply with repayment terms. If actual losses exceed the amount of the allowance for losses, earnings could be adversely affected. As Pelican Financial's provision for losses is based on management's assessment of the general risk inherent in the loan portfolio based on all relevant factors and conditions, the allowance for losses represents general, rather than specific, reserves.

         The following table summarizes nonperforming loans, other real estate owned, and restructured loans at the periods indicated. During the periods indicated, Pelican National did not have any nonperforming assets.





                                                                            December 31,                      January 31,
                                                         June 30,      --------------------       -------------------------------
                                                          1999          1998          1997         1997          1996        1995
                                                         ------        ------        ------       ------          ----       ----
                                                                                    (Dollars in thousands)
Nonaccrual loans.................................        $  246        $    0        $    0       $    0          $  0       $  0
Loans past due 90 days or more but not on
   nonaccrual....................................         1,243           913         1,675        1,279           615        331
                                                         ------        ------        ------       ------          ----       ----
     Total nonperforming loans...................         1,489           913         1,675        1,279           615        331

Restructured loans...............................             0             0             0            0             0          0
Other real estate owned..........................           317           581           299          519           (38)       283
                                                         ------        ------        ------       ------          ----       ----
     Total nonperforming assets..................        $1,806        $1,494        $1,974       $1,798          $577       $614
                                                         ------        ------        ------       ------          ----       ----
                                                         ------        ------        ------       ------          ----       ----

Total nonperforming assets to total assets.......         0.83%         0.61%         1.63%        3.73%         1.28%      2.32%
Allowance for loan losses to
  nonperforming loans............................         9.40%        13.91%         3.94%        0.00%         0.00%     22.36%
Nonperforming loans to total assets..............         0.69%         0.37%         1.39%        2.65%         1.36%      1.25%





         Pelican Financial relies upon its underwriting department to ascertain compliance with individual investor standards prior to sale of the loans in the secondary market, and it relies upon its quality control department to test sold loans on a sample basis for compliance. During the year ended December 31, 1998, Pelican Financial sold approximately $2.3 billion in single-family mortgage loans into the secondary market, of which only eight loans were repurchased during 1998, representing less than 0.1 percent of 24,200 loans originated in 1998. Pelican Financial views loan repurchases as an inherent risk of originating and purchasing loans for ultimate resale in the secondary market notwithstanding the ongoing reviews by its quality control department. Seven of the eight loans repurchased during 1998 were nonperforming. Losses arising from repurchases depend upon whether repurchased loans are or become nonperforming and, if so, whether Pelican Financial is able to recover all of the loan principal and interest otherwise due.

         It has been Pelican Financial's experience that nonperforming loans do not necessarily result in an ultimate loss to Pelican Financial. Of Pelican Financial's nonperforming loans at June 30, 1999, December 31, 1998 and 1997, and January 31, 1997, only one loan in nonaccrual status at June 30, 1999 was a commercial real estate mortgage of Pelican National, the rest were residential mortgage loans of Washtenaw, which generally represent minimal risk of ultimate loss because of the nature of the underlying collateral, private mortgage insurance for loans with over-80% loan to value ratios, and insurance or guarantees on certain loans from the Federal Housing Administration. In addition, Pelican Financial may also have the right to sell the repurchased loan back to the broker or correspondent which originated it, or to seek indemnity from the applicable mortgage insurance company in the case of loans which are underwritten on a contract basis for Pelican Financial by these insurers. It has been management's policy not to provide a general or specific allowance for loan losses on nonperforming loans of Washtenaw because the ultimate risk of loss is low. As a nonperforming loan progresses through the foreclosure process and becomes other real estate owned, Washtenaw evaluates the underlying collateral for salability and determines at that time whether a reserve against other real estate owned is necessary.



         The allowance for loan losses is established through a provision for loan losses based on management's evaluation of the risks inherent in its loan portfolio and the general economy. The allowance for loan losses is maintained at an amount management considers adequate to cover estimated losses in loans receivable which are deemed probable and estimable based on information currently known to management. The allowance is based upon a number of factors, including current economic conditions, actual loss experience and industry trends. In addition, various regulatory agencies, as an integral part of their examination process, periodically review Pelican Financial's allowance for loan losses. These agencies may require Pelican Financial to make additional provisions for estimated loan losses based upon their judgments about information available to them at the time of their examination. Pelican Financial will continue to monitor and modify its allowance for loan losses as conditions dictate. While management believes Pelican Financial's allowance for loan losses is sufficient to cover losses inherent in its loan portfolio at this time, no assurances can be given that Pelican Financial's level of allowance for loan losses will be sufficient to cover loan losses incurred by Pelican Financial or that adjustments to the allowance for loan losses will not be necessary if economic and other conditions differ substantially from the economic and other conditions used by management to determine the current level of the allowance for loan losses.

         The following table contains information with respect to Pelican Financial's allowance for loan losses for the periods indicated:




                                                   At or for     At or for       At or for the
                                                    the Six       the Year        Period from              At or for
                                                  Months Ended      Ended       February 1, 1997     the Year Ended January 31,
                                                    June 30,     December 31,    to December 31,   -----------------------------
                                                      1999          1998              1997          1997        1996      1995
                                                    --------      --------          --------       -------    -------    -------
                                                                                 (Dollars in thousands)

Average loans outstanding, net..................    $199,253      $181,874          $ 51,094       $52,151     $50,371    $40,400
                                                    --------      --------          --------       -------     -------    -------
                                                    --------      --------          --------       -------     -------    -------
Total loans outstanding at end of period........     175,808      $203,455          $100,839       $41,253     $35,539    $10,460
                                                    --------      --------          --------       -------     -------    -------
                                                    --------      --------          --------       -------     -------    -------

Allowance balance at beginning of period........    $    127      $     65          $      0       $     0     $    74    $     0

Provision for loan losses.......................          13            62                65             0           0         74

Actual charge-offs:
   1-4 family residential real estate...........           0             0                 0             0          74          0
   Other........................................           0             0                 0             0           0          0
                                                    --------      --------          --------       -------     -------    -------
         Total charge-offs......................           0             0                 0             0          74          0
                                                    --------      --------          --------       -------     -------    -------

Recoveries:
         Total recoveries.......................           0             0                 0             0           0          0
                                                    --------      --------          --------       -------     -------    -------
              Net chargeoffs....................           0             0                 0             0          74          0
                                                    --------      --------          --------       -------     -------    -------

Allowance balance at end of period..............    $    140      $    127          $     65       $     0     $     0    $    74
                                                    --------      --------          --------       -------     -------    -------
                                                    --------      --------          --------       -------     -------    -------

Net chargeoffs as a percent of average loans....     0.00%           0.00%             0.00%         0.00%       0.15%      0.00%
                                                     ----            ----              ----          ----        ----       ----
                                                     ----            ----              ----          ----        ----       ----
Allowance for loan losses to total gross loans
   at end of period...........................       0.08%           0.06%             0.07%         0.00%       0.00%      0.71%
                                                     ----             ----              ----          ----        ----       ----
                                                     ----             ----              ----          ----        ----       ----


         The following table summarizes the allocation of the allowance for loan losses by loan type and the percent of loans in each category compared to total loans at the dates indicated:



                                                                        December 31,
                                        June 30,         -------------------------------------------------
                                         1999                     1998                      1997
                              -------------------------  -----------------------   -----------------------
                                           Percent of                 Percent of               Percent of
                                            Loans in                   Loans in                 Loans in
                                              Each                       Each                     Each
                               Allowance   Category to   Allowance   Category to   Allowance   Category to
                                Amount     Total Loans    Amount     Total Loans    Amount     Total Loans
                              ----------- -------------  ---------- ------------   ---------   -----------
                                                        (Dollars in thousands)
1-4 family residential
 real estate.................. $  72(1)       90.08       $ 63(1)       95.21%       $63(2)        99.81%
Multifamily real estate.......     0           0.00          0           0.00          0            0.00
Commercial and industrial
 real estate.                     49           8.55         44           3.77          0            0.00
Construction..................     4           0.76          4           0.44          0            0.00
Business, commercial..........    15           0.53         14           0.41          0            0.00
Automobile....................     0           0.07          0           0.17          0            0.19
Other.........................     0           0.01          2           0.00          2            0.00
                                             ------                    ------                      ------
Unallocated...................     0                         0                         0
                               ------                    -----                      -----

         Total................  $140(1)      100.00%      $127(1)      100.00%       $65(2)       100.00%
                               ------        ------       -----        ------       -----          ------
                               ------        ------       -----        ------       -----          ------







                                                                      January 31,
                                    --------------------------------------------------------------------------------
                                              1997                        1996                       1995
                                    ------------------------     ----------------------     ------------------------
                                                  Percent of                 Percent of                  Percent of
                                                   Loans in                   Loans in                    Loans in
                                                     Each                       Each                        Each
                                    Allowance    Category to     Allowance   Category to    Allowance    Category to
                                     Amount      Total Loans       Amount    Total Loans      Amount     Total Loans
                                    ---------    -----------     ---------   ------------   ---------    -----------
1-4 family residential
 real estate..................       $  0         100.00%            $  0         100.00%       $74(3)      100.00%
Multifamily real estate.......          0           0.00                0           0.00          0           0.00
Commercial and industrial
 real estate.                           0           0.00                0           0.00          0           0.00
Construction..................          0           0.00                0           0.00          0           0.00
Business, commercial..........          0           0.00                0           0.00          0           0.00
Automobile....................          0           0.00                0           0.00          0           0.00
Other.........................          0           0.00                0           0.00          0           0.00
                                                  ------                          ------                    ------
Unallocated...................          0                               0                         0
                                     ----                            ----                     -----

         Total................       $  0         100.00%            $  0         100.00%       $74(3)     100.00%
                                     ----         ------             ----         ------      -----        ------
                                     ----         ------             ----         ------      -----        ------





----------------

(1)  None of the allowance amount is allocated to available-for-sale loans.
(2)  $42,000 of the allowance amount is allocated to available-for-sale loans.
(3)  All of the allowance amount is allocated to available-for-sale loans.

UNDERWRITING

         Pelican Financial's mortgage loans are underwritten either in accordance with applicable Fannie Mae, Freddie Mac or Federal Housing Administration guidelines or with requirements set by other investors. Although Pelican Financial is qualified to underwrite Veteran's Administration loans, Pelican Financial does not make these loans.

         All mortgage loans originated or acquired by Pelican Financial, whether through its retail banking operations or through its wholesale or correspondent networks, must satisfy Pelican Financial's underwriting standards. Pelican Financial permits a few originating correspondent lenders operating pursuant to Pelican Financial's delegated underwriting program to perform initial underwriting reviews. Pelican Financial employs an automated underwriting process on most loans that is based upon data provided through Pelican Financial's initial loan data entry software and is available from Fannie Mae through its Desktop Underwriter(TM) software. This process incorporates credit scoring, which in turn employs rules-based and statistical technologies to evaluate the borrower, the property, and the sale of the loan in the secondary market. This process is intended to reduce processing and underwriting time, to improve overall loan approval productivity, to improve credit quality, and to reduce potential investor repurchase requests. Approximately one-third of loans underwritten by Pelican Financial are initially underwritten on a contractual basis by mortgage insurance companies, in their capacity as contract underwriters. The contract underwriter may be required to repurchase loans that are determined not to be in compliance with these underwriting criteria.

         A complete review of all information is conducted on loans underwritten directly by Pelican Financial prior to loan approval. This process involves the transfer of loan data to Pelican Financial by brokers or correspondents using loan data entry software provided by Pelican Financial plus certain other physical documentation or through the physical transfer of loan files to Pelican Financial. Commercial and residential loans originated by Pelican National are underwritten by Pelican National's senior management.

         To a limited extent, Pelican Financial delegates underwriting authority to select correspondent lenders who meet financial strength, delinquency, underwriting. and quality control standards. The lenders may be required to agree to repurchase loans that later become delinquent or to indemnify Pelican Financial from loss.

QUALITY CONTROL

         Pelican Financial maintains a quality control department that, among other things reviews compliance and quality assurance issues relating to loan production and underwriting. For its production compliance process, prior to funding a loan, Pelican Financial reviews all submissions from new brokers or correspondents. Typically, the first five loans are reviewed. If there are no discrepancies found, the broker or correspondent is removed from the pre-funding audits list. If any discrepancies are noted, the broker or correspondent remains on the pre-funding audits list until the broker or correspondent has shown that they is capable of underwriting loans to the standards of Pelican Financial on a consistent basis. All new underwriting staff of Pelican Financial also has his or her work audited post funding until he or she has shown that they are capable of underwriting loans to the standards of Pelican Financial on a consistent basis.

         Additionally, Pelican Financial randomly selects a statistical sample of generally at least 10% of all loans closed each month. This review includes a new credit report review and re-underwriting the loan; reverifying funds, employment, and other information in the loan application; and reviewing the data integrity of the information entered into Pelican Financial's automated underwriting system. Pelican Financial also orders a second appraisal on 10% of the statistical sample (I.E., 1% of all loans closed each month). Pelican Financial uses Desktop Underwriter(TM) software developed by Fannie Mae to automate the underwriting process and provides some brokers and correspondents with Desktop Originator(TM) software, a similar product for use by brokers and correspondents of companies . In completing an audit, documentation review is performed to ensure regulatory compliance.

         Pelican Financial also monitors the performance of delegated underwriters through quality assurance reports prepared by the quality control department, Federal Housing Administration reports and audits, reviews and audits by regulatory agencies, investor reports, and mortgage insurance company audits. Deficiencies in loans are generally corrected; otherwise Pelican Financial may exercise its right to require that the loan be repurchased by the originating broker or correspondent, or Pelican Financial may insist that the broker who originated the loan indemnify Pelican Financial against any loss.

MORTGAGE LOAN SERVICING ACTIVITIES



         Pelican Financial derives a portion of its revenues from the servicing of mortgage loans for others. For the six months ended June 30, 1999, the year ended December 31, 1998, the eleven months ended December 31, 1997, and the year ended January 31, 1997, Pelican Financial realized servicing fee income, net of amortization and impairment, from its mortgage loan servicing operations of $131,000, $121,000, $840,000, and $2.0 million, respectively, which represented 0.90%, 0.54%, 10.86%, and 26.16% of Pelican Financial's non-interest income for the respective periods. Servicing arises in connection with mortgage loans originated or purchased and then sold in the secondary market with mortgage servicing rights retained. With the exception of servicing that has been sold but not yet delivered, Pelican Financial does not subservice loans for others.





         Mortgage loan servicing includes collecting payments of principal and interest from borrowers, remitting aggregate mortgage loan payments to investors, accounting for principal and interest payments, holding escrow funds for payment of mortgage related expenses such as taxes and insurance, making advances to cover delinquent payments, inspecting the mortgaged premises as required, contacting delinquent mortgagors, supervising foreclosures and property dispositions if there are unremedied defaults, and other miscellaneous duties related to loan administration. Pelican Financial collects servicing fees from monthly mortgage payments generally ranging from 0.25% (I.E., 25 basis points) to 0.75% (I.E., 75 basis points) of the declining principal balances of the loans per annum. At June 30, 1999 and December 31, 1998 and 1997, the weighted average servicing fee on the servicing for others portfolio was 0.38%, 0.38%, and 0.27%, respectively. Pelican Financial utilizes lock box and debit services of a major bank to expedite the collection and processing of the monthly mortgage payments. Approximately 85% of the payments were processed through this service at June 30. 1999.




         Pelican Financial services mortgage loans nationwide. The geographic distribution of Pelican Financial's servicing portfolio reflects the national scope of Pelican Financial's loan originations and acquisitions. Pelican Financial actively monitors the geographic distribution of its servicing portfolio to maintain a mix that it deems appropriate to balance its risks and makes adjustments as it deems necessary. At June 30, 1999 and December 31, 1998, Pelican Financial's servicing portfolio consisted of $1.2 billion and $1.6 billion of conventional servicing, respectively. These amounts were in addition to loans serviced by Pelican Financial which were recorded on its books as loans receivable (I.E., available for sale and held for investment).





         There is prepayment risk related to the value of Pelican Financial's mortgage servicing rights if declining interest rates provide borrowers with refinancing opportunities. At June 30. 1999, December 31, 1998 and 1997, and January 31, 1997, the total amount of the mortgage servicing rights recorded by Pelican Financial was $12.3 million, $15.5 million, $4.3 million, and $3.5 million, respectively. For further information, see Note 5 of Notes to Consolidated Financial Statements. During the six months ended June 30, 1999, Pelican Financial sold mortgage servicing rights for gains amounting to $2.2 million. Also, Pelican Financial occasionally enters into forward sale commitments of its mortgage servicing rights. Beginning in the fall of 1998,

Washtenaw entered into a best efforts forward bulk servicing sales contract with a national purchaser of mortgage servicing rights. This arrangement is designed to secure a price for Washtenaw's conventional servicing rights for quarterly sales for one year (and may be extended by mutual agreement of the parties), while providing a positive spread over Washtenaw's borrowing costs. This approach is in contrast to the method that Washtenaw used throughout most of 1998, in that previous flow or forward servicing sales occurred concurrently with the formation of the mortgage-backed securities being serviced. The best efforts contract is intended to minimize the risks of Washtenaw's inability to originate or purchase a sufficient amount of servicing. Management believes that growth in this form of servicing and servicing sales will provide an excellent opportunity for the deployment of capital and retained earnings.

         Gains on the sale of mortgage servicing rights are affected by changes in interest rates as well as the amount of mortgage servicing rights capitalized at the time of the loan origination or acquisition of the mortgage servicing rights. Purchasers of mortgage servicing rights analyze a variety of factors, including prepayment sensitivity, to assess the purchase price they are willing to pay. Lower market interest rates prompt an increase in prepayments as consumers refinance their mortgages at lower rates of interest. As prepayments increase, the life of the servicing portfolio is reduced, decreasing the servicing fee revenue that will be earned over the life of that portfolio and the price third party purchasers are willing to pay. The fair value of servicing is also influenced by the supply and demand of servicing available for purchase at any point in time. Conversely, as interest rates rise, prepayments generally decrease, resulting in an increase in the value of the servicing portfolio as well as the gains on sales of the mortgage servicing rights.

         Pelican Financial originates and purchases mortgage servicing rights nationwide. The geographic distribution of Pelican Financial's mortgage servicing portfolio reflects the national scope of Pelican Financial's mortgage loan originations and acquisitions. The five largest states accounted for approximately 67% of the total number of mortgage loans serviced and approximately 66% of the dollar value of the mortgage loans serviced, at March 31, 1999, while the largest volume by state was Ohio with approximately 23% and 22% of the mortgage loans serviced by number and value, respectively.



         Pelican Financial's mortgage servicing portfolio includes servicing for adjustable rate, balloon payment, and fixed rate fully amortizing loans. At June 30, 1999, 9.7% of the mortgage servicing rights related to adjustable rate loans, which had a weighted average coupon rate of 6.63%; 1.2% related to fixed rate balloon payment loans, which had a weighted average coupon rate of 6.85%; and the remaining 89.1% related to fixed rate fully amortizing loans, which had a weighted average coupon rate of 7.1%. At June 30, 1999, Pelican Financial's mortgage servicing portfolio had an aggregate weighted average coupon rate of 7.0%.





         The following table contains information, as of June 30, 1999, on the percentage of fixed-rate, single-family mortgage loans being serviced for others by Pelican Financial, by interest rate category.





Coupon Range                                          Percentage of Portfolio
----------------------------------------------- -----------------------------
     Less than 6.00%...........................                   3.4%
     6.01--7.00%...............................                  57.4
     7.01--8.00%...............................                  31.0
     8.01--9.00%...............................                   6.1
     9.01--10.00%..............................                   2.0
     10.01% & above............................                   0.1
                                                              -------


                  Total........................                 100.0%
                                                                =====


         The following table contains information regarding the mortgage loan servicing portfolio, broken down by state.





                                                                  At June 30, 1999
                                ---------------------------------------------------------------------------------------
                                                       Percentage of
                                   Number of             Number of
                                Mortgage Loans        Mortgage Loans          Total Mortgage        Percentage of Total
                                   Serviced              Serviced                 Amount              Mortgage Amount
                                   --------              --------                 ------              ---------------
                                                         (Dollars in thousands)
Ohio.......................          3,047                 23.1%               $  265,977                  22.0%
Michigan...................          2,788                 21.1                   288,736                  23.9
Indiana....................          1,219                  9.2                   109,000                   9.0
Florida....................          1,050                  8.0                    78,642                   6.5
Georgia....................            830                  6.3                    74,543                   6.2
Illinois...................            548                  4.2                    66,413                   5.5
Minnesota..................            533                  4.0                    58,958                   4.9
Kentucky...................            400                  3.0                    34,939                   2.9
South Carolina.............            381                  2.9                    32,968                   2.7
Pennsylvania...............            279                  2.1                    23,565                   2.0
Wisconsin..................            244                  1.9                    14,751                   1.2
North Carolina.............            231                  1.8                    18,726                   1.6
Louisiana..................            189                  1.4                    18,350                   1.5
Iowa.......................            180                  1.4                    14,514                   1.2
Alabama....................            155                  1.2                    12,816                   1.1
Missouri...................            145                  1.1                    14,514                   1.2
Tennessee..................            141                  1.1                     9,607                   0.8
Other......................            822                  6.2                    70,974                   5.8
                                    ------                -----                ----------                 -----

         Total.............         13,182                100.0%               $1,207,993                 100.0%
                                    ------                -----                ----------                 -----
                                    ------                -----                ----------                 -----






         At June 30, 1999, Pelican Financial was servicing approximately 13,182 loans with an aggregate unpaid principal balance of $1.2 billion. Of these loans, 0.7% were delinquent and an additional 0.1% were in foreclosure. Pelican Financial may be materially affected by loan delinquencies and defaults on loans that it services for others. Under a portion of its servicing contracts, Pelican Financial must advance all or part of the scheduled payments to the owner of the loan, even when loan payments are delinquent. At June 30, 1999, Pelican Financial's delinquency rates on loans serviced for Freddie Mac and Fannie Mae were 0.7% and 0.8%, respectively. Also, to protect their liens on mortgage properties, owners of loans usually require a servicer to advance scheduled mortgage and hazard insurance and tax payments even if sufficient escrow funds are not available. Pelican Financial is generally reimbursed by the mortgage owner or from liquidation proceeds for payments advanced that the servicer is unable to recover from the mortgagor, although the timing of this reimbursement is typically uncertain. In the interim, Pelican Financial absorbs the cost of funds advanced during the time the advance is outstanding. Further, Pelican Financial bears the costs of collection activities on delinquent and defaulted loans.

INVESTMENT ACTIVITIES

         Since the start of Pelican Financial's retail banking activities, primarily conducted through Pelican National, deposit in-flows to Pelican National have exceeded Pelican National's loan demand. In addition, Pelican National sells a substantial portion of its loans into the secondary market, thus replenishing its liquidity on a regular basis. Pelican National currently invests excess liquidity in a variety of interest-earning assets. The investment policy related to the retail banking operations of Pelican Financial, as approved by the Board of Directors of Pelican National, requires management to maintain adequate liquidity, generate a favorable return on investments without incurring undue interest rate and credit risk, and to complement Pelican Financial's lending activities. Pelican Financial primarily utilizes investments in securities for liquidity management and as a method of deploying excess funding not utilized for investment in loans. Generally, Pelican Financial's investment policy is more restrictive than applicable regulations allow and, accordingly, Pelican Financial has invested primarily in U.S. government and agency securities, federal funds, and U.S. government sponsored agency issued mortgage-backed securities. As required by SFAS No. 115, Pelican Financial has established an investment portfolio of securities that are categorized as held-to-maturity, available-for-sale, or held for trading. At December 31, 1998, all of the investment securities held in Pelican Financial's investment portfolio were classified as available for sale.



         At June 30, 1999, Pelican Financial had invested $2.2 million in Fannie Mae, Freddie Mac, and Ginnie Mae mortgage-backed securities, or 1.0% of total assets. In addition, at June 30, 1999, $3.9 million, or 1.8%, of total assets, were debt obligations issued by federal agencies which generally have stated maturities from one year to twenty five years. Investments in mortgage-backed securities involve a risk that actual prepayments will be greater than estimated prepayments over the life of the security, which may require adjustments to the amortization of any premium or accretion of any discount relating to these instruments thereby changing the net yield on these securities. There is also reinvestment risk associated with the cash flows from these securities or if these securities are redeemed by the issuer. In addition, the market value of these securities may be adversely affected by changes in interest rates.


         The following table contains information on the carrying value of Pelican Financial's investment portfolio at the dates indicated. At June 30, 1999, the market value of Pelican Financial's investment portfolio totaled $6.4 million. During the periods indicated and except as otherwise noted, Pelican Financial had no securities of a single issuer that exceeded 10% of stockholders' equity.







                                                                          At December 31,
                                                 At June 30,          ----------------------         At January 31,
                                                    1999              1998              1997              1997
                                                    ----              ----              ----              ----

                                                                      (Dollars in thousands)
U.S. Treasury...............................       $     0           $    0            $1,499             $  0
U.S. Government agency (1)..................         3,904            4,499             5,485                0
Mortgage-backed securities..................         2,208            1,093                 0                0
FHLB stock (3)..............................           333              261                 0                0
                                                   -------           ------            ------             ----
         Total investment securities (2)....       $ 6,445           $5,853            $6,984             $  0
                                                   -------           ------            ------             ----
                                                   -------           ------            ------             ----





-------------
(1) At June 30, 1999 and December 31, 1998, includes a $2.0 million investment in a Federal Home Loan Bank bond with a carrying value of $2.0 million.
(2)  Excludes time deposits held in other financial institutions.
(3)  Included in Other Assets in the accompanying financial statements.

         The following table contains certain information regarding the carrying values, weighted average yields, and contractual maturity distribution, excluding periodic principal payments, of Pelican Financial's investment securities portfolio at June 30, 1999.






                                                                         After Five Years
                                                   After One Year But       But Within
                              Within One Year      Within Five Years        Ten Years          After Ten Years         Total
                              ---------------      ----------------      ---------------       --------------     ---------------
                              Amount   Yield       Amount     Yield      Amount    Yield       Amount   Yield     Amount    Yield
                              ------   -----       ------     -----      ------    -----       ------   -----     ------    -----
                                                                    (Dollars In Thousands)

U.S. Government Agency......  $483      5.93%      $3,421     5.93%     $0         0.00%    $    0      0.00%  $3,904      5.93%
Mortgage-backed securities..     0      0.00            0     0.00       0         0.00      2,208      6.30    2,208      6.30
Other.......................     0      0.00            0     0.00       0         0.00        333      7.34      333      7.34
                              ----                 ------               ----                ------             ------

     Total..................  $483      5.93%      $3,421     5.93%     $0         0.00%    $2,541      6.44%  $6,445      6.11%
                              ----      ----       ------     ----      ----       ----     ------      ----   ------      ----
                              ----      ----       ------     ----      ----       ----     ------      ----   ------      ----


SOURCE OF FUNDS

         Pelican Financial funds its mortgage banking activities through the use of a warehouse line of credit and the use of agreements to repurchase. The following table contains information pertaining to short-term borrowings for the periods indicated.




                                                         Six Months                         Period From
                                                           Ended         Year Ended       February 1, 1997    Year Ended
                                                          June 30,       December 31,      To December 31,   January 31,
                                                            1999             1998              1997              1997
                                                          --------        --------           --------         --------
                                                                              (Dollars in Thousands)
Short-term borrowings:
  Average balance outstanding during the period..         $133,262        $ 95,052           $39,232          $32,889
  Maximum amount outstanding at
    any month-end during the period..............         $169,165        $215,029           $78,454          $54,994
  Weighted average interest rate during the
    period.......................................            6.44%           5.44%             4.01%            4.46%
  Total short-term borrowings at period end......         $110,238        $ 95,985           $60,980          $27,680
  Weighted average interest rate at period end...            7.78%           5.34%             3.99%            4.42%





         Pelican Financial conducts its operations utilizing leased premises and occasionally utilizing equipment pursuant to operating leases. The terms of the leases ranged from 12 months to 36 months with remaining lives ranging from 3 months to 29 months. The obligations remaining under the terms of these agreements totaled $883,000 at June 30, 1999.



         Pelican National funds its retail banking activities primarily with deposits, loan repayments and prepayments, and cash flows generated from operations. Pelican National offers a variety of deposit accounts with a range of interest rates and terms. Pelican National's deposits consist of checking, money market, savings, NOW, and certificate of deposit accounts. At June 30, 1999, approximately 50% of the funds deposited in Pelican National were in certificate of deposit accounts. At June 30, 1999, core deposits (savings, NOW, and money market) represented 38.6% of total deposits. The flow of deposits is influenced significantly by general economic conditions, changes in money market rates, prevailing interest rates and competition. Pelican National's deposits are obtained predominantly from the area around its office in Naples, Florida. Pelican National has relied primarily on customer service and competitive rates to attract and retain these deposits; however, market interest rates and rates offered by competing financial institutions significantly affect Pelican National's ability to attract and retain deposits. Pelican National uses traditional means of advertising its deposit products, including print media and generally does not solicit deposits from outside its market area. Pelican National does not actively solicit certificate accounts in excess of $100,000 or use brokers to obtain deposits. At June 30, 1999, $22.5 million, or 92.2% of Pelican National's certificate of deposit accounts were to mature within one year. Pelican National believes that substantially all of the certificate of deposit accounts that mature within one year will be rolled-over into new certificate of deposit accounts. To the extent that certificate of deposit accounts are not rolled-over, Pelican National believes that it has sufficient resources to fund these withdrawals.

         The following table contains information on the amount and maturity of jumbo certificates of deposit (I.E., certificates of deposit of $100,000 or more) at June 30, 1999.





                                                                     Jumbo
                                                                 Certificates
Time Remaining Until Maturity                                     of Deposit
-----------------------------                                     ----------
                                                                (In Thousands)
Less than 3 Months.......................................           $1,670
3 Months to 6 Months.....................................            2,990
6 Months to 12 Months....................................            3,405
Greater than 12 Months...................................              655
                                                                    ------
     Total...............................................           $8,720
                                                                    ------
                                                                    ------





EMPLOYEES

         At June 30, 1999, Pelican Financial had no employees other than executive officers. At June 30, 1999, Washtenaw had 200 full-time employees and four part-time employees and Pelican National had 18 full-time employees and no part-time employees. None of the employees of Pelican Financial or its subsidiaries were represented by a collective bargaining agreement. Management of Pelican Financial considers its relationship with its employees to be satisfactory.


PROPERTIES


         Pelican Financial owns no real property but utilizes the offices of Washtenaw. Pelican Financial pays no rent or other consideration for use of this facility. The mortgage banking activities of Pelican Financial are conducted primarily from the offices of Washtenaw located at 315 East Eisenhower, Ann Arbor, Michigan 48108 and wholesale mortgage banking operations are also conducted from a branch office of Washtenaw located at 2300 Contra Costa Boulevard, Pleasant Hill, California 94523. The retail banking activities of Pelican Financial are primarily conducted from the offices of Pelican National located at 811 Anchor Rode Drive, Naples, Florida 33940. All office locations are leased by Pelican Financial. In May 1999, Pelican National signed a lease for a new branch office located at 12730 New Brittany Boulevard, Fort Myers, Florida 33907. The branch is expected to open in October 1999.


SUBSIDIARY ACTIVITIES

         Pelican Financial conducts business through its wholly-owned subsidiaries: Washtenaw and Pelican National. Washtenaw is a corporation organized on February 5, 1981 pursuant to the laws of the State of Michigan. Pelican National is a national banking association organized on March 7, 1997 pursuant to the laws of the United States. Neither Washtenaw nor Pelican National has any subsidiaries.

LEGAL PROCEEDINGS


         At June 30, 1999, neither Pelican Financial nor Pelican National was involved in any material legal proceedings. Below is a brief description of material pending legal proceedings to which Washtenaw is a party:


          CHANDLER, ET AL, V. HILTON MORTGAGE CORPORATION AND WASHTENAW MORTGAGE CO., Civil Action No. 94-A-1418-N, U. S. District Court for the Middle District Alabama ("CHANDLER"). On November 4, 1994, Washtenaw was named as a defendant in a class action lawsuit relating to its method of calculating finance charges in lending disclosures required by the Federal Truth in Lending Act ("TILA"). The complaint was subsequently amended to remove the TILA claim and add a claim under the Real Estate Settlement Procedures

Act ("RESPA"), a request for declaratory judgement, and a fraud claim. The amended complaint alleges that the yield spread premium payments from Washtenaw to mortgage brokers were either payments for the referral of business, or duplicative payments. The suit seeks unspecified damages. On July 29, 1998, the court denied class certification. However, at the request of the plaintiff, the court has permitted plaintiff to refile the motion for class certification. Pelican Financial believes that Washtenaw is and has been in compliance with applicable federal and state laws. In the opinion of management, the resolution of this matter is not expected to have a material impact on the financial position or results of operations of Pelican Financial. See Note 17 of Notes to Consolidated Financial Statements.


         ROSE, ET AL V. WASHTENAW MORTGAGE CO., Case No. 4:98cv33-B-B, U.S. District Court for the Northern District of Mississippi. On February 10, 1998, Washtenaw was named as a defendant in a class action lawsuit alleging that the yield spread premium payments from Washtenaw to mortgage brokers were either payments for the referral of business, or duplicative payments. The suit seeks unspecified damages. On June 2, 1998, plaintiffs filed a motion for class certification. On August 4, 1998, Washtenaw filed a motion to stay the action, citing the order denying class certification in CHANDLER and on September 11, 1998, the court ordered all proceedings stayed pending a final judgment in CHANDLER. Pelican Financial believes that Washtenaw is and has been in compliance with applicable federal and state laws. In the opinion of management, the resolution of this matter is not expected to have a material impact on the financial position or results of operations of Pelican Financial.

         HEARN, ET AL V. WASHTENAW MORTGAGE CO., Case No. 4:98-CV-78 (JRE), U.S. District Court for the Middle District of Georgia. On February 19, 1998, Washtenaw was named as a defendant in a class action lawsuit alleging that the yield spread premium payments from Washtenaw to mortgage brokers were either payments for the referral of business, or duplicative payments. The suit seeks unspecified damages. On June 22, 1998, Washtenaw filed its answer denying all liability, asserting affirmative defenses, and further asserting that a class should not be certified. There have been no addition proceedings in this matter other than limited discovery. Pelican Financial believes that Washtenaw is and has been in compliance with applicable federal and state laws. In the opinion of management, the resolution of this matter is not expected to have a material impact on the financial position or results of operations of Pelican Financial.

         WASHTENAW MORTGAGE CO. V. HALLMARK MORTGAGE MANAGEMENT SERVICES, INC. AND DAVID JACKSON HOLCOMB, Civil Action No. 4:98 CV 207, U.S. District Court for the Eastern District of Texas. This lawsuit filed on July 19, 1998 relates to a Stock Purchase Agreement dated June 1, 1998 between Washtenaw and David Jackson Holcomb in which Washtenaw agreed to purchase 22,500 shares of Hallmark Mortgage Management Services, Inc. ("Hallmark") from Mr. Holcomb, constituting 45% of the then outstanding stock of Hallmark. Washtenaw paid $100,000 at the time of execution of the Stock Purchase Agreement and agreed to pay an additional amount if certain financial benchmarks were met. Those benchmarks were not met and within approximately two weeks of the closing of the purchase, Washtenaw began to have serious operational problems with Mr. Holcomb and Hallmark. Within one month of the closing of the purchase Washtenaw filed this lawsuit seeking a receiver and unspecified damages as a result of fraud, misrepresentation, and breach of contract, and seeking a declaratory judgment. The defendants filed a counterclaim for breach of contract, defamation, and civil conspiracy. No specific damage amount was plead by defendants. On July 23, 1998, the court granted Washtenaw motion to have a receiver appointed. In the opinion of management, the resolution of this matter is not expected to have a material adverse impact on the financial position or results of operations of Pelican Financial.

                                   REGULATION

ECONOMIC CONDITIONS, GOVERNMENT POLICIES, LEGISLATION, AND REGULATION

         Pelican Financial's profitability, like most bank holding companies, is primarily dependent on interest rate differentials. In general, the difference between the interest rates paid by Pelican Financial on interest-bearing liabilities, such as borrowings, and the interest rates received by Pelican National on its interest-earning assets, such as loans originated or purchased by Pelican Financial or investment securities held in the investment portfolio, comprise a significant portion of Pelican Financial's earnings. In addition, Pelican Financial's profitability is also dependent on the value of its mortgage servicing portfolio, which is also highly sensitive to changes in interest rates. Interest rates are highly sensitive to many factors that are beyond the control of Pelican Financial, such as inflation, recession, and unemployment, and the impact which future changes in domestic and foreign economic conditions might have on Pelican Financial and cannot be predicted.

         The business of Pelican Financial is also influenced by the monetary and fiscal policies of the federal government and the policies of regulatory agencies, particularly the Federal Reserve Board. The Federal Reserve Board implements national monetary policies (with objectives such as curbing inflation and combating recession) through its open-market operations in U.S. Government securities by adjusting the required level of reserves for depository institutions required to comply with its reserve requirements and by varying the target federal funds and discount rates applicable to borrowings by depository institutions. The actions of the Federal Reserve Board in these areas influence the growth of loans, investments, and deposits and also affect interest rates earned on interest-earning assets and paid on interest-bearing liabilities. The nature and impact on Pelican Financial of any future changes in monetary and fiscal policies cannot be predicted.

         From time to time, legislative acts, as well as regulations, are enacted which have the effect of increasing the cost of doing business, limiting or expanding permissible activities, or affecting the competitive balance between financial institutions, mortgage companies, and other financial services providers. Proposals to change the laws and regulations governing the operations and taxation of financial institutions, bank holding companies, mortgage companies, and other financial services providers are frequently made in the U.S. Congress, in the state legislatures and before various regulatory agencies. The nature and impact on Pelican Financial of any future changes in the law or regulations cannot be predicted.

GENERAL

         Bank holding companies and bank and nonbank subsidiaries are extensively regulated pursuant to both federal and state law. This regulation is intended primarily for the protection of depositors and the deposit insurance fund and not for the benefit of stockholders of Pelican Financial. Below is a summary description of the material laws and regulations which relate to the operations of Pelican Financial, Washtenaw, and Pelican National. The description does not purport to be complete and is qualified in its entirety by reference to the applicable laws and regulations.

         In recent years, significant legislative proposals and reforms affecting the financial services industry have been discussed and evaluated by Congress. These proposals include legislation to revise the Glass-Steagall Act and the Bank Holding Company Act, to expand permissible activities for banks, principally to facilitate the convergence of commercial and investment banking. Certain proposals also sought to expand insurance activities of banks. It is unclear whether any of these proposals, or any form of them introduced in the current Congress, will become law. Consequently, it is not possible to determine what effect, if any, they may have on Pelican Financial and Pelican National.

REGULATION -- PELICAN FINANCIAL

         Pelican Financial, is a registered bank holding company, required to comply with regulations issued pursuant to the Bank Holding Company Act. Pelican Financial is required to file periodic reports and annual reports with the Federal Reserve Board and any additional information as the Federal Reserve Board may require. The Federal Reserve Board may conduct examinations of Pelican Financial and its subsidiaries.

         The Federal Reserve Board may require that Pelican Financial terminate an activity or terminate control of or liquidate or divest certain subsidiaries or affiliates when the Federal Reserve Board believes the activity or the control of the subsidiary or affiliate constitutes a significant risk to the financial safety, soundness, or stability of any of its banking subsidiaries. The Federal Reserve Board also has the authority to regulate provisions of certain bank holding company debt, including authority to impose interest ceilings and reserve requirements on the debt. In certain circumstances, Pelican Financial must file written notice and obtain approval from the Federal Reserve Board prior to purchasing or redeeming its equity securities.

         A bank holding company and its nonbanking subsidiaries are prohibited from requiring certain tie-in arrangements in connection with any extension of credit, lease, or sale of property or furnishing of services. Further, Pelican Financial is required by the Federal Reserve Board to maintain certain levels of capital. Generally, the capital requirements of the Federal Reserve Board mirror those of the OCC applicable to Pelican National, with certain exceptions. For additional information on the capital levels of Pelican National, see "Regulation -- Pelican National -- Capital Standards."

         Pelican Financial is required to obtain the prior approval of the Federal Reserve Board for the acquisition of more than 5% of the outstanding shares of any class of voting securities or substantially all of the assets of any bank or bank holding company. Prior approval of the Federal Reserve Board is also required for the merger or consolidation of Pelican Financial and another bank holding company.

         Pelican Financial is prohibited, except in certain statutorily prescribed instances, from acquiring direct or indirect ownership or control of more than 5% of the outstanding voting shares of any company that is not a bank or bank holding company and from engaging directly or indirectly in activities other than those of banking, managing or controlling banks, or furnishing services to its subsidiaries. However, Pelican Financial, conditioned on the prior approval of the Federal Reserve Board, may engage in any activities, or acquire shares of companies engaged in activities that are deemed by the Federal Reserve Board to be so closely related to banking or managing or controlling banks as to be a proper incident thereto.

         Pursuant to Federal Reserve Board regulations, a bank holding company is required to serve as a source of financial and managerial strength to its subsidiary banks and may not conduct its operations in an unsafe or unsound manner. In addition, it is the Federal Reserve Board's policy that in serving as a source of strength to its subsidiary banks, a bank holding company should stand ready to use available resources to provide adequate capital funds to its subsidiary banks during periods of financial stress or adversity and should maintain the financial flexibility and capital-raising capacity to obtain additional resources for assisting its subsidiary banks. A bank holding company's failure to meet its obligations to serve as a source of strength to its subsidiary banks will generally be considered by the Federal Reserve Board to be an unsafe and unsound banking practice or a violation of the Federal Reserve Board's regulations or both. This doctrine has become known as the "source of strength" doctrine. The validity of the source of strength doctrine has been and is likely to continue to be the subject of litigation until definitively resolved by the courts or by Congress.

REGULATION -- WASHTENAW

         The mortgage banking operations of Washtenaw are extensively regulation by federal and state governmental authorities and are required to comply with various laws and judicial and administrative decisions. Washtenaw is required to comply with the rules and regulations of the Department of Housing and Urban Development (HUD), Federal Housing Administration, Veteran's Administration, Fannie Mae, Freddie Mac, and Ginnie Mae with respect to originating, underwriting, processing, securitizing, selling, and servicing mortgage loans. Those rules and regulations, among other things, prohibit discrimination, provide for inspections and appraisals, require credit reports on prospective borrowers and fix maximum loan amounts. Moreover, lenders such as Washtenaw are required annually to submit audited financial statements to Fannie Mae, Freddie Mac, and the Department of Housing and Urban Development and to comply with each regulatory entity's own financial requirements, policies, and procedures. Washtenaw's activities must also comply with, among other federal laws, the Equal Credit Opportunity Act, Federal Truth-in-Lending Act, Home Mortgage Disclosure Act, and the Real Estate Settlement Procedures Act and the regulations promulgated thereunder which prohibit discrimination, require the disclosure of certain basic information to mortgagors concerning credit and settlement costs, limit payment for settlement services to the reasonable value of the services rendered and require the maintenance and disclosure of information regarding the disposition of mortgage applications based on race, gender, geographical distribution, and income level.

         Additionally, various state laws and regulations affect Washtenaw. Washtenaw is licensed as a mortgage banker or regulated lender in those states in which it believes it is required to be licensed. Conventional mortgage operations may also be required to comply with state usury statutes. Federal Housing Administration and Veteran's Administration loans are exempt from the effect of these statutes. Pursuant to state statutes and licensing requirements, states may have the right to conduct financial and regulatory audits of loans under their jurisdiction and to determine compliance with state disclosure requirements and usury laws.

REGULATION -- PELICAN NATIONAL

         GENERAL. The Office of the Comptroller of the Currency is primarily responsible for the supervision, examination, and regulation of Pelican National, because Pelican National is a national banking association. If, as a result of an examination of Pelican National, the OCC should determine that the financial condition, capital resources, asset quality, earnings prospects, management, liquidity, or other aspects of Pelican National's operations are unsatisfactory or that Pelican National or its management is violating or has violated any law or regulation, various remedies are available to the OCC. These remedies include the power to enjoin "unsafe or unsound practices," to require affirmative action to correct any conditions resulting from any violation or practice, to issue an administrative order that can be judicially enforced, to direct an increase in capital, to restrict the growth of Pelican National, to assess civil monetary penalties, and to remove officers and directors. The FDIC has similar enforcement authority, in addition to its authority to terminate a bank's deposit insurance, in the absence of action by the OCC and upon a finding that a bank is in an unsafe or unsound condition, is engaging in unsafe or unsound activities, or that its conduct poses a risk to the deposit insurance fund or may prejudice the interest of its depositors.

         The deposits of Pelican National will be insured by the FDIC in the manner and to the extent provided by law. For this protection, Pelican National will pay a quarterly statutory assessment. See "- Premiums for Deposit Insurance." Various other requirements and restrictions under the laws of the United States affect the operations of Pelican National. Federal statutes and regulations relate to many aspects of Pelican National's operations, including reserves against deposits, interest rates payable on deposits, loans, investments, mergers and acquisitions, borrowings, dividends, locations of branch offices, capital requirements, and disclosure obligations to depositors and borrowers. Further, Pelican National is required to maintain certain levels of capital. See "-- Capital Standards."

         RESTRICTIONS ON TRANSFERS OF FUNDS TO PELICAN FINANCIAL BY PELICAN NATIONAL. Pelican Financial is a legal entity separate and distinct from Pelican National. The prior approval of the OCC is required if the total of all dividends declared by Pelican National in any calendar year exceeds Pelican National's net profits (as defined) for that year combined with its retained net profits (as defined) for the preceding two years, less any transfers to surplus. In addition, as a condition to the issuance of Pelican National's charter by the OCC and the approval of deposit insurance by the FDIC, both agencies have restricted the use of Bank funds to service the $2.0 million loan used to initially capitalize Pelican National. This restriction could adversely affect the ability of Pelican Financial to service the loan if dividends from Washtenaw do not at least equal the loan payment. In addition, covenants of the loan agreement require Washtenaw to maintain a specified level of capitalization and could restrict the ability of Washtenaw to dividend to Pelican Financial sufficient funds to meet its loan obligation. The restrictions contained in the approvals of the OCC and the FDIC as well as the covenants in the loan agreement are anticipated to expire after the consummation of the offering as Pelican Financial intends to use a portion of the proceeds from the offering to repay the loan used to initially capitalize Pelican National.

         The OCC also has authority to prohibit Pelican National from engaging in activities that, in the OCC's opinion, constitute unsafe or unsound practices in conducting its business. It is possible, depending upon the financial condition of the financial institution in question and other factors, that the OCC could assert that the payment of dividends or other payments might, in some circumstances, be an unsafe or unsound practice. Further, the OCC and the Federal Reserve Board have established guidelines with respect to the maintenance of appropriate levels of capital by banks or bank holding companies under their jurisdiction. Compliance with the standards in these guidelines and the restrictions that are or may be imposed pursuant to the prompt corrective action provisions of federal law could limit the amount of dividends which Pelican National may pay to Pelican Financial. See "-- Prompt Corrective Regulatory Action and Other Enforcement Mechanisms" and "-- Capital Standards" for a discussion of these additional restrictions on capital distributions.

         Pelican National is required to comply with certain restrictions imposed by federal law on any extensions of credit to, or the issuance of a guarantee or letter of credit on behalf of, Pelican Financial or other affiliates, the purchase of or investments in stock or other securities thereof, the taking of these securities as collateral for loans and the purchase of assets of Pelican Financial or other affiliates. These restrictions prevent Pelican Financial and other affiliates from borrowing from Pelican National unless the loans are secured by marketable obligations of designated amounts. Further, these secured loans and investments by Pelican National to or in Pelican Financial or to or in any other affiliate is limited to 10% of Pelican National's capital and surplus (as defined by federal regulations) and these secured loans and investments are limited, in the aggregate, to 20% of Pelican National's capital and surplus (as defined by federal regulations). Additional restrictions on transactions with affiliates may be imposed on Pelican National pursuant to the prompt corrective action provisions of federal law.
See "-- Prompt Corrective Action and Other Enforcement Mechanisms."

         CAPITAL STANDARDS. The Federal Reserve Board and the OCC have adopted risk-based minimum capital guidelines intended to provide a measure of capital that reflects the degree of risk associated with a banking organization's operations for both transactions reported on the balance sheet as assets and transactions, such as letters of credit and recourse arrangements, which are recorded as off balance sheet items. Pursuant to these guidelines, nominal dollar amounts of assets and credit equivalent amounts of off balance sheet items are multiplied by one of several risk adjustment percentages, which range from 0% for assets with low credit risk, such as certain U.S. Treasury securities, to 100% for assets with relatively high credit risk, such as business loans.

         A banking organization's risk-based capital ratios are obtained by dividing its qualifying capital by its total risk adjusted assets. The regulators measure risk-adjusted assets, which include off balance sheet items, against both total qualifying capital (the sum of Tier 1 capital and limited amounts of Tier 2 capital) and Tier 1 capital. Tier 1 capital consists primarily of common stock, retained earnings, noncumulative perpetual preferred stock (cumulative perpetual preferred stock for bank holding companies) and minority interests in certain subsidiaries, less most intangible assets. Tier 2 capital may consist of a limited amount of the allowance for possible loan and lease losses, cumulative preferred stock, long-term preferred stock, eligible term subordinated debt, and certain other instruments with some characteristics of equity. The inclusion of elements of Tier 2 capital conditioned on certain other requirements and limitations of the federal banking agencies. The federal banking agencies require a minimum ratio of qualifying total capital to risk-adjusted assets of 8% and a minimum ratio of Tier 1 capital to risk-adjusted assets of 4%. In addition to the risk-based guidelines, federal banking regulators require banking organizations to maintain a minimum amount of Tier 1 capital to total average assets, referred to as the leverage ratio, of 4%.


         The following table presents the amounts of regulatory capital and the capital ratios for Pelican Financial, compared to its minimum regulatory capital requirements of the Federal Reserve Board as of June 30, 1999.


                                                                        June 30, 1999
                           -------------------------------------------------------------------------------------------------------
                                                                                                                       Excess over
                                                   Required to be        Excess over             Required to be      Required to be
                                  Actual       Adequately Capitalized  Minimum Required         Well Capitalized       Capitalized
                           ----------------   -------------------    ------------------      --------------------    -------------
                            Amount   Percent   Amount     Percent    Amount       Percent     Amount      Percent    Amount  Percent
                           -------   ------   -------      -----     ------       -----      -------      ------     ------  -----
                                                                 (Dollars In Thousands)
Total Capital (to Risk-
   Weighted Assets)...     $13,511   10.64%   $10,158      8.00%     $3,353       2.64%      $12,697      10.00%  $   814     0.64%
Tier 1 Capital (to Risk
   Weighted Assets)... -    13,370   10.53      5,079      4.00       8,291       6.53         7,619       6.00     5,751     4.53
Tier 1 Capital (to Average  13,370    5.56      9,611      4.00       3,759       1.56        12,014       5.00     1,356     0.56
   Assets)............





         Only a well capitalized depository institution may accept brokered deposits without prior regulatory approval. Pursuant to OCC and FDIC regulations, an institution is generally considered "well capitalized" if it has a total risk-based capital ratio of at least 10%, a Tier 1 risk-based capital ratio of at least 6%, and a Tier 1 capital (leverage) ratio of at least 5%. Federal law generally requires full-scope on-site annual examinations of all insured depository institutions by the appropriate federal bank regulatory agency although the examination may occur at longer intervals for small well-capitalized or state chartered banks. Initially, Pelican National is expected to be considered well capitalized, however, no assurance can be given that Pelican National will remain well capitalized or even meet its minimum regulatory capital requirements. The following table presents the amounts of regulatory capital and the capital ratios for Pelican National, compared to its minimum regulatory capital requirements of the OCC as of June 30, 1999.





                                                          As of June 30, 1999
                               ---------------------------------------------------------------------------
                                                              Required to be
                                       Actual              Adequately Capitalized            Excess
                               --------------------         --------------------        -----------------
                               Amount         Ratio         Amount         Ratio        Amount      Ratio
                               ------         -----         ------         -----        ------      -----
                                                            (Dollars In Thousands)
Total risk-based ratio.....    $5,534          16.12%     $2,746            8.0%      $2,788           8.12%
Tier 1 risk-based ratio....     5,394          15.72       1,373            4.0        4,021          11.72
Leverage ratio.............     5,394          11.22       1,922            4.0        3,472           7.22



         Future changes in regulations or practices could further reduce the amount of capital recognized for purposes of capital adequacy. Any change could affect the ability of Pelican National to grow and could restrict the amount of profits, if any, available for the payment of dividends.

         PROMPT CORRECTIVE ACTION AND OTHER ENFORCEMENT MECHANISMS. Federal law requires each federal banking agency to take prompt corrective action to resolve the problems of insured depository institutions, including but not limited to those that fall below one or more prescribed minimum capital ratios. The law requires each federal banking agency to promulgate regulations defining the following five categories in which an insured depository institution will be placed, based on the level of its capital ratios: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized.

         An institution that, based upon its capital levels, is classified as well capitalized, adequately capitalized, or undercapitalized may be treated as though it were in the next lower capital category if the appropriate federal banking agency, after notice and opportunity for hearing, determines that an unsafe or unsound condition or an unsafe or unsound practice warrants this treatment. At each successive lower capital category, an insured depository institution is required to comply with more restrictions. The federal banking agencies, however, may not treat an institution as critically undercapitalized unless its capital ratio actually warrants this treatment.

         In addition to restrictions and sanctions imposed pursuant to the prompt corrective action provisions, the federal regulators may institute enforcement actions against commercial banking organizations for unsafe or unsound practices in conducting their businesses or for violations of any law, rule, regulation or any condition imposed in writing by the agency or any written agreement with the agency. Enforcement actions may include the imposition of a conservator or receiver, the issuance of a cease and desist order that can be judicially enforced, the termination of insurance of deposits (in the case of a depository institution), the imposition of civil money penalties, the issuance of directives to increase capital, the issuance of formal and informal agreements, the issuance of removal and prohibition orders against institution-affiliated parties and the enforcement of these actions through injunctions or restraining orders based upon a judicial determination that the agency would be harmed if this equitable relief was not granted.

         SAFETY AND SOUNDNESS STANDARDS. In July 1995, the federal banking agencies adopted final guidelines establishing standards for safety and soundness. The guidelines contain operational and managerial standards relating to internal controls, information systems and internal audit systems, loan documentation, credit underwriting, interest rate exposure, asset growth, and compensation, fees, and benefits. Guidelines for asset quality and earnings standards will be adopted in the future. The guidelines establish the safety and soundness standards that the agencies will use to identify and address problems at insured depository institutions before capital becomes impaired. If an institution fails to comply with a safety and soundness standard, the appropriate federal banking agency may require the institution to submit a compliance plan. Failure to submit a compliance plan or to implement an accepted plan may result in enforcement action.

         PREMIUMS FOR DEPOSIT INSURANCE. Pelican National's deposit accounts are insured by Pelican National Insurance Fund ("BIF"), as administered by the FDIC, up to the maximum permitted by law. Insurance of deposits may be terminated by the FDIC upon a finding that the institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, rule, order, or condition imposed by the FDIC or the institution's primary regulator.

         The FDIC charges an annual assessment for the insurance of deposits, which as of December 31, 1998, ranged from 0 to 27 basis points per $100 of insured deposits, based on the risk a particular institution poses to its deposit insurance fund. The risk classification is based on an institution's capital group and supervisory subgroup assignment. Pursuant to the Economic Growth and Paperwork Reduction Act of 1996 (the "Paperwork Reduction Act"), at January 1, 1997, Pelican National began paying, in addition to its normal deposit insurance premium as a member of the BIF, an amount equal to approximately 1.3 basis points per $100 of insured deposits toward the retirement of the Financing Corporation bonds ("Fico Bonds") issued in the 1980s to assist in the recovery of the savings and loan industry. Members of the Savings Association Insurance Fund ("SAIF"), by contrast, pay, in addition to their normal deposit insurance premium, approximately 6.4 basis points. Pursuant to the Paperwork Reduction Act, the FDIC is not permitted to establish SAIF assessment rates that are lower than comparable BIF assessment rates. Beginning no later than January 1, 2000, the rate paid to retire the Fico Bonds will be equal for members of the BIF and the SAIF. The Paperwork Reduction Act also provided for the merging of the BIF and the SAIF by January 1, 1999 provided there were no financial institutions still chartered as savings associations at that time. However, as of January 1, 1999, there were still financial institutions chartered as savings associations. Should the insurance funds be merged before January 1, 2000, the rate paid by all members of this new fund to retire the Fico Bonds would be equal.

         INTERSTATE BANKING AND BRANCHING. In September 1994, the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 became law. Pursuant to this law, beginning one year after the date of enactment, a bank holding company that is adequately capitalized and managed may obtain approval to acquire an existing bank located in another state without regard to state law. A bank holding company would not be permitted to make an acquisition if, upon consummation, it would control more than 10% of the total amount of deposits of insured depository institutions in the United States or 30% or more of the deposits in the state in which Pelican National is located. A state may increase or decrease the percentage of total deposits that may be held in that state by any one bank or bank holding company if application of the percentage does not discriminate against out-of-state banks. An out-of-state bank holding company may not acquire a state bank in existence for less than a minimum length of time that may be prescribed by state law except that a state may not impose more than a five year existence requirement.

         COMMUNITY REINVESTMENT ACT. Pursuant to the Community Reinvestment Act ("CRA"), as implemented by OCC regulations, a bank has a continuing and affirmative obligation consistent with its safe and sound operation to help meet the credit needs of its entire community, including low and moderate income neighborhoods. The CRA does not establish specific lending requirements or programs for financial institutions nor does it limit an institution's discretion to develop the types of products and services that it believes are best suited to its particular community, consistent with the CRA. The CRA requires the OCC, in connection with its examination of a bank, to assess the institution's record of meeting the credit needs of its community and to take this record into account in its evaluation of certain applications by the institution. The OCC evaluates an institution's CRA performance utilizing a four tiered descriptive rating system, resulting in a rating of outstanding, satisfactory, needs to improve, or substantial non-compliance.


                                   MANAGEMENT

         Pelican Financial's certificate of incorporation and bylaws provide for staggered terms for the Board of Directors while directors of Pelican National are elected annually. The Board of Directors of Pelican Financial has been divided into three classes so that, after their initial terms, approximately one-third of the directors are elected to a three-year term at each annual shareholders meeting. Pursuant to the Certificate of Incorporation of Pelican Financial, the Board of Directors may fill the vacancy by a two-thirds vote of the directors remaining in office. Pursuant to the Certificate of Incorporation, a person selected by the Board to fill a vacancy shall have a term expiring at the annual meeting of stockholders at which the term of the class to which the director has been chosen expires or until the director's successor is elected and qualified.

         The following table contains certain information with respect each person that is known to Pelican Financial to beneficially own more than 5% of the outstanding common shares and with respect to the directors and executive officers of Pelican Financial. The address of each director and executive officer listed below is c/o Pelican Financial, Inc., 315 East Eisenhower, Ann Arbor, Michigan 48108.


                                                                                                     Beneficial
                                                                               Current Term         Ownership of        Percent of
Name of Individual            Age(1)       Position with Pelican Financial       Expires       Pelican Financial(2)      Total
------------------        ---------------  ---------------------------------------------------- --------------------- ----------
Charles C. Huffman              55           Chief Executive Officer and           2000            1,811,650(3)            59.73%
                                                Chairman of the Board

Michael D. Surgen               44                     Director                    2000                    0(4)             0.00


Michael L. Hogan                46         Vice President, Chief Financial         2001                    0                0.00
                                                Officer, and Director

Koula M. Kovach                 39          Vice President, Secretary, and         2001               13,336(5)             0.44
                                                       Director

Raleigh E. Allen, Jr            58                     Director                    2002                    0                0.00

Ernest G. Merlanti              68                     Director                    2002                8,000                0.26

S. Lynn Stokes                  49                     Director                    2002                    0                0.00

All directors and executive officers as a
  group (7 persons)                                                                                1,832,986(6)            60.43






--------------------
(1)      As of December 31, 1998.
(2) As of June 30, 1999. Unless otherwise indicated, includes all shares held directly by the named individuals as well as by spouses, minor children in trust, and other forms of indirect ownership, over which shares the named individual effectively exercises sole voting and investment power with respect to the indicated shares.
(3) Excludes 2,000 shares of common stock underlying options that are not exercisable within 60 days of June 30, 1999. Excludes 588,350 shares of common stock which are held in two trusts for the benefit of his two adult children. Mr. Huffman disclaims beneficial ownership of these shares.
(4) Excludes 64,000 shares of common stock underlying options not exercisable within 60 days of June 30, 1999.
(5) Includes 8,000 shares of common stock underlying options exercisable within 60 days of June 30, 1999.
(6) Includes 6,000 shares of common stock underlying options exercisable within 60 days of June 30, 1999. Excludes 588,350 shares of common stock which are held in two trusts for the benefit of Mr. Huffman's two adult children.



BIOGRAPHICAL INFORMATION

         The business experience of each director and executive officer of Pelican Financial is summarized below. All directors and executive officers have held their present positions for a minimum of five years unless otherwise stated.


         CHARLES C. HUFFMAN has served as the Chief Executive Officer and Chairman of the Board of Pelican Financial since its formation in March 1997. Mr. Huffman is also Chairman of the Board of Washtenaw and has served in that capacity since founding Washtenaw in 1981. Mr. Huffman became Chairman of the Board of Pelican National upon completion of its formation. Mr. Huffman is a long time member of the Mortgage Bankers Association of America as well as various state associations. Mr. Huffman also serves on the Secondary Marketing Advisory Council of Fannie Mae.


         MICHAEL D. SURGEN has been a director of Pelican Financial since October 1998 and has served as the President and a director of Pelican National since 1998. Prior to joining Pelican Financial and Pelican National, from 1996 to 1998, Mr. Surgen was self-employed managing his own investments. From 1981 to 1996, Mr. Surgen was employed by Eastern Savings Bank, FSB, Hunt Valley, Maryland, serving as President from 1992 to 1996 and as an Executive Vice President from 1981 to 1992. Mr. Surgen is a member of the Economic Development Committee of Collier County and the Naples Chamber of Commerce.

         MICHAEL L. HOGAN has served as a Vice President and the Chief Financial Officer of Pelican Financial since January 1999. Prior to joining Pelican Financial, Mr. Hogan served in 1998 as the Regional Financial

Officer for Regions Financial Corp. and as a Senior Vice President and Chief Financial Officer Regions Bank, N.A., Regions Financial Corp.'s national bank subsidiary. From 1996 to 1998, Mr. Hogan served as Vice President, Treasurer, and SEC Compliance Officer for Key Florida Bancorp, Inc. From 1989 to 1996, Mr. Hogan was a certified public accountant practicing with Purvis, Gray and Company, an independent public accounting firm headquartered in Florida. Mr. Hogan is a member of the American Institute of Certified Public Accountants and the Florida Institute of Certified Public Accountants as well as the Manatee and Sarasota Counties Gator Clubs.

         KOULA M. KOVACH has been a director and Vice President of Pelican Financial since its formation in March 1997. Ms. Kovach has been employed by Washtenaw since 1981 and has served as its President since June 1998. Ms. Kovach has worked, developed, and managed most areas of Washtenaw and since 1988, Ms. Kovach has managed the Underwriting, Closing, Post Closing, Quality Control and Human Resource Departments of Washtenaw. Ms. Kovach has also served on the Risk Management Advisory Council and the Product Development Customer Advisory Group of Fannie Mae. Ms. Kovach is also a member of the Association of Professional Mortgage Women.

         RALEIGH E. ALLEN, JR. has been a director of Pelican Financial since March 1999. Mr. Allen has been employed by the Mortgage Guaranty Insurance Corporation since 1973, most recently serving as an Account Manager for Eastern Michigan. Mr. Allen currently serves as a board member of the Mortgage Bankers Association of Michigan, the Deaf, Hearing and Signing Center, and the Eastern Mortgage Brokers Association. Mr. Allen has also served as a board member of the Michigan Mortgage Brokers Association and the Wisconsin Mortgage Bankers Association and is a former member of the New Berlin Public School Board.

         ERNEST G. MERLANTI has been a director of Pelican Financial since March 1999. Mr. Merlanti has been employed as a Vice President--Consulting Services for Personnel Systems, Inc., Ann Arbor, Michigan since 1970, a company which he jointly owns with his spouse. See also, "-- Certain Relationships and Related Transactions."


         S. LYNN STOKES has been a director of Pelican Financial since July 1999. Mr. Stokes has served as a consultant to the financial institution industry since 1986 from his office in Sun Center City, Florida. From 1985 to 1986, Mr. Stokes served as Executive Vice President for Corporate Planning and Development for a $1.2 billion savings and loan association, located in Florida. Prior to 1985, he was a partner in the Miami office of Deloitte, Haskins and Sells (now Deloitte & Touche LLP) as the firm's national industry tax coordinator for savings and loan associations. Mr. Stokes is a contributing editor for the FEDERAL BANKING LAW REPORTER published by Commerce Clearinghouse, Inc. He also is a member and past chairman of the Editorial Board of CPA TODAY, the monthly journal of the Florida Institute of Certified Public Accountants.


COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors of Pelican Financial generally meets on a quarterly basis, as needed. During the year ended December 31, 1998, the Board of Directors of Pelican Financial met two times. No director attended fewer than 75% in the aggregate of the total number of Board meetings held while the director was a member during the year ended December 31, 1998 and the total number of meetings held by committees on which the director served during the year.

         Pelican Financial's full Board of Directors acts as a nominating committee for the annual selection of its nominees for election as directors of Pelican Financial. While the Board of Directors will consider nominees recommended by stockholders, it has not actively solicited recommendations from Pelican Financial's stockholders for nominees nor, conditioned on compliance with the procedural requirements contained in Pelican Financial's Certificate of Incorporation, established any procedures for this purpose. Pelican Financial's Board of Directors met once in its capacity as the nominating committee during 1998.

         Pelican National's and Washtenaw's full Boards of Directors act as compensation committees for both Washtenaw and Pelican National, respectively. Washtenaw's Board met one time in this capacity during 1998 and Pelican National's Board met one time in this capacity during 1998 to examine the performance and approve the compensation of the officers. Employee members of the Boards of Directors do not participate in the consideration of their own compensation.



         Pelican Financial's Audit Committee consists of directors Raleigh E. Allen, Jr., Ernest G. Merlanti, and Michael L. Hogan, who is also the Chief Financial Officer of Pelican Financial. The Audit Committee is responsible for reviewing Pelican Financial's auditing programs, overseeing the quarterly regulatory reporting process, overseeing internal compliance audits as necessary, receiving and reviewing the results of each external audit, and reviewing management's response to auditors' recommendations. The Audit Committee did not meet in 1998.

DIRECTOR AND EXECUTIVE OFFICER COMPENSATION

         DIRECTOR COMPENSATION. Non-employee directors of Pelican Financial receive $400 per meeting of the Board of Directors attended. Each member of the Board of Directors of Pelican National receives a fee of $400 per month. Additionally, each non-employee member of a committee of the Board of Directors of Pelican National receives a fee of $100 per committee meetings. Members of the Board of Directors of Washtenaw do not receive a fee for service on the Board of Washtenaw. Directors are also eligible to receive stock options and stock appreciation rights pursuant to Pelican Financial's stock option and incentive plan. See "--Stock Option and Incentive Plan."

         EXECUTIVE OFFICER COMPENSATION. Pelican Financial has no full time employees, but will rely on the employees of Washtenaw and Pelican National for the limited services required by Pelican Financial. All compensation paid to officers and employees of Pelican Financial is paid by Washtenaw or Pelican National, as appropriate.

         The following table contains information on the cash and non-cash compensation awarded to or earned by the Chief Executive Officer of Pelican Financial and each executive officer of Pelican Financial that earned a salary and bonus in excess of $100,000 during the fiscal year ended December 31, 1998, the eleven months ended December 31, 1997, and the year ended January 31, 1997. No other executive officer of Pelican Financial or person performing a similar policy making function for Pelican Financial had a salary and bonus in excess of $100,000 during these same periods for services rendered in all capacities to Pelican Financial.



                                                           Annual Compensation
                                                   ------------------------------------------
                                                                                                  Long Term
                                                                                                 Compensation
                                                                                 Other            Securities
                                     Period                                      Annual            Underlying          All Other
Name and Principal Position          Ended          Salary        Bonus       Compensation(1)      Options (#)        Compensation
---------------------------        --------        --------     --------      ---------------     ------------        ------------
Charles C. Huffman                 12/31/98        $225,543     $645,303        $  0              2,000               $2,400 (2)
Chief Executive Officer and        12/31/97         198,462       64,692           0                  0                4,476 (2)
  Chairman of the Board of         01/31/97         215,000       83,353           0                  0                9,184 (3)
  Pelican Financial; Chairman of
  the Board of Pelican National
  and Washtenaw
Koula M. Kovach                    12/31/98         110,000      307,995           0                  0                2,400 (4)
Director of Pelican Financial;     12/31/97          89,108       73,626           0              4,000                2,166 (4)
  President of Washtenaw           01/31/97          81,744       23,922           0                  0                1,654 (4)


------------------

(1) For the year December 31, 1998, the eleven months ended December 31, 1997, and the year ended January 31, 1997, there were no:
         a. perquisites over the lesser of $50,000 or 10% of any of the above named executive officers' total salary and bonus;
         b. payments of above-market preferential earnings on deferred compensation;
         c.       tax payment reimbursements; or
         d.       preferential discounts on stock.
(2) Represents amounts contributed to Pelican Financial's 401(k) plan for the account of Mr. Huffman.
(3) Represents $4,729 contributed to Pelican Financial's 401(k) plan for the account of Mr. Huffman and $4,455 paid by Pelican Financial for term life insurance for the benefit of Mr. Huffman.
(4) Represents amounts contributed to Pelican Financial's 401(k) plan for the account of Ms. Kovach.

         EMPLOYMENT AGREEMENT. Pelican National entered into an employment agreement in March 31, 1998 with Michael D. Surgen, President and Chief Executive Officer of Pelican National and a director of Pelican Financial and Pelican National. The employment agreement provides for a term of five years, with an annual base salary payable by Pelican National in the amount of $120,000. The employment agreement will terminate upon Mr. Surgen's death or medical or legal disability and is terminable by Pelican National for "just cause" as defined in the Employment Agreement. If there is a termination for just cause, no severance benefits are available. If Pelican National terminates Mr. Surgen without just cause, Mr. Surgen will be entitled to a severance payment in the amount of 25% of his base salary then in effect and Pelican National must repurchase or arrange for the sale of any common stock owned by Mr. Surgen at the book value thereof.

         The employment agreement also provides that Mr. Surgen will be granted incentive stock options to purchase 80,000 shares of common stock pursuant to Pelican Financial's stock option and incentive plan upon the achievement of certain performance goals in the first five years of Pelican National's operation. Mr. Surgen will forfeit options related to 20,000 shares per year in which the performance goals are not met. In addition, Mr. Surgen is also entitled to be granted options to purchase an additional 20,000 shares per year through the sixth year of Pelican National's operations for superior performance, which is defined in the employment agreement as a return on equity in excess of 13.5% and a return on assets in excess of 1.10%.

OTHER BENEFITS

         401(K) SAVINGS PLAN. Pelican Financial, Inc. sponsors a tax-qualified defined contribution savings plan (commonly known as a 401(k) Plan) for the benefit of its employees and the employees of Washtenaw and Pelican National. Employees become eligible to participate in the 401(k) Plan after reaching age 21 and completing one year (including 1,000 hours) of service. Pursuant to the 401(k) Plan, employees may voluntarily elect to defer compensation, not to exceed applicable limits under the Code (I.E., $10,000 in calendar year 1998). Pelican Financial, Inc. matches 50% of the employee contributions up to 1.5% of the participant's contribution. Matching contributions vest over a six year period beginning after the second year at a rate of 20% per year, or become 100% vested upon termination of employment due to death, disability, or retirement. Pelican Financial, Inc. may make additional contributions. Employee contributions are immediately vested.



         Benefits are payable upon termination of employment, retirement, death, disability, or plan termination. Normal retirement age pursuant to the 401(k) Plan is age 65. Additionally, funds in the 401(k) Plan may be distributed upon application to the plan administrator upon severe financial hardship in accordance with uniform guidelines which comply with those specified by the Code. It is intended that the 401(k) Plan operate in compliance with the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"), and the requirements of Section 401(a) of the Code. For the six months ended June 30, 1999, the year ended December 31, 1998, the eleven months ended December 31, 1997, and the year ended January 31, 1997, Pelican Financial incurred expenses of approximately $23,000, $77,000, $33,000, and $38,000, respectively relating to the plan.

         STOCK OPTION AND INCENTIVE PLAN. The Boards of Directors of Pelican Financial, Pelican National, and Washtenaw adopted the 1997 Stock Option and Incentive Plan upon completion of the organization of Pelican National. 400,000 shares of common stock were reserved for issuance by Pelican Financial upon exercise of stock options to be granted to officers, directors, and employees of Pelican Financial, Pelican National, and Washtenaw from time to time pursuant to the option plan. The purpose of the option plan is to provide additional performance and retention incentives to certain officers, directors, and employees by facilitating their purchase of a stock interest in Pelican Financial. The option plan provides for a term of 10 years, after which no awards could be made, unless earlier terminated by the Board of Directors of Pelican Financial pursuant to the option plan. Directors and executive officers of Pelican Financial, Pelican National, and Washtenaw received an initial grant of options upon the consummation of the organization of Pelican National. The options vest over a period determined by the option plan committee. Options are granted based upon several factors, including seniority, job duties and responsibilities, job performance, and Pelican Financial's performance.

         Pelican Financial receives no monetary consideration for the granting of stock options pursuant to the option plan, however, Pelican Financial receives the option price for each share issued to optionees upon the exercise of the options. Shares issued as a result of the exercise of options will be either authorized but unissued shares or shares purchased in the open market by Pelican Financial, however, no purchases in the open market will be made that would violate applicable regulations restricting purchases by Pelican Financial. The exercise of options and payment for the shares received would contribute to the equity of Pelican Financial.



         During the year ended December 31, 1998, Pelican Financial granted 92,000 options pursuant to the option plan. At December 31, 1998, there were options covering 104,000 shares of common stock outstanding pursuant to the option plan. As of December 31, 1998, no options granted pursuant to the option plan have been exercised. Since December 31, 1998, Pelican Financial granted an additional 230,750 options pursuant to the option plan of which options for 50,000 shares were granted to Charles C. Huffman and options for 25,000 shares were granted to Koula M. Kovach. All of these additional options are to be effective at the date of the offering at the public offering price.



         The following table shows the number of shares with respect to which options granted pursuant to the option plan for the year ended December 31, 1998 to each of the named persons, together with the percentage of all grants to employees which the grant to the named person represents, the exercise price of the option and the expiration date of the option.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR



                                                                                                   Potential Realizable Value at
                                                                                                     Assumed Annual Rate of
                               Number of                                                           Stock Price Appreciation for
                              Securities       Percent of Total                                            Option Term
                              Underlying         Options/SARs                                      ------------------------------
                             Options/SARs         Granted to    Exercise or Base  Expiration
Name                          Granted (#)          Employees      Price ($/Sh)       Date               5% ($)         10% ($)
------------------           ------------      ----------------  ---------------  ------------         -------         -------
Charles C. Huffman               2,000               1.52%            $5.50         11-19-08           $ 5,280       $  14,940


         The following table contains information on the number of shares acquired by any of the named persons upon exercise of stock options during the year ended December 31, 1998, the value realized through the exercise of any options, and the number of unexercised options held by the person, including both those which are presently exercisable and those which are not presently exercisable.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES


                                                                                                           Value of
                                                                          Number of                       unexercised
                                    Shares                               unexercised                     in-the-money
                                   acquired          Value                 options                          options
Name                              on exercise      realized       exercisable/unexercisable        exercisable/unexercisable
------------------------------  ---------------  ------------- -------------------------------  ----------------------------
Charles C. Huffman............         0              $0                    0 / 2,000                     $ 0 / $  0
Koula M. Kovach...............         0              $0                4,000 / 0                      $2,000 / $  0


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Pelican Financial has adopted a policy that all transactions between Pelican Financial and its officers, directors, and shareholders owning 5% or more of the common stock will be made on terms no less favorable than could be obtained from third parties.

         Pelican National, like many financial institutions, has adopted a policy regarding the making of loans to officers and directors. The policy provides that these loans:

         *        will be made in the ordinary course of business,
         * will be made on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the time for comparable transactions with Pelican National's other customers, and
         * will not involve more than the normal risk of collectibility or present other unfavorable features.

         All loans by Pelican National to its directors and executive officers are required to comply with regulations restricting loans and other transactions with affiliated persons of Pelican National.

         Washtenaw has adopted a policy giving all employees, including officers and directors, discounts on mortgage loans. Washtenaw makes these loans on terms that yield no profit or loss to Washtenaw upon the sale of the loan to the secondary market. The following table contains information regarding the indebtedness of executive officers, directors, and members of the immediate family of an executive officer or director of Pelican Financial who are or were indebted to Washtenaw at any time since February 1, 1997 in an amounts in excess of $60,000.

         The information below includes amounts originated before December 31, 1998.


                                                                 Largest Amount
                                  Date of        Type of        Outstanding Since         Balance at         Interest
Name and Position                  Loan           Loan          February 1, 1997       December 31, 1998      Rate
----------------------------- -------------- ---------------  ------------------    ----------------------  ---------
Charles C. Huffman               3-17-98        Mortgage            $141,800             $      0             6.125%
    President, CEO, and
    Chairman of Pelican
    Financial; Chairman of
    Washtenaw and Pelican
    National

Koula M. Kovach                  10-17-96       Bridge Loan           92,617                    0             7.750
    Director of Pelican
    Financial; President of      9-11-98        Mortgage             147,500                    0             6.250
    Washtenaw




                                                                 Largest Amount
                                  Date of        Type of        Outstanding Since         Balance at         Interest
Name and Position                  Loan           Loan          February 1, 1997       December 31, 1998      Rate
----------------------------- -------------- ---------------  ------------------    ----------------------  ---------
Michael D. Surgen                7-22-98        Mortgage         150,000                         0           7.125
    Director of Pelican
    Financial; President of      7-24-98          Home            34,652                    34,400           7.750
    Pelican National                             Equity

R. Charles Huffman               5/29/96        Mortgage          84,000                         0           6.000
    Relation to Charles C.
    Huffman, President,          3-13-97      Construction        75,374                         0           8.250
    CEO, and Chairman of
    Pelican Financial;           6-13-97        Mortgage         214,600                         0           6.250
    Chairman of Washtenaw
    and Pelican National         8-25-98        Mortgage         227,150                         0           6.000




         Washtenaw holds a subordinated note payable to a former shareholder with a balance of $1.2 million at December 31, 1998. The note requires quarterly interest payments at 4.5% per annum over the prime interest rate. The note became due on June 19, 1997, but historically, the maturity of the note has been extended for successive one year periods. The current maturity of the note is December 1999. It is anticipated that this note will be repaid in full from the proceeds of the offering.

         Ernest Merlanti, a director of Pelican Financial, and his spouse own Personnel Systems, Inc., a personnel consulting company which provides consulting services to Washtenaw. Arbor Temporaries, Inc., a wholly-owned subsidiary of Personnel Systems, Inc., provides temporary staffing for Washtenaw. During the year ended December 31, 1998, Washtenaw paid fees for consulting to Personnel Systems, Inc. of $8,860 and for temporary services to Arbor Temporaries, Inc. of $232,000.

                          DESCRIPTION OF CAPITAL STOCK



         The authorized capital of Pelican Financial consists of 10,000,000 shares of common stock, par value $0.01 per share and 200,000 shares of preferred stock, par value $0.10 per share. As of June 30, 1999, there were 3,032,836 shares of common stock issued and outstanding and no shares of preferred stock were issued and outstanding. The shares of common stock to be issued pursuant to this offering will be validly issued, fully paid, and non-assessable.



COMMON STOCK

         The holders of common stock are entitled to receive dividends when and as declared by the Board out of funds legally available therefor. Upon dissolution of Pelican Financial, the holders of common stock are entitled to share pro rata in Pelican Financial's net assets after payment or provision for payment of all debts and liabilities of Pelican Financial, and after provisions for any class of preferred stock or other senior security which may be issued by Pelican Financial.

         The holders of common stock are entitled to one vote per share on all matters submitted to a vote of the shareholders and may not cumulate their votes for the election of directors. The exclusive voting power for all purposes is vested in the holders of the common stock, except as to voting rights that may have been provided to the holders of preferred stock, if any. Each share of common stock is entitled to participate on a pro rata basis in dividends and other distributions. The holders of common stock do not have preemptive rights to subscribe for additional shares that may be issued by, and no share is entitled in any manner to any preference over any other share.

PREFERRED STOCK

         Pelican Financial has the authority, exercisable by its Board of Directors without shareholder approval, to issue, in one or more series, shares of preferred stock from time to time and in series and with preferences, limitations, and relative rights as may be determined by the Board of Directors for purposes and for consideration as it may deem advisable. Accordingly, the Board of Directors, without shareholder approval, may authorize the issuance of one or more series of preferred stock with the same voting power as the holders of common stock. Preferred stock may be issued that is convertible into common stock, which may adversely affect the voting power of the holders of common stock.

         The creation and issuance of any series of preferred stock and the relative rights, designations, and preferences of these series, if and when established, will depend upon, among other things, the future capital needs of Pelican Financial, then existing market conditions and other factors that, in the judgment of the Board of Directors, might warrant the issuance of preferred stock. As of the date of this prospectus, Pelican Financial has no arrangements, undertakings, or plans with respect to the issuance of preferred stock.

TRANSFER AGENT AND REGISTRAR

         The transfer agent and registrar for the common stock is American Stock Transfer and Trust Company.

                RESTRICTIONS ON ACQUISITION OF PELICAN FINANCIAL

         GENERAL. Pelican Financial's Certificate of Incorporation and Bylaws and the Delaware General Corporation Law (the "DGCL") contain certain provisions designed to enhance the ability of the Board of Directors of Pelican Financial to deal with attempts to acquire control of Pelican Financial. These provisions, and the ability of the Board of Directors to issue shares of preferred stock and to set the voting rights, preferences, and other terms thereof, may be deemed to have an anti-takeover effect and may discourage takeover attempts that have not been approved by the Board of Directors of Pelican Financial (including takeovers which certain shareholders may deem to be in their best interest). These provisions also could discourage or make more difficult a merger, tender offer, or proxy contest, even though the transaction may be favorable to the interests of shareholders, and could potentially adversely affect the market price of the common stock.

         The following briefly summarizes protective provisions contained in the Certificate of Incorporation and Bylaws and provided by the DGCL. This summary is necessarily general and is not intended to be a complete description of all the features and consequences of those provisions, and is qualified in its entirety by reference to the Certificate of Incorporation and Bylaws and the statutory provisions contained in the DGCL.

         STAGGERED TERMS FOR MEMBERS OF THE BOARD OF DIRECTORS. The Bylaws provide that the Board of Directors be divided into three classes as nearly equal in number as possible, with one class to be elected annually for a term of three years and until their successors are elected and qualified. Vacancies occurring in the Board of Directors, including vacancies created by an increase in the number of directors, may only be filled by a two-thirds vote of directors then in office, and any directors so chosen shall hold office until the expiration of the term of office of the class of directors to which the person was appointed.

         REMOVAL OF DIRECTORS. Any director or the entire Board of Directors of Pelican Financial may be removed, at any time, but only for cause and only by the affirmative vote of the holders of not less than 66.67% of outstanding shares of capital stock of Pelican Financial entitled to vote generally in the election of directors.

Whenever, the holders of one or more series of preferred stock have the right to vote, voting separately as a class, to elect one or more directors of Pelican Financial, the director may be removed in accordance with the DGCL.

         MERGERS, CONSOLIDATIONS, AND SALES OF ASSETS. Certain provisions of the DGCL may require the affirmative vote of at least 66.67% of the outstanding shares of Pelican Financial entitled to vote in the election of director in order for Pelican Financial to engage in or enter into certain "Business Combinations," with any "Interested Stockholder" or any affiliates of the Interested Stockholder, unless the proposed transaction has been approved in advance by Pelican Financial's Board of Directors, excluding those who were not directors prior to the time the Interested Stockholder became the Interested Stockholder. The term "Interested Stockholder" is defined to include any person and the affiliates and associates of the person (other than Pelican Financial or its subsidiaries) who beneficially owns, directly or indirectly, 15% or more of the outstanding shares of voting stock of Pelican Financial.

         OTHER PROVISIONS. Other provisions in the Certificate of Incorporation and Bylaws affect the rights of shareholders including:

         1. a provision in the Certificate of Incorporation and Bylaws stating that only the Board of Directors, a committee of the Board, or the Chairman of the Board can the call a special meeting of shareholders (Art. X, Sec. B of Certificate),
         2. a provision in the Certificate of Incorporation requiring not less than 30 days nor more than 60 days advance notice for shareholder nominations of directors and shareholder proposals (Art. XI ), and
         3. a provisions in the Certificate of Incorporation limiting personal liability of directors (Art. XV) and providing indemnification to directors, officers, and employees of Pelican Financial (Art. XIV) in certain circumstances, including actions on behalf of Pelican Financial.

         AMENDMENT OF GOVERNING INSTRUMENTS. The Certificate of Incorporation of Pelican Financial provides that certain provision of the Certificate of Incorporation may only be repealed, altered or amended unless the approved by the affirmative vote of the holders of not less than 80% of the outstanding shares of capital stock entitled to vote generally in the election of directors. If the amendment, alteration, or repeal is first approved by the Board of Directors of Pelican Financial, thereafter a majority of the votes cast by the holders of the outstanding capital stock may amend, alter, or repeal a provision. The Bylaws of Pelican Financial provide that the Bylaws may be altered, amended, or repealed by the affirmative vote of the holders of two-thirds of the outstanding shares of capital stock entitled to vote generally in the election of directors of Pelican Financial or by a vote of two-thirds of the members of the Board of Directors.

                               SELLING STOCKHOLDER

         Charles C. Huffman, Chief Executive Officer and Chairman of the Board of Pelican Financial and Washtenaw, and a director of Pelican National beneficially owns 1,811,650 shares of common stock, or 59.73% of the outstanding common stock before this offering. Mr. Huffman also holds 2,000 options to purchase common stock at $5.50 per share, none of which are exercisable.



         The following table contains information, as of the date of this prospectus, regarding the ownership of the common stock by Mr. Huffman, and the stock which will be owned following the offering (assuming that the over-allotment option is exercised).


                            Shares of           Common             Shares of          Shares of
                             Common              Stock              Common             Common            Common Stock
                              Stock          Percent Owned           Stock              Stock            Percent Owned
Name of Beneficial        Owned Before        Before the            Offered          Owned after           After the
Owner                    the Offering(1)       Offering            Hereby(2)       the Offering(1)        Offering(2)
------------------       ---------------       --------            ---------       ---------------        -----------
Charles C. Huffman          1,811,650           59.73%             180,000           1,631,650              38.55%


-------------
(1) Includes all shares held directly by Mr. Huffman as well as other forms of indirect ownership, over which shares Mr. Huffman effectively exercises sole voting and investment power.
(2) Assumes 4,232,836 shares of common stock will be outstanding following the offering and that the over-allotment option granted by Mr. Huffman is exercised. Also assumes that there will be no purchases by Mr. Huffman of any shares in the offering.

                                                   UNDERWRITING



         Pursuant to the terms and conditions in an underwriting agreement between the underwriters, The First American Investment Banking Corporation and First Colonial Securities, Pelican Financial, and Mr. Huffman, the underwriters have agreed to purchase from Pelican Financial and Mr. Huffman the number of shares of common stock listed below. The underwriter has agreed to purchase the shares of common stock at the initial offering price less the underwriting discounts and commission contained on the cover page of this prospectus. This means that the underwriter is committed to accept and pay for all of the common stock offered hereby, if any shares are taken.







                                             Number of Shares to be              Number of Shares to be
                                            Purchased by Underwriters           Purchased by Underwriters
Underwriter                                  from Pelican Financial               from Mr. Huffman (1)
---------------------------------------- -------------------------------  ----------------------------
The First American Investment
  Banking Corporation...................
First Colonial Securities...............




-------------
(1) Assumes that the over-allotment option granted by Mr. Huffman is exercised.



         First American proposes to offer the shares of common stock directly to the public at the initial offering price on the cover page of this prospectus and to certain dealers at this price less a concession not in excess of $__ per share. The underwriters have informed Pelican Financial that they do not intend to confirm sales to any accounts over which they exercise discretionary authority. After the initial public offering of the shares, the offering price and other selling terms may from time to time be varied by the underwriters. No person together with associates of or groups of persons acting in concert with another person may purchase in the offering a number of shares that equals 10% or more of Pelican Financial's outstanding common stock upon consummation of the offering





         In connection with this offering, Pelican Financial will issue a warrant to First American. The warrant permits First American to purchase up to 5% of the common stock sold by Pelican Financial in this offering, 60,000 shares assuming the sale of 1,200,000 shares of common stock by Pelican Financial. The exercise price per share of the warrant is equal to 120% of the offering price, or $9.60 assuming an $8.00 offering price. Pelican Financial will receive no proceeds from the issuance of the warrant and will only receive the exercise price per share upon the exercise of the warrant. The warrant is exercisable for a period beginning on the one year anniversary date of the offering and ending on the five year anniversary date of the offering. On and after the ending date, the warrant becomes wholly void and of no value.

         The warrant may not be sold or otherwise transferred. The warrant does not entitle First American to any rights as a shareholder of Pelican Financial, including voting rights or the right to receive cash dividends, if paid. To the extent that First American exercises the warrant, dilution to the interests of Pelican Financial's holders of common stock will occur. Further, the terms upon which Pelican Financial will be able to obtain additional equity capital may be adversely affect because First American would likely exercise the warrant at a time when Pelican Financial was in a position to obtain additional equity financing on terms more favorable than the warrant. The warrant is also subject to adjustment in the event of a stock dividend, stock split, reclassification, reorganization, consolidation, or merger. Pelican Financial has the right to adjust the exercise price or the number of shares issuable upon exercise of the warrant in connection with this adjustment.





         Mr. Huffman has granted to the underwriters an option, exercisable no later than 30 days after the date of this prospectus, to purchase up to 180,000 additional shares of common stock from Pelican Financial, at the initial public offering price, less the underwriting discount, on the cover page of this prospectus, to cover over-allotments, if any. The underwriters may exercise this option only to cover over-allotments made in connection with the sale of shares of common stock offered in this offering.





         In connection with the offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock. Specifically, the underwriters may over allot. In addition, the underwriters may bid for, and purchase, shares of common stock in the open market to cover syndicate short positions created in connection with the offering or to stabilize the price of the common stock. Finally, the underwriting syndicate, if any, may reclaim selling concessions allowed for distributing the common stock in the offering if the syndicate repurchases previously distributed common stock in syndicate covering transactions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the common stock above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at anytime.





         Prior to the offering, there has been no public market for the common stock. The initial public offering price for the common stock will be determined by negotiation among Pelican Financial, Mr. Huffman, and the underwriters. The factors to be considered in determining the initial public offering price will be prevailing market and economic conditions, the revenues and earnings of Pelican Financial, market valuations of other companies engaged in activities similar to Pelican Financial, estimates of the business potential and prospects of Pelican Financial, the present state of Pelican Financial's business operations and Pelican Financial's management.





         Pelican Financial and Mr. Huffman have agreed to indemnify the underwriters against and contribute toward certain liabilities, including liabilities pursuant to the Securities Act. Pelican Financial has agreed to reimburse the underwriters for certain expenses and legal fees related to the sale of the Securities.



                                  LEGAL MATTERS



         The validity of the common stock offered in this offering and certain other legal matters will be passed upon for Pelican Financial by Manatt, Phelps & Phillips, LLP, Washington, D.C. Certain other legal matters will be passed upon for Mr. Huffman by Manatt, Phelps & Phillips, LLP, Washington, D.C. Certain legal matters will be passed upon for the underwriters by Schifino & Fleischer, P.A., Tampa, Florida.



                                     EXPERTS



         The consolidated financial statements of Pelican Financial as and for the year ended December 31, 1998, included in this prospectus have been audited by Crowe Chizek & Company LLP, independent certified public accountants, and have been so included in reliance upon the report of Crowe Chizek & Company LLP given upon their authority as experts in accounting and auditing. The consolidated financial statements of Pelican Financial as of and for the eleven months ended December 31, 1997 and as of and for the year ended January 31, 1997 included in this prospectus have been audited by Deloitte & Touche LLP, auditors, as stated in their report appearing elsewhere in this prospectus and are included in reliance upon the report of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing.



                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                       ACCOUNTING AND FINANCIAL DISCLOSURE



         On December 4, 1998, the Board of Directors of Pelican Financial resolved to engage the accounting firm of Crowe Chizek & Company LLP as Pelican Financial's independent accountant for its fiscal year ending December 31, 1998. Effectively, the services of Pelican Financial's former independent accountant, Deloitte & Touche LLP, ended in September of 1998, when Deloitte & Touche LLP informed Pelican Financial that it declined to stand for re-election.





         Deloitte & Touche LLP's report on the financial statements for the eleven months ended December 31, 1997 and the year ended January 31, 1997 contained no adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. During this same period and subsequent to December 31, 1997, there have been no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure, or any reportable events.



                              AVAILABLE INFORMATION



         Pelican Financial has filed with the SEC a registration statement on Form S-1 pursuant to the Securities Act with respect to the common stock offered in this offering. As permitted by the rules and regulations of the SEC, this prospectus does not contain all the information in the registration statement. Such information can be examined without charge at the public reference facilities of the SEC located at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of such material can be obtained from the SEC at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. This prospectus and all exhibits to the registration statement electronically filed with the SEC are available at the SEC's web site. This prospectus contains a description of the material terms and features of all material contracts, reports, or exhibits to the registration statement required to be disclosed in the prospectus. You should obtain and review any exhibit for full information regarding such exhibit.



         In connection with the offering, Pelican Financial will register its common stock with the SEC pursuant to Section 12(g) of the Exchange Act and, upon such registration, Pelican Financial and the holders of its stock will become be required to comply with the proxy solicitation rules, reporting requirements, and restrictions on stock purchases and sales by directors, officers and greater than 10% stockholders, and the annual and periodic reporting and other requirements of the Exchange Act.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS




                                                                                      PAGE
                                                                                     ------
Consolidated Financial Statements for the six months ended June 30,
  1999 and 1998 (Unaudited)

         Consolidated Balance Sheets (Unaudited).......................................F-2

         Consolidated Statements of Income (Unaudited).................................F-3

         Consolidated Statements of Comprehensive Income (Unaudited)...................F-4

         Consolidated Statement of Shareholders' Equity (Unaudited)....................F-5

         Consolidated Statement of Cash Flows (Unaudited)..............................F-6

Notes to Consolidated Financial Statements.......................................F-7--F-22


Independent Auditors' Report of Crowe Chizek & Company LLP............................F-23

Independent Auditors' Report of Deloitte & Touche LLP.................................F-24

Consolidated Financial Statements for the Year Ended December 31,
  1998, the Eleven Months Ended December 31, 1997, and the Year Ended
  January 31, 1997

         Consolidated Balance Sheets..................................................F-25

         Consolidated Statements of Income............................................F-26

         Consolidated Statements of Comprehensive Income..............................F-27

         Consolidated Statement of Shareholders' Equity...............................F-28

         Consolidated Statement of Cash Flows.........................................F-29

Notes to Consolidated Financial Statements......................................F-30--F-49


                             PELICAN FINANCIAL, INC.
                     Consolidated Balance Sheets (Unaudited)
                 June 30, 1999 (unaudited) and December 31, 1998

-------------------------------------------------------------------------------------------------------------------
                                                                                      1999                1998
                                                                                      ----                ----
ASSETS
   Cash and cash equivalents                                                    $     4,430,578    $     10,180,034
   Accounts receivable                                                               14,639,405           7,087,170
   Securities available for sale                                                      6,111,797           5,591,983
   Loans held for sale                                                              133,236,203         179,454,160
   Loans receivable, net                                                             42,432,110          23,873,670
   Mortgage servicing rights, net                                                    12,329,215          15,509,678
   Mortgage loans in foreclosure and other real estate                                  316,514             581,385
   Premises and equipment, net                                                        1,031,808             884,443
   Federal income taxes receivable                                                      509,004           1,392,624
   Other assets                                                                       1,445,482           1,854,119
                                                                                ---------------    ----------------
                                                                                $   216,482,116    $    246,409,266
                                                                                ---------------    ----------------
                                                                                ---------------    ----------------

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
   Deposits
     Noninterest-bearing                                                        $     5,261,964    $      3,280,064
     Interest-bearing                                                                43,143,086          31,784,014
                                                                                ---------------    ----------------
       Total deposits                                                                48,405,050          35,064,078
   Due to bank                                                                       31,236,729          38,259,829
   Notes payable                                                                     55,789,577          57,025,504
   Repurchase agreements                                                             54,448,200          95,984,844
   Other liabilities                                                                  9,911,598           6,474,997
   Subordinated note payable                                                          1,200,000           1,200,000
                                                                                ---------------    ----------------
     Total liabilities                                                              200,991,154         234,009,252

Commitments and contingencies

Shareholders' equity
   Preferred stock, 200,000 authorized; none outstanding
   Common stock, 10,000,000 authorized; 3,032,836 outstanding
     at  June 30, 1999 and December 31, 1998                                             30,328              60,656
   Additional paid in capital                                                         8,291,656           8,261,328
   Retained earnings                                                                  7,287,930           4,076,162
   Accumulated other comprehensive income, net of tax                                  (118,952)              1,868
                                                                                ----------------    ---------------
     Total shareholders' equity                                                      15,490,962          12,400,014
                                                                                ---------------    ----------------

                                                                                $   216,482,116    $    246,409,266
                                                                                ---------------    ----------------
                                                                                ---------------    ----------------


--------------------------------------------------------------------------------
          See accompanying notes to consolidated financial statements.


                             PELICAN FINANCIAL INC.
                  Consolidated Statements of Income (Unaudited)
                Six months ended June 30, 1999 and June 30, 1998
-------------------------------------------------------------------------------------------------------------------
                                                                                         1999                1998
                                                                                         ----                ----
INTEREST INCOME
   Loans, including fees                                                          $    7,050,200    $     4,220,350
   Investment securities, taxable                                                        227,301            164,599
   Federal funds sold and overnight accounts                                              72,837            188,152
                                                                                  --------------    ---------------
     Total interest income                                                             7,350,338          4,573,101

INTEREST EXPENSE
   Deposits                                                                              736,435            404,898
   Short-term borrowings                                                               4,226,764          3,169,403
                                                                                  --------------    ---------------
     Total interest expense                                                            4,963,199          3,574,301
                                                                                  --------------    ---------------

NET INTEREST INCOME                                                                    2,387,139            998,800

Provision for loan losses                                                                 13,145             27,252
                                                                                  --------------    ---------------

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES                                    2,373,994            971,548

Noninterest income
   Service charges on deposit accounts                                                    22,361             13,209
   Other income                                                                        5,633,968          2,970,143
   Servicing income                                                                    1,080,976             57,886
   Gain on sales of mortgage servicing rights and loans, net                           7,827,671          5,336,552
                                                                                  --------------    ---------------
     Total noninterest income                                                         14,564,976          8,377,790

Noninterest expense
   Compensation and employee benefits                                                  8,194,284          4,854,681
   Occupancy and equipment                                                               846,749            688,235
   Bank fees                                                                              67,798            116,536
   Loan processing fees                                                                  678,401            317,581
   Amortization of mortgage servicing rights                                           1,483,002            846,502
   Mortgage servicing rights valuation adjustment                                       (532,828)           515,890
   Other noninterest expense                                                           1,182,762            116,864
                                                                                  --------------    ---------------
     Total noninterest expense                                                        11,920,168          7,456,289
                                                                                  --------------    ---------------

INCOME BEFORE INCOME TAXES AND CUMULATIVE
  EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE                                             5,018,802          1,893,049

Provision for income taxes                                                             1,709,915            647,280
                                                                                  --------------    ---------------

INCOME BEFORE CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE                      3,308,887          1,245,769

Cumulative effect of change in accounting principle                                       97,119                  -
                                                                                  --------------    ---------------


NET INCOME                                                                        $    3,211,768    $     1,245,769
                                                                                  --------------    ---------------
                                                                                  --------------    ---------------


Basic and diluted earnings per share before cumulative effect
of change in accounting principle                                                 $       1.09      $           .41
Per share cumulative effect of change in accounting principle                             (.03)
                                                                                  --------------    ---------------
Basic and diluted earnings per share                                              $        1.06     $           .41
                                                                                  --------------    ---------------
                                                                                  --------------    ---------------

-------------------------------------------------------------------------------
          See accompanying notes to consolidated financial statements.


                                PELICAN FINANCIAL INC.
              Consolidated Statements of Comprehensive Income (Unaudited)
                   Six months ended June 30, 1999 and June 30, 1998

-------------------------------------------------------------------------------------------------------------------

                                                                                       1999               1998
                                                                                       ----               ----

Net income                                                                        $    3,211,768    $     1,245,769

Other comprehensive income, net of tax
   Change in unrealized gains or losses on securities                                   (120,820)          (120,826)
                                                                                  --------------    ---------------

Comprehensive income                                                              $    3,090,948    $     1,124,943
                                                                                  --------------    ---------------
                                                                                  --------------    ---------------

-------------------------------------------------------------------------------
          See accompanying notes to consolidated financial statements.



                             PELICAN FINANCIAL, INC.
                Consolidated Statements of Shareholders' Equity
   Six months ended June 30, 1999 (Unaudited) and year ended December 31, 1998

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                        Accumulated
                                                                           Additional                     Other           Total
                                                               Common      Paid-In      Retained       Comprehensive   Shareholders'
                                                Shares         Stock       Capital      Earnings          Income          Equity
                                                ------         ------      ----------   ---------      --------------  ------------
BALANCE AT DECEMBER 31, 1997                   758,209   $     75,821    $  8,246,163   $    188,782   $      2,741    $  8,513,507

Issuance of 758,209 shares
   from declaration of 2 for 1
   stock split and change in par
   value from $.10 to $.02                     758,209        (45,493)         45,493          --              --             --

Net income                                        --             --              --        1,245,769           --         1,245,769

Other comprehensive income, net
of tax:
   Unrealized gain on securities
   available for sale                             --             --              --             --             (867)           (867)
                                          ------------   ------------    ------------   ------------   ------------    ------------

BALANCE AT JUNE 30, 1998                     1,516,418   $     30,328    $  8,291,656   $  1,434,551   $      1,874    $  9,758,409
                                          ------------   ------------    ------------   ------------   ------------    ------------
                                          ------------   ------------    ------------   ------------   ------------    ------------

BALANCE AT DECEMBER 31, 1998                 3,032,836   $     60,656    $  8,261,328   $  4,076,162   $      1,868    $ 12,400,014

Net income                                        --             --              --        3,211,768           --         3,211,768

Change in par value from $.02 to $.01             --          (30,328)         30,328           --             --              --

Other comprehensive income, net of tax:
   Unrealized gain on securities
   available for sale                             --             --              --             --         (120,820)       (120,820)
                                          ------------   ------------    ------------   ------------   ------------    ------------


BALANCE AT JUNE 30, 1999                     3,032,836   $     30,328    $  8,291,656   $  7,287,930   $   (118,952)  $  15,490,962
                                          ------------   ------------    ------------   ------------   ------------    ------------
                                          ------------   ------------    ------------   ------------   ------------    ------------

--------------------------------------------------------------------------------
          See accompanying notes to consolidated financial statements.



                            PELICAN FINANCIAL, INC.
                Consolidated Statements of Cash Flows (Unaudited)
                Six months ended June 30, 1999 and June 30, 1998

-----------------------------------------------------------------------------------------------------
                                                                              1999               1998
                                                                              ----               ----
CASH FLOWS FROM OPERATING ACTIVITIES
   Net income                                                      $     3,211,768    $     1,245,769
   Adjustments to reconcile net income to
     net cash from operating activities
     Accretion of securities, net                                            1,228            (13,305)
     Amortization of mortgage servicing rights                           1,483,002            845,284
     Mortgage servicing rights valuation adjustment                       (532,828)           533,723
     Gain on sales of mortgage servicing rights and loans, net         (12,264,110)        (7,755,084)
     Provision for loan losses                                              13,145             27,252
     Depreciation and amortization                                         249,061            140,279
     Purchases and origination of mortgage loans held for sale      (1,447,649,479)      (989,165,614)
     Proceeds from sale of mortgage loans                            1,503,953,582        862,476,372
     Changes in assets and liabilities that (used) provided cash
       Accounts receivable                                              (7,071,298)           251,681
       Federal income taxes receivable                                    (883,620)           243,820
       Other liabilities                                                 4,879,698          2,290,492
       Deferred taxes                                                      383,697             60,393
                                                                   ---------------    ---------------
         Net cash provided by (used in) operating activities            45,773,846       (128,818,938)

CASH FLOWS FROM INVESTING ACTIVITIES
   Loan originations, net                                              (18,571,585)        (1,879,343)
   Purchases of mortgage servicing rights                              (27,642,917)        (5,766,995)
   Proceeds from sales of mortgage servicing rights                     32,051,170          9,395,150
   Loans in foreclosure and other real estate, net                         264,871            (36,354)
   Property and equipment expenditures, net                               (396,426)          (247,631)
   Purchase of securities available for sale                            (2,016,777)        (7,757,454)
   Proceeds from maturities and principal repayments
     of securities available for sale                                    1,311,853          5,132,934
   Purchase of Federal Reserve Stock                                       (72,300)              --
                                                                   ---------------    ---------------
     Net cash (used in) provided by investing activities               (15,072,111)        (1,159,693)

CASH FLOWS FROM FINANCING ACTIVITIES
   Increase in noninterest-bearing deposits                              1,981,900          1,104,452
   Increase in interest-bearing deposits                                11,353,580          2,215,326
   Increase (decrease) in due to bank                                   (7,023,100)        13,381,500
   Increase (decrease) in notes payable                                 (1,226,927)        21,895,934
   Increase (decrease) in repurchase agreements                        (41,536,644)        97,370,503
                                                                   ---------------    ---------------
     Net cash (used in) provided by financing activities               (36,451,191)       135,967,715
                                                                   ---------------    ---------------

Net change in cash and cash equivalents                                 (5,749,456)         5,989,084

Cash and cash equivalents at beginning of period                        10,180,034          4,376,632
                                                                   ---------------    ---------------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                         $     4,430,578    $    10,365,716
                                                                   ---------------    ---------------
                                                                   ---------------    ---------------

Cash and cash equivalents is composed of:
   Cash and demand deposits due from banks                         $     1,133,578    $       631,716
   Interest-bearing deposits in banks                                       99,000               --
   Federal funds sold                                                    3,198,000          9,734,000
                                                                   ---------------    ---------------

     Total cash and cash equivalents                               $     4,430,578    $    10,365,716
                                                                   ---------------    ---------------
                                                                   ---------------    ---------------

Supplemental cash disclosures
   Interest paid                                                   $     5,153,015    $     3,150,517
   Income taxes paid                                                       550,000            400,000

--------------------------------------------------------------------------------
          See accompanying notes to consolidated financial statements.

                             PELICAN FINANCIAL INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                     Six months ended June 30, 1999 and 1998

--------------------------------------------------------------------------------

NOTE 1 - NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

INTERIM FINANCIAL INFORMATION: The unaudited consolidated balance sheet as of June 30, 1999 and the related unaudited consolidated statements of income, shareholders' equity and cash flows for the six months ended June 30, 1999 have been prepared in a manner consistent with the audited financial information presented. Management believes that all necessary adjustments, which were all of a normal and recurring nature, have been recorded to the best of its knowledge and that the unaudited consolidated financial information fairly presents the financial position and results of operations and cash flows of the Company in accordance with generally accepted accounting principles.

NATURE OF OPERATIONS: Pelican Financial Inc. ("PFI") is a registered bank holding company incorporated during 1997. PFI owns Washtenaw Mortgage Company ("WMC") and Pelican National Bank ("PNB" or the "Bank").

WMC is a Michigan corporation which engages in mortgage banking activities and, as such, acquires, sells and services one-to-four unit residential mortgage loans. WMC acquires and services residential mortgage loans in 42 states.

PNB was incorporated on March 7, 1997 and commenced operations as a national bank in Naples, Florida on August 25, 1997. The Bank presently operates one full service banking facility and engages primarily in the business of attracting deposits from the general public and using such deposits, together with other funds, to originate and purchase loans secured by residential real estate for sale in the secondary market and for holding in its own portfolio.

PRINCIPLES OF CONSOLIDATION: The consolidated financial statements for the six months ended June 30, 1999 and 1998, and the year ended December 31, 1998, include the accounts of PFI beginning March 3, 1997 (date of inception), PNB beginning March 7, 1997 (date of inception) and WMC for all periods. All references herein to the "Company" include the consolidated results of its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation. Assets held in an agency or fiduciary capacity are not assets of the Company and, accordingly, are not included in the accompanying consolidated financial statements.

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS: The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts and disclosures and actual results could differ from those estimates. The fair value of financial instruments, the valuation of mortgage servicing rights, and the allowance for loan losses are particularly subject to change.

CASH AND CASH EQUIVALENTS: Cash and cash equivalents include cash on hand, federal funds sold, interest-bearing deposits in banks, and funds due from banks. The Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents. The Company was in a book overdraft position at June 30, 1999 and December 31, 1998, which is shown in the accompanying balance sheet as due to bank.

ACCOUNTS RECEIVABLE: Periodically the Company sells mortgage servicing rights. The Company records the sale at the time all of the following conditions have been met: (1) title has passed, (2) substantially all risks and rewards of ownership have irrevocably passed to the buyer, and (3) any protection provisions retained by the Company are minor and can be reasonably estimated. If the sale requires the Company to finance a portion of the sales price, the Company records the transaction as a sale only when an adequate nonrefundable down payment has been received and the receivable allows the Company full recourse to the buyer.

-------------------------------------------------------------------------------
                                  (Continued)

                             PELICAN FINANCIAL INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                     Six months ended June 30, 1999 and 1998
-------------------------------------------------------------------------------

NOTE 1 - NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

This line item included $13,441,950 and $6,181,140 at June 30, 1999 and December 31, 1998, respectively, of receivables from sales of mortgage servicing rights. Further, the line item was subject to an allowance for doubtful accounts and minor contingencies of $140,706 and $930,623 at June 30, 1999 and December 31, 1998, respectively.

SECURITIES AVAILABLE FOR SALE: Debt securities are classified as available for sale. Securities classified as available for sale are reported at their fair value and the related unrealized holding gain or loss is reported, net of related income tax effects, as a separate component of shareholders' equity, until realized.

Unrealized gains or losses on securities available for sale and realized gains or losses on the sales of securities available for sale are based on the specific identification method. Premiums and discounts on all securities are amortized to expense and accreted to income over the life of the securities using the interest method.

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE: In 1998, the Accounting Standards Executive Committee (AcSEC) of the American Institute of Certified Public Accountants promulgated Statement of Position (SOP) 98-5. This SOP provides guidance on the financial reporting of start-up costs and organization costs. It requires cost of start-up activities and organization costs to be expensed as incurred. Initial application of this SOP should be reported as a cumulative effect of a change in accounting principle. The Company elected to adopt the provisions of SOP 98-5 on January 1, 1999. Included in the June 30, 1999 Consolidated Statement of Income is a charge to operations of $97,119 reported as a cumulative effect of change in accounting principle.

LOANS HELD FOR SALE: Balances include deferred origination fees and costs and are stated at the lower of cost or market in aggregate. The market value of mortgage loans held for sale is based on market prices and yields at period end in normal market outlets used by the Company.

The Company purchases forward contracts of mortgage-backed securities and U.S. Treasury options to manage its interest rate exposure. The loans held for sale are generally sold into the forward contracts. Realized and unrealized gains and losses on forward contracts are deferred to the extent they act as a hedge and are included in the valuation of mortgage loans held for sale. Such gains and losses are recognized upon delivery of the underlying mortgage loans and are included in gains on sales of mortgage loans. U.S. Treasury options are carried at market value, with realized and unrealized gains and losses recognized currently in gains on sales of mortgage servicing rights and mortgage loans. There were no open positions in Treasury options at June 30, 1999, or December 31, 1998.

Management determines whether the forward contracts act as a hedge against the loans held for sale based on the similarity of the characteristics and risk exposure of the forward contracts.

LOANS RECEIVABLE: Loans receivable are reported at the principal balance outstanding, net of an allowance for loan losses.

ALLOWANCE FOR LOAN LOSSES: The allowance for loan losses is established through a provision for loan losses charged to operations. The allowance is the amount that management believes will be adequate to absorb probable credit losses inherent in existing loans, based on evaluations of collectibility and prior loss experience on loans. The evaluations take into consideration such factors as the nature and volume of the portfolio, overall portfolio quality, loan concentrations, specific problem loans and economic conditions that may affect the borrower's ability to repay the loan. Estimates of loan losses are subjective and are frequently based on future events beyond the Company's control. Therefore, actual loan losses in future periods could differ materially from amounts provided in the current period and could result in a material adjustment to future results of operations.


-------------------------------------------------------------------------------
                                  (Continued)

                             PELICAN FINANCIAL INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                     Six months ended June 30, 1999 and 1998
-------------------------------------------------------------------------------

NOTE 1 - NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

A loan is impaired when full payment under the loan terms is not expected. Impairment is evaluated in total for smaller-balance loans of similar nature, and on an individual loan basis for other loans. If a loan is impaired, a portion of the allowance is allocated so that the loan is reported, net, at the present value of estimated future cash flows using the loan's existing rate or at the fair value of collateral if repayment is expected solely from the collateral.

Nonaccrual loans are loans on which the accrual of interest has been discontinued because a reasonable doubt exists as to the full collection of interest or principal. A nonaccrual loan may not have an anticipated loss associated with it because of the collateral supporting the credit and, therefore, not be considered impaired. An impaired loan is anticipated to have a loss and may or may not be on nonaccrual. When a loan is placed on nonaccrual status, all interest previously accrued, but not collected, is reversed against current period interest income. Interest income on nonaccrual loans and impaired loans is recognized only to the extent cash is received and where the future collection of principal is probable. Interest accruals are resumed on such loans only when they are brought fully current with respect to interest and principal and when, in management's judgment, the loans are estimated to be fully collectible as to both principal and interest. The Company continues to accrue interest on loans over 90 days past due if they are well secured and in the process of collection.

MORTGAGE SERVICING RIGHTS, NET: The Company purchases and originates mortgage loans for sale to the secondary market, and sells the loans on either a servicing retained or servicing released basis. Servicing rights are recognized as assets for purchased rights and for the allocated value of retained servicing rights on loans sold. The capitalized cost of loan servicing rights is amortized in proportion to, and over the period of, estimated net future servicing revenue. The expected period of the estimated net servicing income is based, in part, on the expected prepayment rate of the underlying mortgages.

Mortgage servicing rights are periodically evaluated for impairment. For purposes of measuring impairment, mortgage servicing rights are stratified based on predominant risk characteristics of the underlying serviced loans. These risk characteristics include loan type (fixed or adjustable rate), term (15 year, 20 year, 30 year or balloon), and date of loan acquisition. Impairment represents the excess of amortized cost of an individual stratum over its estimated fair value, and is recognized through a valuation allowance.

Fair values for individual stratum are based on the present value of estimated future cash flows using a discount rate commensurate with the risks involved. Estimates of fair value include assumptions about prepayment, default and interest rates, and other factors which are subject to change over time. Changes in these underlying assumptions could cause the fair value of mortgage servicing rights, and the related valuation allowance, to change significantly in the future.

LOANS IN FORECLOSURE AND OTHER REAL ESTATE: Loans in foreclosure and other real estate are initially recorded at the lower of fair value, less estimated cost to sell or the balance of the related loan. If fair value declines, a valuation allowance is recorded through expense. Costs relating to the development and improvement of real estate are capitalized, whereas those costs relating to holding the real estate are charged to expense.

PREMISES AND EQUIPMENT: Premises and equipment are stated at cost, net of accumulated depreciation. Leasehold improvements are depreciated (or amortized) over the lesser of the term of the related lease or the estimated useful lives of the assets. Depreciation is computed using either an accelerated or straight-line method over the estimated useful lives of the related assets.

-------------------------------------------------------------------------------
                                  (Continued)

                             PELICAN FINANCIAL INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                     Six months ended June 30, 1999 and 1998
-------------------------------------------------------------------------------

NOTE 1 - NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

LOSS CONTINGENCIES: Loss contingencies, including claims and legal actions arising in the ordinary course of business, are recorded as liabilities when the likelihood of loss is probable and an amount or range of loss can be reasonably estimated. Management does not believe there now are such matters that will have a material effect on the financial statements.

INCOME TAXES: Income tax expense is the total of the current year income tax due or refundable and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. To the extent current available evidence raises doubt about the future realization of a deferred tax asset, a valuation allowance is established.

REVENUE RECOGNITION: Mortgage loans held for sale are generally committed for sale to secondary market investors under firm agreements at or prior to the closing date of the individual loan. Loan sales and the related gains or losses are recorded at the settlement date.

Loan origination fees and costs are deferred as a component of the balance of loans held for sale. Since mortgage loans originated or acquired for sale are generally sold within 60 days, any related fees and costs are not amortized during that period, but are effectively recognized when the loan is ultimately sold.

Loan administration fees earned for servicing loans for investors are generally calculated based on the outstanding principal balances of the loans serviced and are recorded as revenue when received.

Interest income on loans receivable is reported on the interest method. Interest income is not reported when full loan repayment is in doubt, typically when the loan is impaired or payments are past due over 90 days. Payments received on such loans are reported as principal reductions.

COMPREHENSIVE INCOME: Under a new accounting standard (SFAS No. 130), comprehensive income is now reported for all periods. Comprehensive income includes both net income and other comprehensive income. Other comprehensive income includes the change in unrealized gains and losses on securities available for sale. Reclassification adjustments and tax effects were immaterial at June 30, 1999 and December 31, 1998.

EARNINGS PER SHARE: Basic earnings per share is computed based on the weighted average number of common shares outstanding during the year. Diluted earnings per share is computed based on the weighted average number of common shares and common share equivalents during the year. Weighted average shares for periods prior to the formation of PFI and pooling with WMC (see Note 2) represent PFI equivalent shares as if the PFI shares used to acquire WMC had been outstanding for all periods. Weighted average shares are restated for all stock splits through the date of the issue of the financials.

CONCENTRATION OF CREDIT RISK: The Bank grants commercial, residential and consumer loans primarily to customers in Collier County, Florida. Although the Bank has diversified the loan portfolio, a substantial portion of its debtors are dependent upon the real estate economic sector.

-------------------------------------------------------------------------------
                                  (Continued)

                             PELICAN FINANCIAL INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                     Six months ended June 30, 1999 and 1998
-------------------------------------------------------------------------------

NOTE 1 - NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

IMPACT OF INTEREST RATE FLUCTUATIONS: Interest rate fluctuations generally have a direct impact on a mortgage banking institution's financial performance. Significant increases in interest rates may make it more difficult for potential borrowers to purchase residential property and to qualify for mortgage loans. As a result, the volume and related income from loan originations may be reduced. Significant increases in interest rates will also generally increase the value of the Company's servicing portfolio as a result of slower anticipated prepayment activity. Significant decreases in interest rates may enable more potential borrowers to qualify for a mortgage loan, resulting in higher income related to the loan originations. However, significant decreases in interest rates may result in higher anticipated loan prepayment activity and, therefore, reduce the value of the loan servicing portfolio.

NEW ACCOUNTING PRONOUNCEMENTS: Beginning January 1, 2001, a new accounting standard (SFAS No. 133) will require all derivatives to be recorded at fair value. Unless designated as hedges, changes in these fair values will be recorded in the income statement. Fair value changes involving hedges will generally be recorded by offsetting gains and losses on the hedge and on the hedged item, even if the fair value of the hedged item is not otherwise recorded. The effect will depend on derivative holdings when this standard applies.

Mortgage loans originated in mortgage banking are converted into securities on occasion. A new accounting standard for 1999 (SFAS No. 134) will allow classifying these securities as available for sale, trading, or held to maturity, instead of the current requirement to classify as trading. This is not expected to have a material effect but the effect will vary depending on the level and designation of securitizations as well as on market price movements.

RECLASSIFICATION: Certain prior period amounts have been reclassified to conform to the current presentation.


NOTE 2 - BUSINESS COMBINATION

PFI was incorporated on March 3, 1997 as a registered bank holding company. PFI was created to form PNB and to acquire WMC. On June 22, 1997, PFI acquired all the common stock of WMC in exchange for 600,000 shares of PFI's $0.10 par value common stock. The transaction has been accounted for as a pooling of interests and, accordingly, the consolidated financial statements include the accounts of WMC prior to the acquisition by PFI. PFI had no operations prior to the acquisition of WMC. As of the acquisition date, WMC had recorded revenues of $3,460,376 and a net loss of $326,299. There were no material intercompany transactions between WMC and PFI prior to the acquisition. WMC's fiscal year-end has been changed from January 31 to December 31 to conform to PFI's fiscal year-end.

During 1997, PFI also offered a private placement of stock and issued 158,209 shares of $0.10 par value common stock for approximately $2.3 million.

Common stock amounts, market values and per share disclosures related to stock-based compensation plans and earnings and dividends per share disclosures have been retroactively restated for the two-for-one stock split effected in the form of a 100% stock dividend which was declared on March 30, 1999, with an effective date of June 30, 1999. At June 30, 1999 and December 31, 1998, the Company had 10,000,000 shares of $.01 and $.02 par value common stock authorized with 3,032,836 shares issued and outstanding, and 200,000 shares of preferred stock authorized with none issued or outstanding.


-------------------------------------------------------------------------------
                                  (Continued)
                                      F-11

                             PELICAN FINANCIAL INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                     Six months ended June 30, 1999 and 1998
-------------------------------------------------------------------------------

NOTE 3 - SECURITIES AVAILABLE FOR SALE

The amortized cost, gross unrealized gains, gross unrealized losses and estimated fair values of securities available for sale consist of the following:



                                                                 Gross          Gross           Estimated
                                               Amortized      Unrealized     Unrealized           Fair
                                                 Cost            Gains         Losses             Value
                                               ----------     ----------     ----------         ---------
JUNE 30, 1999

     U.S. Government Agencies              $    4,000,000     $         -    $   (96,250)   $     3,903,750
     Mortgage Backed Securities                 2,292,028           2,133        (86,114)         2,208,047
                                           --------------     -----------    ------------    --------------
                                           $    6,292,028     $     2,133    $  (182,364)   $     6,111,797
                                           --------------     -----------    ------------    --------------
                                           --------------     -----------    ------------    --------------

DECEMBER 31, 1998
     U.S. Government Agencies              $    4,500,000     $       782    $    (1,407)   $     4,499,375
     Mortgage Backed Securities                 1,089,153           3,455              -          1,092,608
                                           --------------     -----------    ------------    --------------
                                           $    5,589,153     $     4,237    $    (1,407)   $     5,591,983
                                           --------------     -----------    ------------    --------------
                                           --------------     -----------    ------------    --------------

The amortized cost and estimated market value of securities available for sale at June 30, 1999, by contractual maturity, are shown below. Mortgage-backed securities are not due at a single maturity date and are shown separately.



                                                                        Estimated
                                                     Amortized             Fair
                                                       Cost               Value
                                                     ---------          ----------
     Due in one year or less                      $      500,000    $       483,125
     Due after one year through five years             3,500,000          3,420,625
     Mortgage Backed Securities                        2,292,028          2,208,047
                                                  --------------    ---------------


                                                  $    6,292,028    $     6,111,797
                                                  --------------    ---------------
                                                  --------------    ---------------


No securities were sold during the six months ended June 30, 1999 and June 30, 1998.

Other assets include $332,900 and $260,600 of Federal Reserve Bank stock and Federal Home Loan Bank stock at June 30, 1999 and December 31, 1998, respectively. Federal Reserve Bank stock is restricted stock carried at cost that is required by regulators to be maintained by the Bank.

-------------------------------------------------------------------------------
                                  (Continued)

                             PELICAN FINANCIAL INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                     Six months ended June 30, 1999 and 1998
-------------------------------------------------------------------------------



NOTE 4 - LOANS RECEIVABLE

Loans receivable consist of the following:
                                                 June 30,        December 31,
                                                   1999              1998
                                                 --------        ------------
     Commercial, financial and agricultural   $    935,379    $    824,000
     Real estate                                41,490,353      22,834,087
     Installment loans                             146,998         343,058
                                              ------------    ------------
                                                42,572,730      24,001,145
     Deduct allowance for loan losses             (140,620)       (127,475)
                                              ------------    ------------


         Loans receivable - net               $ 42,432,110    $ 23,873,670
                                              ------------    ------------
                                              ------------    ------------


No loan losses were charged against the allowance for loan losses during the six months ended June 30, 1999 and 1998. The Company had one loan of $246,000 on nonaccrual status as of June 30, 1999 and no loans on nonaccrual status or that were considered impaired as of December 31, 1998.

Loans to related parties:
                                      June 30,
                                       1999
                                       ----

     Beginning of year              $  34,400
     New loans                          7,800
     Repayments                             -
                                    ---------

         June 30, 1999              $  42,200
                                    ---------
                                    ---------


NOTE 5 - MORTGAGE LOANS SERVICED

MORTGAGE SERVICING RIGHTS: Activity related to mortgage servicing rights is summarized below:


                                                 Six months
                                                   ended          Year ended
                                                  June 30,      December 31,
                                                    1999            1998
                                                    ----            ----
   Balance at beginning of period               $ 16,750,760    $  4,696,038
     Additions                                    27,642,917      27,730,631
     Sales                                       (29,873,206)    (13,909,878)
     Amortization                                 (1,483,002)     (1,766,031)
                                                ------------    ------------
   Balance at end of period                       13,037,469      16,750,760

   Valuation allowance at beginning of period     (1,241,082)       (355,860)
     Adjustment for impairment                       532,828        (914,061)
     Adjustment for sale of servicing rights            --            28,839
                                                ------------    ------------
   Valuation allowance at end of period             (708,254)     (1,241,082)
                                                ------------    ------------

   Net                                          $ 12,329,215    $ 15,509,678
                                                ------------    ------------
                                                ------------    ------------



-------------------------------------------------------------------------------
                                  (Continued)

                             PELICAN FINANCIAL INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                     Six months ended June 30, 1999 and 1998
------------------------------------------------------------------------------

NOTE 5 - MORTGAGE LOANS SERVICED (Continued)

The estimated fair value of mortgage servicing rights as of June 30, 1999 and December 31, 1998 was $11,476,000 and $15,844,000, respectively.

SERVICING OF MORTGAGE LOANS: The Company sells mortgage loans to secondary market investors. The Company collects monthly principal and interest payments and performs certain escrow services for investors. The Company's servicing portfolio is comprised of loans principally in Colorado, Florida, Illinois, Indiana, Kentucky, Michigan, Ohio, Georgia, Minnesota, Missouri and Wisconsin. The Company's aggregate servicing portfolio was approximately $1,954,258,000 and $1,655,226,000 at June 30, 1999 and December 31, 1998, respectively, which includes temporary subservicing relating to servicing sales of $19,114,000 and $355,395,000 ($19,114,000 and $13,174,000 of which WMC was servicing for PNB).
During the six months ended June 30, 1999, WMC transferred to PNB loans held for sale at cost of $5,679,900.

During the period ended June 30, 1999 and year ended December 31, 1998, the Company did not service any FHA/VA insured/guaranteed mortgage loans.

The Company is responsible for establishing and maintaining escrow and custodial funds aggregating approximately $32,498,000 ($16,952,000 held at PNB) and $24,701,000 ($12,472,000 held at PNB) at June 30, 1999 and December 31, 1998, respectively. These funds are placed on deposit at a Federal Deposit Insurance Corporation ("FDIC") insured bank and are not included in the assets and liabilities of the Company. As is customary in the mortgage banking industry, these funds may be considered by the banks in which such funds are deposited, together with other balances maintained in the banks by the Company, when negotiating credit lines available for the Company's use.


NOTE 6 - PREMISES AND EQUIPMENT


Premises and equipment includes the following:
                                                                                               June 30,    December 31,
                                                                                                 1999           1998
                                                                                                 ----           ----
Computer equipment and software                                                           $ 2,277,566    $ 2,008,440
Furniture and fixtures                                                                      1,113,409      1,008,099
Automobiles                                                                                    51,985         51,985
Leasehold improvements                                                                         55,153         33,166
                                                                                         ------------    -----------
                                                                                            3,498,113      3,101,690
Accumulated depreciation and amortization                                                  (2,466,305)    (2,217,247)
                                                                                          -----------    -----------


                                                                                          $ 1,031,808    $   884,443
                                                                                          -----------    -----------
                                                                                          -----------    -----------



-------------------------------------------------------------------------------
                                  (Continued)

                             PELICAN FINANCIAL INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                     Six months ended June 30, 1999 and 1998
------------------------------------------------------------------------------


NOTE 7 - DEPOSITS

                                                                                        June 30,        December 31,
                                                                                          1999              1998
                                                                                          ----              ----

     Noninterest-bearing                                                          $    5,261,964    $     3,280,064
     Interest -bearing demand                                                            680,903          1,373,765
     Savings                                                                          18,036,461         17,755,697
                                                                                     -----------         -----------
                                                                                      23,979,328         22,409,526
     Certificates of deposit:
         Under $100,000                                                               14,992,506          9,110,218
         Over $100,000                                                                 8,720,000          3,191,576
         IRAs                                                                            713,216            352,758
                                                                                     -----------         -----------
     Total certificates                                                               24,425,722         12,654,552
                                                                                     -----------         -----------
                                                                                  $   48,405,050    $    35,064,078
                                                                                  --------------    ---------------
                                                                                  --------------    ---------------


At June 30, 1999, the scheduled maturities of certificates of deposit are as follows:

                  June 30, 2000                                                   $   22,520,000
                  June 30, 2001                                                        1,839,000
                  June 30, 2002                                                           66,722
                  June 30, 2003                                                                -
                  June 30, 2004 and thereafter                                                 -
                                                                                  --------------
                                                                                  $   24,425,722
                                                                                  --------------
                                                                                  --------------



NOTE 8 - NOTES PAYABLE

The Company currently has a warehouse line of credit of $80,000,000, of which $12,000,000 represents a sub-limit for servicing under contract for sale, and $5,000,000 represents a working capital sub-limit. The Company also has a $2,000,000 term loan. All of the borrowings are payable on demand. The interest rate terms vary and are tied to the federal funds rate (FFR), which was 5.50% and 5.00% at June 30, 1999 and December 31, 1998. Notes payable are summarized as follows:


                                                      June 30,                      December 31,
                                                        1999        TERMS               1998           TERMS
                                                        ----        -----               ----           -----

     Warehouse line                               $   47,389,577  FFR+1.50%        $   43,025,504  FFR+1.50%
     Servicing under contract for
       sale sub-limit                                  6,400,000  FFR+1.50%             7,000,000  FFR+1.875%
     Working capital sub-limit                                 -                        5,000,000  FFR+2.25%
     Term Loan                                         2,000,000  FFR+2.25%             2,000,000  FFR+2.75%
                                                  --------------                   --------------
                                                  $   55,789,577                   $   57,025,504
                                                  --------------                   --------------
                                                  --------------                   --------------


-------------------------------------------------------------------------------
                                  (Continued)

                             PELICAN FINANCIAL INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                    Six months ended June 30, 1999 and 1998
-------------------------------------------------------------------------------


NOTE 8 - NOTES PAYABLE (Continued)

The line of credit agreement contains restrictive covenants, among others, requiring the Company to maintain certain minimum net worth levels, a minimum servicing portfolio and a minimum debt to net worth ratio as defined in the agreement.

Borrowings on the warehouse line of credit agreement are collateralized by mortgage loans held for sale at WMC. Borrowings on the working capital sub-limit and servicing under contract for sale sub-limit are collateralized by servicing rights relating to WMC's servicing portfolio.


NOTE 9 - REPURCHASE AGREEMENTS

The Company enters into sales of mortgage loans under agreements to repurchase (repurchase agreements). Such agreements have original terms of less than 90 days and are treated as financings, with the obligation to repurchase the loans sold reflected as a liability in the balance sheet. The dollar amount of loans underlying the agreements remains in the mortgage loans held for sale account. The weighted average interest rate on these repurchase agreements was 5.666% and 6.338% at June 30, 1999 and December 31, 1998, respectively.


NOTE 10 - SUBORDINATED NOTE PAYABLE

The Company has a subordinated note payable with a balance of $1,200,000 at June 30, 1999 and December 31, 1998. The note requires monthly interest payments at 4.5% per annum over the prime interest rate, which was 8.00% at June 30, 1999 and December 31, 1998. In June 1998, this note was renewed for a full year. The note matures in June 2000.


NOTE 11 - LEASES

The Company leases office facilities under noncancelable operating leases.

Future minimum lease payments at June 30, 1999 under noncancelable leases are as follows:



           June 30, 2000                                  $     194,937
           June 30, 2001                                        397,111
           June 30, 2002                                        290,982
                                                          -------------


                                                          $     883,030
                                                          -------------
                                                          -------------


For periods ended June 30, 1999 and 1998, rental expense under operating leases was approximately $133,636 and $203,709, respectively.



-------------------------------------------------------------------------------
                                  (Continued)

                             PELICAN FINANCIAL INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                    Six months ended June 30, 1999 and 1998

-------------------------------------------------------------------------------

NOTE 12 - REGULATORY CAPITAL REQUIREMENTS

The Company and PNB are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possible additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company's consolidated financial statements. Under capital adequacy guidelines, the Company and PNB must meet specific capital guidelines that involve quantitative measures of assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. Capital amounts and prompt corrective action classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 capital (as defined) to average assets (as defined). Management believes, as of June 30, 1999, that the Company and PNB meet all capital adequacy requirements to which they are subject and are categorized as adequately capitalized under the regulatory framework for prompt corrective action. To be categorized as adequately capitalized, the Company and PNB must maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the table below. There are no conditions or events since that date that management believes have changed PNB's categories.

Actual consolidated and PNB capital amounts (in thousands) and ratios are as follows:



                                                                                                Minimum Required
                                                                                                   To Be Well
                                                                        Minimum Required        Capitalized Under
                                                                           For Capital          Prompt Corrective
                                                       Actual           Adequacy Purposes      Action Regulations
                                                       ------           -----------------      ------------------
                                                 Amount     Ratio        Amount     Ratio        Amount     Ratio
                                                 ------     -----        ------     -----        ------     -----
JUNE 30, 1999

   Total capital (to risk weighted assets)
     Consolidated                              $ 13,511     10.64 %    $  10,158     8.00%     $  12,697    10.0%
     Bank                                         5,534     16.12          2,746     8.00          3,433    10.0
   Tier 1 capital (to risk weighted assets)
     Consolidated                                13,370     10.53          5,079     4.00          7,619     6.0
     Bank                                         5,394     15.72          1,373     4.00          2,060     6.0
   Tier 1 capital (to average assets)
     Consolidated                                13,370      5.56          9,611     4.00         12,014     5.0
     Bank                                         5,394     11.22          1,922     4.00          2,404     5.0

DECEMBER 31, 1998
   Total capital (to risk weighted assets)
     Consolidated                              $ 12,398      9.64%     $  10,288     8.0%      $  12,860    10.0%
     Bank                                         5,394     23.77          1,815     8.0           2,268    10.0
   Tier 1 capital (to risk weighted assets)
     Consolidated                                12,271      9.55          5,144     4.0           7,716     6.0
     Bank                                         5,186     22.86            908     4.0           1,361     6.0
   Tier 1 capital (to average assets)
     Consolidated                                12,271      5.90          8,321     4.0          10,402     5.0
     Bank                                         5,186     18.11          1,146     4.0           1,432     5.0


The declaration of dividends by PNB is limited to PNB's retained net profit for the current and prior two years. As a result, no amounts were available for payments of dividends to PFI at June 30, 1999 or December 31, 1998.

WMC has a covenant in its warehouse credit agreement which limits the amount of dividends WMC may pay to PFI to $600,000 for 1999.


-------------------------------------------------------------------------------
                                  (Continued)

                             PELICAN FINANCIAL INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                    Six months ended June 30, 1999 and 1998
-------------------------------------------------------------------------------


NOTE 13 - RETIREMENT PLAN

The Company has a profit sharing plan established under Section 401(k) of the Internal Revenue Code. The plan generally covers employees having at least one year of service. Employees may contribute up to 15% of their compensation. The Company contributes one-half of the participant's contribution up to 1.5% of the participant's compensation. The Company incurred expenses of $21,669, $27,514 and $76,641 relating to the plan during the periods ended June 30, 1999 and 1998, and December 31, 1998, respectively.


NOTE 14 - COMMITMENTS AND CONTINGENCIES

In the normal course of business, the Company enters into commitments to purchase residential mortgage loans. The commitments are short term in nature and, if drawn on by the counterparty, result in a fixed or variable rate loan collateralized by residential real estate. The Company has committed to lend at a stipulated interest rate and assumes the risk of a subsequent rise in rates prior to the loan funding. Outstanding commitments approximated $149,364,000 and $144,486,000 at June 30, 1999 and December 31, 1998, respectively, along with outstanding commitments to make other types of loans totaling approximately $2,205,000 and $352,000 at June 30, 1999 and December 31, 1998, respectively.
The Company manages its interest rate exposure on such commitments by entering into sales commitments in the cash forward placement market.

Forward contracts represent future commitments to sell securities and whole loans at a specified price and date. As of June 30, 1999 and December 31, 1998, the Company had approximately $181,520,000 and $239,185,000, respectively, of forward rate agreements to sell. These agreements were commitments to sell securitized and whole loans to another party at a specified price and specified date in the future. The risk associated with the forward rate agreements is that the Company is unable to deliver according to the terms of the agreement. The Company does not anticipate any material losses as a result of the forward rate agreements.

These instruments also contain an element of risk in the event that the counterparties may be unable to meet the terms of such agreements. In the event the parties to all delivery commitments were unable to fulfill their obligations, the Company would not incur any additional cost by replacing the positions at market rates in effect on June 30, 1999. The Company minimizes its risk of exposure by limiting the counterparties to those major banks and financial institutions who meet established credit and capital guidelines. Management does not expect any counterparty to default on their obligations and therefore, does not expect to incur any cost due to counterparty default.


NOTE 15 - LITIGATION

On November 4, 1994, WMC was named as defendant in a class action lawsuit regarding its method for calculating finance charges in lending disclosures required by the Federal Truth in Lending Act. The disclosure issue involved is applicable to the mortgage banking industry as a whole, and the issue is presently the subject of numerous class action suits throughout the United States. The Company believes WMC is and has been in complete compliance with applicable Federal and State laws. In the opinion of the Company's management, the resolution of this matter is not expected to have material adverse impact on the financial position of the Company.



-------------------------------------------------------------------------------
                                  (Continued)

                             PELICAN FINANCIAL INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                    Six months ended June 30, 1999 and 1998
-------------------------------------------------------------------------------

NOTE 16 - EARNINGS PER SHARE

The following summarizes the computation of basic and diluted earnings per share. Weighted average shares have been restated for all stock splits, including a 2-for-1 split in March 1999.

                                                                                    Six months          Six months
                                                                                       ended               ended
                                                                                     June 30,            June 30,
                                                                                       1999                1998
                                                                                       ----                ----
     Basic earnings per share
         Net income                                                                 $   3,211,768    $    1,245,769
         Weighted average shares outstanding                                            3,032,836         3,032,836
                                                                                    -------------    --------------

              Basic earnings per share                                              $        1.06    $         .41

                                                                                    -------------    --------------
                                                                                    -------------    --------------

     Diluted earnings per share
         Net income                                                                 $   3,211,768    $    1,245,769

         Weighted average shares outstanding                                            3,032,836         3,032,836
         Dilutive effect of assumed exercise of stock options                               6,775             4,727
                                                                                    -------------    --------------
         Diluted average shares outstanding                                             3,039,611         3,037,563
                                                                                    -------------    --------------

              Diluted earnings per share                                            $        1.06    $         .41
                                                                                    -------------    --------------
                                                                                    -------------    --------------



NOTE 17 - SEGMENT INFORMATION

The Company's operations include two primary segments: mortgage banking and retail banking. The mortgage banking segment involves the origination and purchase of single-family residential mortgage loans in approximately 42 states; the sale of such loans in the secondary market, generally on a pooled and securitized basis; and the servicing of mortgage loans for investors. The retail banking segment involves attracting deposits from the general public and using such funds to originate consumer, commercial, commercial real estate, residential construction, and single-family residential mortgage loans, from its sole office in Naples, Florida.

The Company's reportable segments are its two subsidiaries. WMC comprises the mortgage banking segment, with gains on sales of mortgage servicing rights (MSR) and loans, as well as loan servicing income accounting for its primary revenues. PNB comprises the retail banking segment, with net interest income from loans, investments and deposits accounting for its primary revenues.



-------------------------------------------------------------------------------
                                  (Continued)

                             PELICAN FINANCIAL INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                    Six months ended June 30, 1999 and 1998
-------------------------------------------------------------------------------


NOTE 17 - SEGMENT INFORMATION (Continued)

The following segment financial information has been derived from the internal financial statements of WMC and PNB, which are used by management to monitor and manage the financial performance of the Company. The accounting policies of the two segments are the same as those described in the summary of significant accounting policies. The evaluation process for segments do not include holding company income and expense. Holding company amounts are the primary difference between segment amounts and consolidated totals, and are reflected in the Other column below, along with minor amounts to eliminate transactions between segments.


                              DOLLARS IN THOUSANDS

                                                           Mortgage        Retail                      Consolidated
Six Months Ended June 30, 1999                              Banking        Banking           Other        Totals
------------------------------                              -------        -------           -----        ------

     Net interest income                                  $     1,321    $     1,141    $       (75)    $     2,387
     Gain on sales of MSR and loans, net                        7,769             59              -           7,828
     Servicing income                                           1,078              3              -           1,081
     Noncash items:
         Provision for loan losses                                  -             13              -              13
         MSR amortization & valuation                             948              2              -             950
     Provision for income taxes                                 1,683             67            (40)          1,710
     Segment profit                                             3,160            130            (78)          3,212
     Segment assets                                           162,301         54,279            (98)        216,482


SIX MONTHS ENDED JUNE 30, 1998

     Net interest income                                  $       726    $       357    $       (84)    $       999
     Gain on sales of MSR and loans, net                        5,294             43              -           5,337
     Servicing income                                             (48)           106              -              58
     Noncash items:
         Provision for loan losses                                  -             27              -              27
         MSR amortization & valuation                           1,170            192              -           1,362
     Provision for income taxes                                   858           (179)           (32)            647
     Segment profit                                             1,643           (335)           (62)          1,246
     Segment assets                                           234,751         26,260           (691)        260,320



-------------------------------------------------------------------------------
                                  (Continued)

                             PELICAN FINANCIAL INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                    Six months ended June 30, 1999 and 1998
-------------------------------------------------------------------------------



NOTE 18 - PELICAN FINANCIAL INC. (PARENT COMPANY ONLY) CONDENSED
  FINANCIAL INFORMATION



                            CONDENSED BALANCE SHEETS
                                                                                     June 30,         December 31,
                                                                                       1999               1998
                                                                                       ----               ----
ASSETS
   Cash and cash equivalents                                                      $        1,157    $         5,492
   Investment in WMC                                                                  12,118,753          9,034,480
   Investment in PNB                                                                   5,276,901          5,267,429
   Other assets                                                                          396,020            116,182
                                                                                  --------------    ---------------

     Total assets                                                                 $   17,792,831    $    14,423,583
                                                                                  --------------    ---------------
                                                                                  --------------    ---------------

LIABILITIES AND SHAREHOLDERS' EQUITY
   Notes payable                                                                  $    2,000,000    $     2,000,000
   Accrued expenses and other liabilities                                                301,869             23,569

Shareholders' equity                                                                  15,490,962         12,400,014
                                                                                  --------------    ---------------

   Total liabilities and shareholders' equity                                     $   17,792,831    $    14,423,583
                                                                                  --------------    ---------------
                                                                                  --------------    ---------------




                         CONDENSED STATEMENTS OF INCOME
                            AND COMPREHENSIVE INCOME
                                                                                    Six months         Six months
                                                                                       ended              ended
                                                                                     June 30,           June 30,
                                                                                       1999               1998
                                                                                       ----               ----
Dividends from WMC                                                                $       75,591    $        83,418
Other expense                                                                             98,705             93,768
                                                                                  --------------    ---------------
Income (loss) before income tax, undistributed
  subsidiary income and cumulative effect of
  change in accounting principle                                                         (23,114)           (10,350)
Cumulative effect of change in accounting principle                                      (20,065)                 -
Income tax benefit                                                                        40,382             31,881
Equity in undistributed subsidiary income                                              3,214,565          1,224,238
                                                                                  --------------    ---------------
Net income                                                                             3,211,768          1,245,769
Other comprehensive income:
   Unrealized gain (loss) on securities, net of tax and
     classification effects                                                             (120,820)          (120,826)
                                                                                  --------------    ---------------


   Comprehensive income                                                           $    3,090,948    $     1,124,943
                                                                                  --------------    ---------------
                                                                                  --------------    ---------------


-------------------------------------------------------------------------------
                                  (Continued)

                             PELICAN FINANCIAL INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                    Six months ended June 30, 1999 and 1998
-------------------------------------------------------------------------------


NOTE 18 - PELICAN FINANCIAL INC. (PARENT COMPANY ONLY) CONDENSED
  FINANCIAL INFORMATION (CONTINUED)



                       CONDENSED STATEMENTS OF CASH FLOWS

                                                                                    Six months         Six months
                                                                                       ended              ended
                                                                                     June 30,           June 30,
                                                                                       1999               1998
                                                                                       ----               ----
CASH FLOWS FROM OPERATING ACTIVITIES
   Net income                                                                     $    3,211,767    $     1,245,769
   Adjustments
     Equity in undistributed subsidiary income                                        (3,214,564)        (1,238,430)
     Change in other assets                                                              (40,753)           (22,606)
     Change in other liabilities                                                         278,301             13,832
                                                                                  --------------    ---------------
       Net cash from operating activities                                                234,751             (1,435)

CASH FLOWS FROM FINANCING ACTIVITIES
   Capitalized stock offering costs                                                     (239,086)                 -
                                                                                  --------------    ---------------
     Net cash from financing activities                                                 (239,086)                 -
                                                                                  --------------    ---------------

Net change in cash and cash equivalents                                                   (4,335)            (1,435)

Cash and cash equivalents at beginning of period                                           5,492             19,207
                                                                                  --------------    ---------------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                                        $        1,157    $        17,772
                                                                                  --------------    ---------------
                                                                                  --------------    ---------------



-------------------------------------------------------------------------------

                         REPORT OF INDEPENDENT AUDITORS



Board of Directors

Pelican Financial, Inc.

Ann Arbor, Michigan


We have audited the accompanying consolidated balance sheet of Pelican Financial, Inc. (The "Company'), as of December 31, 1998, and the related consolidated statements of income, comprehensive income, shareholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit of the consolidated financial statements in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 1998 consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1998, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.





                                          Crowe, Chizek and Company LLP
Grand Rapids, Michigan
March 11, 1999, except for Note 2 as to
  which the date is April 16, 1999

                     [LETTERHEAD OF DELOITTE & TOUCHE LLP]
                             [DETROIT, MICHIGAN]


INDEPENDENT AUDITORS' REPORT


Pelican Financial, Inc.
Ann Arbor, Michigan

We have audited the accompanying consolidated balance sheet of Pelican Financial, Inc. and subsidiaries (formerly PN Holdings, Inc.) (the "Company") as of December 31, 1997 and the related consolidated statements of income, comprehensive income, shareholders' equity, and cash flows for the eleven months ended December 31, 1997 and the year ended January 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such 1997 consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 1997 and the results of its operations and its cash flows for the eleven months ended December 31, 1997 and the year ended January 31, 1997 in conformity with generally accepted accounting principles.


DELOITTE & TOUCH LLP

/s/ Deloitte & Touch LLP

March 20, 1998
  (April 29, 1999 as to the consolidated statements of comprehensive income and Notes 2, 20, and 21)

                             PELICAN FINANCIAL INC.
                           Consolidated Balance Sheets
                           December 31, 1998 and 1997

--------------------------------------------------------------------------------------------------------------------
                                                                                      1998                1997
                                                                                      ----                ----
ASSETS
   Cash and cash equivalents                                                    $    10,180,034    $      4,376,631
   Accounts receivable                                                                7,087,170           2,652,951
   Securities available for sale                                                      5,591,983           6,983,501
   Loans held for sale                                                              179,454,160          98,657,962
   Loans receivable, net                                                             23,873,670           2,115,960
   Mortgage servicing rights, net                                                    15,509,678           4,340,178
   Mortgage loans in foreclosure and other real estate                                  581,385             299,152
   Premises and equipment, net                                                          884,443             604,208
   Federal income taxes receivable                                                    1,392,624             245,848
   Other assets                                                                       1,854,119             480,049
                                                                                ---------------    ----------------

                                                                                $   246,409,266    $    120,756,440
                                                                                ---------------    ----------------
                                                                                ---------------    ----------------
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
   Deposits
     Noninterest-bearing                                                        $     3,280,064    $      1,872,928
     Interest-bearing                                                                31,784,014          15,705,304
                                                                                ---------------    ----------------
       Total deposits                                                                35,064,078          17,578,232
   Due to bank                                                                       38,259,829          10,703,042
   Notes payable                                                                     57,025,504          19,473,428
   Repurchase agreements                                                             95,984,844          60,980,404
   Other liabilities                                                                  6,474,997           2,307,827
   Subordinated note payable                                                          1,200,000           1,200,000
                                                                                ---------------    ----------------
     Total liabilities                                                              234,009,252         112,242,933

Commitments and contingencies

Shareholders' equity
   Preferred stock, 200,000 shares authorized; none outstanding Common stock,
   5,000,000 shared authorized; 3,032,836
     outstanding at December 31, 1998 and 1997                                           60,656              75,821
   Additional paid in capital                                                         8,261,328           8,246,163
   Retained earnings                                                                  4,076,162             188,782
   Accumulated other comprehensive income, net of tax                                     1,868               2,741
                                                                                ---------------    ----------------
     Total shareholders' equity                                                      12,400,014           8,513,507
                                                                                ---------------    ----------------

                                                                                $   246,409,266    $    120,756,440
                                                                                ---------------    ----------------
                                                                                ---------------    ----------------

-------------------------------------------------------------------------------

          See accompanying notes to consolidated financial statements.

                             PELICAN FINANCIAL INC.

                        Consolidated Statements of Income
                Year ended December 31, 1998, eleven months ended
                December 31, 1997 and year ended January 31, 1997


-------------------------------------------------------------------------------

                                                                                   Eleven months
                                                                  Year ended           ended           Year ended
                                                                 December 31,      December 31,        January 31,
                                                                     1998              1997               1997
                                                                     ----              ----               ----
INTEREST INCOME
   Loans, including fees                                       $   11,277,489     $    3,229,789    $     3,015,337
   Investment securities, taxable                                     478,520             77,292                  -
   Federal funds sold and overnight accounts                          390,019            113,417                  -
                                                               --------------     --------------    ---------------
     Total interest income                                         12,146,028          3,420,498          3,015,337

INTEREST EXPENSE
   Deposits                                                           933,407            175,152                  -
   Short-term borrowings                                            7,897,153          2,280,252          2,047,816
                                                               --------------     --------------    ---------------
     Total interest expense                                         8,830,560          2,455,404          2,047,816
                                                               --------------     --------------    ---------------

NET INTEREST INCOME                                                 3,315,468            965,094            967,521

Provision for loan losses                                              61,966             65,509                  -
                                                               --------------     --------------    ---------------

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES                 3,253,502            899,585            967,521

Noninterest income
   Securities gains                                                    16,402                  -                  -
   Service charges on deposit accounts                                 29,320                412                  -
   Other income                                                     1,651,281            537,161            476,419
   Servicing income                                                 2,800,950          1,776,571          2,654,754
   Gain on sales of mortgage servicing rights
     and loans, net                                                18,052,119          5,419,177          4,513,141
                                                               --------------     --------------    ---------------
     Total noninterest income                                      22,550,072          7,733,321          7,644,314

Noninterest expense
   Compensation and employee benefits                              10,579,724          4,573,870          4,108,047
   Occupancy and equipment                                          1,927,550          1,350,018          1,405,221
   Bank fees                                                          466,611            153,411            141,030
   Loan processing fees                                               945,626            327,779            256,427
   Amortization of mortgage servicing rights                        1,766,031          1,014,469          1,305,584
   Mortgage servicing rights valuation adjustment                     914,061            (77,579)          (660,209)
   Other noninterest expense                                        3,275,517          1,479,971          1,194,708
                                                               --------------     --------------    ---------------
     Total noninterest expense                                     19,875,120          8,821,939          7,750,808
                                                               --------------     --------------    ---------------

INCOME (LOSS) BEFORE INCOME TAXES                                   5,928,454           (189,033)           861,027

Provision for income taxes                                          2,041,074            (51,516)           332,024
                                                               --------------     --------------    ---------------

NET INCOME (LOSS)                                              $    3,887,380     $     (137,517)   $       529,003
                                                               --------------     --------------    ---------------
                                                               --------------     --------------    ---------------

Basic and diluted earnings (loss) per share                    $         1.28     $         (.05)   $          .22
                                                               --------------     --------------    ---------------
                                                               --------------     --------------    ---------------

--------------------------------------------------------------------------------
          See accompanying notes to consolidated financial statements.

                             PELICAN FINANCIAL INC.


                 Consolidated Statements of Comprehensive Income
                Year ended December 31, 1998, eleven months ended
                December 31, 1997 and year ended January 31, 1997

-------------------------------------------------------------------------------

                                                                                  Eleven months
                                                                  Year ended          ended            Year ended
                                                                 December 31,      December 31,        January 31,
                                                                     1998              1997               1997
                                                                     ----              ----               ----
Net income (loss)                                              $    3,887,380     $     (137,517)   $       529,003

Other comprehensive income, net of tax
   Change in unrealized gains or losses on securities                    (873)             2,741                  -
                                                               --------------     --------------    ---------------

Comprehensive income (loss)                                    $    3,886,507     $     (134,776)   $       529,003
                                                               --------------     --------------    ---------------
                                                               --------------     --------------    ---------------


--------------------------------------------------------------------------------
          See accompanying notes to consolidated financial statements.

                             PELICAN FINANCIAL INC.



                 Consolidated Statements of Shareholders' Equity
                Year ended December 31, 1998, eleven months ended
                December 31, 1997 and year ended January 31, 1997
--------------------------------------------------------------------------------


                                                                                                              Additional
                                                                                              Common            Paid-In
                                                                               Shares          Stock            Capital
-----------------------------------------------------------------------------------------------------------------------------
BALANCE AT FEBRUARY 1, 1996 - WMC                                                 510        $     510       $       306

Net income

                                                                            ---------      -----------      ------------
BALANCE AT JANUARY 31, 1997 - WMC                                                 510              510               306

WMC shares acquired and retired                                                  (510)            (510)             (306)

Shares issued of Pelican Financial Inc.                                       758,209           75,821         8,246,163

Net loss

Other comprehensive income, net of tax:

     Unrealized gain on securities available for sale
                                                                            ---------      -----------      ------------

BALANCE AT DECEMBER 31, 1997                                                  758,209           75,821         8,246,163

Issuance of 758,209 shares from declaration of 2 for 1 stock
  split and change in par value from $.10 to $.02                             758,209          (45,493)           45,493

Issuance of 1,516,418 shares  from declaration of 2 for 1 stock split       1,516,418           30,328           (30,328)

Net income

Other comprehensive income, net of tax:

      Unrealized loss on securities available for sale
                                                                            ---------      -----------      ------------
BALANCE AT DECEMBER 31, 1998                                                3,032,836      $    60,656      $  8,261,328
                                                                            ---------      -----------      ------------
                                                                            ---------      -----------      ------------




                                                                                          Accumulated
                                                                                             Other            Total
                                                                          Retained       Comprehensive     Shareholders'
                                                                          Earnings          Income            Equity
-----------------------------------------------------------------------------------------------------------------------
BALANCE AT FEBRUARY 1, 1996 - WMC                                     $   5,829,769                      $    5,830,585

Net income                                                                  529,003                             529,003
                                                                      -------------                      --------------

BALANCE AT JANUARY 31, 1997 - WMC                                         6,358,772                           6,359,588

WMC shares acquired and retired                                          (6,032,473)                         (6,033,289)

Shares issued of Pelican Financial Inc.                                                                       8,321,984

Net loss                                                                   (137,517)                           (137,517)

Other comprehensive income, net of tax:

     Unrealized gain on securities available for sale                                     $   2,741               2,741
                                                                      -------------    ------------     --------------


BALANCE AT DECEMBER 31, 1997                                                188,782           2,741           8,513,507

Issuance of 758,209 shares from declaration of 2 for 1 stock split and change in par value from $.10 to $.02

Issuance of 1,516,418 shares  from declaration of 2 for 1 stock split

Net income                                                                3,887,380                           3,887,380

Other comprehensive income, net of tax:

      Unrealized loss on securities available for sale                                         (873)               (873)
                                                                      -------------    ------------     --------------
BALANCE AT DECEMBER 31, 1998                                         $    4,076,162      $    1,868       $  12,400,014
                                                                      -------------    ------------     --------------
                                                                      -------------    ------------     --------------


--------------------------------------------------------------------------------
          See accompanying notes to consolidated financial statements.

                             PELICAN FINANCIAL INC.


                      Consolidated Statements of Cash Flows
                Year ended December 31, 1998, eleven months ended
                December 31, 1997 and year ended January 31, 1997



---------------------------------------------------------------------------------------------------------------------
                                                                Year ended       Eleven months ended     Year ended
                                                               December 31,         December 31,         January 31,
                                                                   1998                 1997                1997
                                                                   ----                 ----                ----
CASH FLOWS FROM OPERATING ACTIVITIES
   Net income (loss)                                       $      3,887,380   $        (137,517)   $        529,003
   Adjustments to reconcile net income (loss) to
     net cash from operating activities
     Accretion of securities, net                                    (2,398)                  -                   -
     Amortization of mortgage servicing rights                    1,766,031           1,014,469           1,305,584
     Mortgage servicing rights valuation adjustment                 914,061             (77,579)           (660,209)
     Gain on sales of mortgage servicing rights
       and loans, net                                           (18,052,119)         (5,419,177)         (7,391,719)
     Gain on sale of securities                                     (16,402)                  -                   -
     Provision for loan losses                                       61,966              65,509                   -
     Depreciation                                                   372,519             230,236             271,862
     Loss on sale of equipment                                          761               3,460               1,396
     Purchases and origination of mortgage loans
       held for sale                                         (2,405,776,234)       (732,555,816)       (588,237,190)
                                                           ----------------   -----------------   -----------------
     Proceeds from sale of mortgage loans held for sale       2,326,905,257         670,849,821         583,801,726
                                                           ----------------   -----------------   -----------------
                                                           ----------------   -----------------   -----------------
     Changes in assets and liabilities that
       (used) provided cash
       Accounts receivable                                       (5,727,689)           (692,153)            113,960
       Federal income taxes receivable                           (1,146,776)                  -                   -
       Other liabilities                                          2,291,475            (324,693)            802,479
                                                           ----------------   -----------------   -----------------
                                                           ----------------   -----------------   -----------------
       Deferred taxes                                             1,874,733             198,713            (377,757)
                                                           ----------------   -----------------   -----------------
                                                           ----------------   -----------------   -----------------
         Net cash (used in ) operating activities               (92,647,435)        (66,844,727)         (9,840,865)

CASH FLOWS FROM INVESTING ACTIVITIES
   Loan originations, net                                       (21,819,676)           (902,712)         (1,278,757)
   Purchases of mortgage servicing rights                       (27,730,631)         (2,719,727)         (1,584,446)
   Proceeds from sales of mortgage servicing rights              30,007,937           9,404,849          10,485,794
   Loans in foreclosure and other real estate, net                 (282,233)            219,699              58,090
   Property and equipment expenditures, net                        (653,515)           (373,432)            (35,781)
   Purchase of securities available for sale                     (9,936,732)         (7,966,160)                  -
   Proceeds from sales of securities available for sale           1,516,402                   -                   -
   Proceeds from maturities and principal repayments
     of securities available for sale                             9,830,737           1,000,000                   -
   Purchase of Federal Reserve Stock                                (80,600)           (180,000)                  -
                                                           ----------------   -----------------   -----------------
     Net cash (used in)  provided by investing activities       (19,148,311)         (1,517,483)          7,644,900

CASH FLOWS FROM FINANCING ACTIVITIES
   Increase in noninterest-bearing deposits                       1,791,568           1,639,836                   -
   Increase in interest-bearing deposits                         15,694,278          15,938,396                   -
   Increase (decrease) in due to bank                            27,556,787           2,919,872          (7,244,116)
   Proceeds from issuance of common stock                                 -           2,230,000                   -
   Increase (decrease) in notes payable due on demand            37,552,076          16,826,048            (311,375)
   Increase in repurchase agreements                             35,004,440          33,300,837           9,932,947
   Principal payments under capital lease obligations                     -            (116,148)           (181,491)
                                                           ----------------   -----------------   -----------------
     Net cash provided by financing activities                  117,599,149          72,738,841           2,195,965
                                                           ----------------   -----------------   -----------------

Net change in cash and cash equivalents                           5,803,403           4,376,631                   -

Cash and cash equivalents at beginning of year                    4,376,631                   -                   -
                                                           ----------------   -----------------   -----------------
CASH AND CASH EQUIVALENTS AT END OF YEAR                   $     10,180,034   $       4,376,631   $               -
                                                           ----------------   -----------------   -----------------
                                                           ----------------   -----------------   -----------------
Cash and equivalents is composed of:
   Cash and demand deposits due from banks                 $        678,799   $         576,631   $               -
   Interest-bearing deposits in banks                             2,142,235                   -                   -
   Federal funds sold                                             7,359,000           3,800,000                   -
                                                           ----------------   -----------------   -----------------
     Total cash and cash equivalents                       $     10,180,034   $       4,376,631   $               -
                                                           ----------------   -----------------   -----------------
                                                           ----------------   -----------------   -----------------
Supplemental cash disclosures
   Interest paid                                           $      7,679,301   $       2,374,631   $       2,126,176
   Income taxes paid                                              1,375,000             650,000                   -


--------------------------------------------------------------------------------
          See accompanying notes to consolidated financial statements.

                             PELICAN FINANCIAL INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                Year ended December 31, 1998, eleven months ended
                December 31, 1997 and year ended January 31, 1997

-------------------------------------------------------------------------------

NOTE 1 - NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES


NATURE OF OPERATIONS: Pelican Financial Inc. ("PF") is a registered bank holding company incorporated during 1997. PF owns Washtenaw Mortgage Company ("WMC") and Pelican National Bank ("PNB" or the "Bank").


WMC is a Michigan corporation which engages in mortgage banking activities and, as such, acquires, sells and services one-to-four unit residential mortgage loans. WMC acquires and services residential mortgage loans in 42 states.

PNB was incorporated on March 7, 1997 and commenced operations as a national bank in Naples, Florida on August 25, 1997. The Bank presently operates one full service banking facility and engages primarily in the business of attracting deposits from the general public and using such deposits, together with other funds, to originate and purchase loans secured by residential real estate for sale in the secondary market and for holding in its own portfolio.


PRINCIPLES OF CONSOLIDATION: The consolidated financial statements for the year ended December 31, 1998, eleven months ended December 31, 1997, and year ended January 31, 1997 include the accounts of PF beginning March 3, 1997 (date of inception), PNB beginning March 7, 1997 (date of inception) and WMC for all periods. All references herein to the "Company" include the consolidated results of its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation. Assets held in an agency or fiduciary capacity are not assets of the Company and, accordingly, are not included in the accompanying consolidated financial statements.


USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS: The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts and disclosures and actual results could differ from those estimates. The fair value of financial instruments, the valuation of mortgage servicing rights, and the allowance for loan losses are particularly subject to change.

CASH AND CASH EQUIVALENTS: Cash and cash equivalents include cash on hand, federal funds sold, interest-bearing deposits in banks, and funds due from banks. The Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents. The Company was in a book overdraft position at December 31, 1998 and 1997, which is shown in the accompanying balance sheet as due to bank.

ACCOUNTS RECEIVABLE: Periodically the Company sells mortgage servicing rights. The Company records the sale at the time all of the following conditions have been met: (1) title has passed, (2) substantially all risks and rewards of ownership have irrevocably passed to the buyer, and (3) any protection provisions retained by the Company are minor and can be reasonably estimated. If the sale requires the Company to finance a portion of the sales price, the Company records the transaction as a sale only when an adequate nonrefundable down payment has been received and the receivable allows the Company full recourse to the buyer.


This line item included $6,181,140 and $1,757,999 at December 31, 1998 and 1997, respectively, of receivables from sales of mortgage servicing rights. Further, the line item was net of an allowance for doubtful accounts and minor contingencies of $930,623 and $45,884 at December 31, 1998 and 1997, respectively.


SECURITIES AVAILABLE FOR SALE: Debt securities are classified as available for sale. Securities classified as available for sale are reported at their fair value and the related unrealized holding gain or loss is reported, net of related income tax effects, as a separate component of shareholders' equity, until realized.

-------------------------------------------------------------------------------
                                  (Continued)

                             PELICAN FINANCIAL INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                Year ended December 31, 1998, eleven months ended
                December 31, 1997 and year ended January 31, 1997

--------------------------------------------------------------------------------

NOTE 1 - NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

Unrealized gain or losses on securities available for sale and realized gains or losses on the sales of securities available for sale are based on the specific identification method. Premiums and discounts on all securities are amortized to expense and accreted to income over the life of the securities using the interest method.

LOANS HELD FOR SALE: Balances include deferred origination fees and costs and are stated at the lower of cost or market in aggregate. The market value of mortgage loans held for sale is based on market prices and yields at year-end in normal market outlets used by the Company.


The Company purchases forward contracts of mortgage-backed securities and U.S. Treasury options to manage its interest rate exposure. The loans held for sale are generally sold into the forward contracts. Realized and unrealized gains and losses on forward contracts are deferred to the extent they act as a hedge and are included in the valuation of mortgage loans held for sale. Such gains and losses are recognized upon delivery of the underlying mortgage loans and are included in gains on sales of mortgage loans. U.S. Treasury options are carried at market value, with realized and unrealized gains and losses recognized currently in gains on sales of mortgage servicing rights and mortgage loans. There were no open positions in Treasury options at December 31, 1998 or 1997.



Management determines whether the forward contracts act as a hedge against the loans held for sale based on the similarity of the characteristics and risk exposure of the forward contracts.


LOANS RECEIVABLE: Loans receivable are reported at the principal balance outstanding, net of an allowance for loan losses.

ALLOWANCE FOR LOAN LOSSES: The allowance for loan losses is established through a provision for loan losses charged to operations. The allowance is the amount that management believes will be adequate to absorb probable credit losses inherent in existing loans, based on evaluations of collectibility and prior loss experience on loans. The evaluations take into consideration such factors as the nature and volume of the portfolio, overall portfolio quality, loan concentrations, specific problem loans and economic conditions that may affect the borrower's ability to repay the loan. Estimates of loan losses are subjective and are frequently based on future events beyond the Company's control. Therefore, actual loan losses in future periods could differ materially from amounts provided in the current period and could result in a material adjustment to future results of operations.

A loan is impaired when full payment under the loan terms is not expected. Impairment is evaluated in total for smaller-balance loans of similar nature, and on an individual loan basis for other loans. If a loan is impaired, a portion of the allowance is allocated so that the loan is reported, net, at the present value of estimated future cash flows using the loan's existing rate or at the fair value of collateral if repayment is expected solely from the collateral.

Nonaccrual loans are loans on which the accrual of interest has been discontinued because a reasonable doubt exists as to the full collection of interest or principal. A nonaccrual loan may not have an anticipated loss associated with it because of the collateral supporting the credit and, therefore, not be considered impaired. An impaired loan is anticipated to have a loss and may or may not be on nonaccrual. When a loan is placed on nonaccrual status, all interest previously accrued, but not collected, is reversed against current period interest income. Interest income on nonaccrual loans and impaired loans is recognized only to the extent cash is received and where the future collection of principal is probable. Interest accruals are resumed on such loans only when they are brought fully current with respect to interest and principal and when, in management's judgment, the loans are estimated to be fully collectible as to both principal and interest.


-------------------------------------------------------------------------------
                                  (Continued)

                             PELICAN FINANCIAL INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                Year ended December 31, 1998, eleven months ended
                December 31, 1997 and year ended January 31, 1997

--------------------------------------------------------------------------------

NOTE 1 - NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

MORTGAGE SERVICING RIGHTS, NET: The Company purchases and originates mortgage loans for sale to the secondary market, and sells the loans on either a servicing retained or servicing released basis. Servicing rights are recognized as assets for purchased rights and for the allocated value of retained servicing rights on loans sold. The capitalized cost of loan servicing rights is amortized in proportion to, and over the period of, estimated net future servicing revenue. The expected period of the estimated net servicing income is based, in part, on the expected prepayment rate of the underlying mortgages.

Mortgage servicing rights are periodically evaluated for impairment. For purposes of measuring impairment, mortgage servicing rights are stratified based on predominant risk characteristics of the underlying serviced loans. These risk characteristics include loan type (fixed or adjustable rate), term (15 year, 20 year, 30 year or balloon), and date of loan acquisition. Impairment represents the excess of amortized cost of an individual stratum over its estimated fair value, and is recognized through a valuation allowance.

Fair values for individual stratum are based on the present value of estimated future cash flows using a discount rate commensurate with the risks involved. Estimates of fair value include assumptions about prepayment, default and interest rates, and other factors which are subject to change over time. Changes in these underlying assumptions could cause the fair value of mortgage servicing rights, and the related valuation allowance, to change significantly in the future.

LOANS IN FORECLOSURE AND OTHER REAL ESTATE: Loans in foreclosure and other real estate are initially recorded at the lower of fair value, less estimated cost to sell or the balance of the related loan. If fair value declines, a valuation allowance is recorded through expense. Costs relating to the development and improvement of real estate are capitalized, whereas those costs relating to holding the real estate are charged to expense.


PREMISES AND EQUIPMENT: Premises and equipment are stated at cost, net of accumulated depreciation. Leasehold improvements are depreciated (or amortized) over the lesser of the term of the related lease or the estimated useful lives of the assets. Depreciation is computed using either an accelerated or straight-line method over the estimated useful lives of the related assets.


LOSS CONTINGENCIES: Loss contingencies, including claims and legal actions arising in the ordinary course of business, are recorded as liabilities when the likelihood of loss is probable and an amount or range of loss can be reasonably estimated. Management does not believe there now are such matters that will have a material effect on the financial statements.

INCOME TAXES: Income tax expense is the total of the current year income tax due or refundable and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. To the extent current available evidence raises doubt about the future realization of a deferred tax asset, a valuation allowance is established.

REVENUE RECOGNITION: Mortgage loans held for sale are generally committed for sale to secondary market investors under firm agreements at or prior to the closing date of the individual loan. Loan sales and the related gains or losses are recorded at the settlement date.

Loan origination fees and costs are deferred as a component of the balance of loans held for sale. Since mortgage loans originated or acquired for sale are generally sold within 60 days, any related fees and costs are not amortized during that period, but are effectively recognized when the loan is ultimately sold.

Loan administration fees earned for servicing loans for investors are generally calculated based on the outstanding principal balances of the loans serviced and are recorded as revenue when received.

-------------------------------------------------------------------------------
                                  (Continued)

                             PELICAN FINANCIAL INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                Year ended December 31, 1998, eleven months ended
                December 31, 1997 and year ended January 31, 1997

-------------------------------------------------------------------------------

NOTE 1 - NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

Interest income on loans receivable is reported on the interest method. Interest income is not reported when full loan repayment is in doubt, typically when the loan is impaired or payments are past due over 90 days. Payments received on such loans are reported as principal reductions.


COMPREHENSIVE INCOME: Under a new accounting standard (SFAS No. 130), comprehensive income is now reported for all periods. Comprehensive income includes both net income and other comprehensive income. Other comprehensive income includes the change in unrealized gains and losses on securities available for sale. Reclassification adjustments and tax effects were immaterial in 1998 and the periods ended December 31, and January 31, 1997.


EARNINGS (LOSS) PER SHARE: Basic earnings per share is computed based on the weighted average number of common shares outstanding during the year. Diluted earnings per share is computed based on the weighted average number of common shares and common share equivalents during the year. Weighted average shares for periods prior to the formation of PF and pooling with WMC (see Note 2) represent PF equivalent shares as if the PF shares used to acquire WMC had been outstanding for all periods. Weighted average shares are restated for all stock splits through the date of the issue of the financials.


CONCENTRATION OF CREDIT RISK: The Bank grants commercial, residential and consumer loans primarily to customers in Collier County, Florida. Although the Bank has diversified the loan portfolio, a substantial portion of its debtors are dependent upon the real estate economic sector.

IMPACT OF INTEREST RATE FLUCTUATIONS: Interest rate fluctuations generally have a direct impact on a mortgage banking institution's financial performance. Significant increases in interest rates may make it more difficult for potential borrowers to purchase residential property and to qualify for mortgage loans. As a result, the volume and related income from loan originations may be reduced. Significant increases in interest rates will also generally increase the value of the Company's servicing portfolio as a result of slower anticipated prepayment activity. Significant decreases in interest rates may enable more potential borrowers to qualify for a mortgage loan, resulting in higher income related to the loan originations. However, significant decreases in interest rates may result in higher anticipated loan prepayment activity and, therefore, reduce the value of the loan servicing portfolio.


FAIR VALUES OF FINANCIAL INSTRUMENTS: Disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value is presented in Note 16. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. Certain financial instruments and all nonfinancial instruments are excluded. Accordingly, the aggregate fair value amounts presented do not represent the value of the Company.



NEW ACCOUNTING PRONOUNCEMENTS: Beginning January 1, 2000, a new accounting standard (SFAS No. 133) will require all derivatives to be recorded at fair value. Unless designated as hedges, changes in these fair values will be recorded in the income statement. Fair value changes involving hedges will generally be recorded by offsetting gains and losses on the hedge and on the hedged item, even if the fair value of the hedged item is not otherwise recorded. The effect will depend on derivative holdings when this standard applies.


-------------------------------------------------------------------------------
                                  (Continued)

                             PELICAN FINANCIAL INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                Year ended December 31, 1998, eleven months ended
                December 31, 1997 and year ended January 31, 1997

-------------------------------------------------------------------------------

NOTE 1 - NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (Continued)


Mortgage loans originated in mortgage banking are converted into securities on occasion. A new accounting standard for 1999 (SFAS No. 134) will allow classifying these securities as available for sale, trading, or held to maturity, instead of the current requirement to classify as trading. This is not expected to have a material effect but the effect will vary depending on the level and designation of securitizations as well as on market price movements.


RECLASSIFICATION: Certain prior year amounts have been reclassified to conform to the 1998 presentation.

NOTE 2 - BUSINESS COMBINATION


PF was incorporated on March 3, 1997 as a registered bank holding company. PF was created to form PNB and to acquire WMC. On June 22, 1997, PF acquired all the common stock of WMC in exchange for 600,000 shares of PF's $0.10 par value common stock. The transaction has been accounted for as a pooling of interests and, accordingly, the consolidated financial statements include the accounts of WMC prior to the acquisition by PF. PF had no operations prior to the acquisition of WMC. As of the acquisition date, WMC had recorded revenues of $3,460,376 and a net loss of $326,299. There were no material intercompany transactions between WMC and PF prior to the acquisition. WMC's fiscal year-end has been changed from January 31 to December 31 to conform to PF's fiscal year-end.



During 1997, PF also offered a private placement of stock and issued 158,209 shares of $0.10 par value shares of common stock for approximately $2.3 million.


At December 31, 1997, the Company had 1,000,000 shares of $0.10 par value common stock authorized with 758,209 shares issued and outstanding, and 200,000 shares of preferred stock authorized with none issued or outstanding.

Common stock amounts, market values and per share disclosures related to stock-based compensation plans and earnings and dividends per share disclosures have been retroactively restated for the two-for-one stock split effected in the form of a 100% stock dividend which was declared on March 30, 1999, with an effective date of March 31, 1999. At December 31, 1998, the Company had 5,000,000 shares of $0.02 par value common stock authorized with 3,032,836 shares issued and outstanding, and 200,000 shares of preferred stock authorized with none issued or outstanding.


NOTE 3 - SECURITIES AVAILABLE FOR SALE

The amortized cost, gross unrealized gains, gross unrealized losses and estimated fair values of securities available for sale consist of the following:

                                                                         Gross          Gross           Estimated
                                                       Amortized      Unrealized     Unrealized           Fair
                                                         Cost            Gains         Losses             Value
                                                   --------------     -----------    -----------    ---------------
1998
     U.S. Government Agencies                      $    4,500,000     $       782    $    (1,407)   $     4,499,375
     Mortgage Backed Securities                         1,089,153           3,455              -          1,092,608
                                                   --------------     -----------    -----------    ---------------

                                                   $    5,589,153     $     4,237    $    (1,407)   $     5,591,983
                                                   --------------     -----------    -----------    ---------------
                                                   --------------     -----------    -----------    ---------------
1997
     U.S. Treasury Notes                           $    1,496,146     $     2,448    $         -    $     1,498,594
     U.S. Government Agencies                           5,484,614             439           (146)         5,484,907
                                                   --------------     -----------    -----------    ---------------

                                                   $    6,980,760     $     2,887    $      (146)   $     6,983,501
                                                   --------------     -----------    -----------    ---------------
                                                   --------------     -----------    -----------    ---------------


-------------------------------------------------------------------------------
                                  (Continued)

                             PELICAN FINANCIAL INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                Year ended December 31, 1998, eleven months ended
                December 31, 1997 and year ended January 31, 1997

--------------------------------------------------------------------------------

NOTE 3 - SECURITIES AVAILABLE FOR SALE (Continued)

The amortized cost and estimated market value of securities available for sale at December 31, 1998, by contractual maturity, are shown below. Mortgage-backed securities are not due at a single maturity date and are shown separately.

                                                                                                        Estimated
                                                                                     Amortized            Fair
                                                                                       Cost               Value
                                                                                  --------------    ---------------
     Due in one year or less                                                      $           -     $             -
     Due after one year through five years                                             4,500,000          4,499,375
     Mortgage Backed Securities                                                        1,089,153          1,092,608
                                                                                  --------------    ---------------

                                                                                  $    5,589,153    $     5,591,983
                                                                                  --------------    ---------------
                                                                                  --------------    ---------------

Proceeds on sale of securities available for sale in 1998 were $1,516,402. Gross gains of $16,402 and no gross losses were recognized on those sales. No securities were sold in 1997 or 1996.

Other assets include $260,600 and $180,000 of Federal Reserve stock at December 31, 1998 and 1997. Federal Reserve stock is restricted stock carried at cost that is required by regulators to be maintained by the Bank.

NOTE 4 - LOANS RECEIVABLE

Loans receivable consist of the following:


                                                                                   December 31,      December 31,
                                                                                       1998              1997
                                                                                  --------------    ---------------
     Commercial, financial and agricultural                                       $      824,000    $     1,675,119
     Real estate                                                                      22,834,087            313,815
     Installment loans                                                                   343,058            192,535
                                                                                  --------------    ---------------
                                                                                      24,001,145          2,181,469
     Deduct allowance for loan losses                                                   (127,475)           (65,509)
                                                                                  --------------    ---------------

         Loans receivable - net                                                   $   23,873,670    $     2,115,960
                                                                                  --------------    ---------------
                                                                                  --------------    ---------------

No loan losses were charged against the allowance for loan losses during 1998 and 1997. The Company had no loans on nonaccrual status or that were considered impaired as of December 31, 1998 and 1997.

Loans to related parties:


                                                                                       1998
                                                                                       ----
     Beginning of year                                                            $            -
     New loans                                                                            34,400
     Repayments                                                                                -
                                                                                  --------------

         End of year                                                              $       34,400
                                                                                  --------------
                                                                                  --------------


There was no related party loan activity during 1997.


-------------------------------------------------------------------------------
                                  (Continued)

                             PELICAN FINANCIAL INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                Year ended December 31, 1998, eleven months ended
                December 31, 1997 and year ended January 31, 1997

-------------------------------------------------------------------------------

NOTE 5 - MORTGAGE LOANS SERVICED

MORTGAGE SERVICING RIGHTS: Activity related to mortgage servicing rights is summarized below:

                                                                                   Eleven months
                                                                  Year ended            ended            Year ended
                                                                 December 31,       December 31,         January 31,
                                                                     1998               1997                1997
                                                                     ----               ----                ----

   Balance at beginning of period                              $    4,696,038     $    3,911,384    $     6,776,949
     Additions                                                     27,730,631          2,719,727          1,584,446
     Sales                                                        (13,909,878)          (921,466)        (3,144,427)
     Amortization                                                  (1,766,031)        (1,013,607)        (1,305,584)
                                                               --------------     --------------    ---------------
   Balance at end of period                                        16,750,760          4,696,038          3,911,384

   Valuation allowance at beginning of period                        (355,860)          (433,439)        (1,267,646)
     Adjustment for impairment                                       (914,061)            77,579            660,209
     Adjustment for sale of servicing rights                           28,839                  -            173,998
                                                               --------------     --------------    ---------------
   Valuation allowance at end of period                            (1,241,082)          (355,860)          (433,439)
                                                               --------------     --------------    ---------------
   Net                                                         $   15,509,678     $    4,340,178    $     3,477,945
                                                               --------------     --------------    ---------------
                                                               --------------     --------------    ---------------

The estimated fair value of mortgage servicing rights as of December 31, 1998 and 1997 was $15,844,000 and $5,000,000, respectively.

SERVICING OF MORTGAGE LOANS: The Company sells mortgage loans to secondary market investors. The Company collects monthly principal and interest payments and performs certain escrow services for investors. The Company's servicing portfolio is comprised of loans principally in Colorado, Florida, Illinois, Indiana, Kentucky, Michigan, Ohio, Georgia, Minnesota, Missouri and Wisconsin. The Company's aggregate servicing portfolio was approximately $1,655,226,000 and $824,623,000 at December 31, 1998 and 1997, respectively, which includes temporary subservicing relating to servicing sales of $355,395,000 ($13,174,000 of which WMC was servicing for PNB) and $179,376,000 at December 31, 1998 and 1997, respectively. During 1998 and 1997 respectively, WMC transferred to PNB loans held for sale at cost of $90,920,000 and $36,677,000.

During the periods ended December 31, 1998 and 1997, the Company did not service any FHA/VA insured/guaranteed mortgage loans.

The Company is responsible for establishing and maintaining escrow and custodial funds aggregating approximately $24,701,000 ($12,472,000 held at PNB) and $11,747,000 ($5,781,000 held at PNB) at December 31, 1998 and 1997, respectively. These funds are placed on deposit at a Federal Deposit Insurance Corporation ("FDIC") insured bank and are not included in the assets and liabilities of the Company. As is customary in the mortgage banking industry, these funds may be considered by the banks in which such funds are deposited, together with other balances maintained in the banks by the Company, when negotiating credit lines available for the Company's use.


-------------------------------------------------------------------------------
                                  (Continued)

                             PELICAN FINANCIAL INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                Year ended December 31, 1998, eleven months ended
                December 31, 1997 and year ended January 31, 1997

-------------------------------------------------------------------------------

NOTE 6 - PREMISES AND EQUIPMENT

Premises and equipment includes the following:

                                                                                    December 31,       December 31,
                                                                                        1998               1997
                                                                                  --------------    ---------------
     Computer equipment and software                                              $    2,008,440    $     1,439,164
     Furniture and fixtures                                                            1,008,099            949,434
     Automobiles                                                                          51,985             51,986
     Leasehold improvements                                                               33,166             32,274
                                                                                  --------------    ---------------
                                                                                       3,101,690          2,472,858
     Accumulated depreciation and amortization                                        (2,217,247)        (1,868,650)
                                                                                  --------------    ---------------

                                                                                  $      884,443    $       604,208
                                                                                  --------------    ---------------
                                                                                  --------------    ---------------

NOTE 7 - DEPOSITS

                                                                                   December 31,       December 31,
                                                                                       1998               1997
                                                                                  --------------    ---------------

     Noninterest-bearing                                                          $    3,280,064    $     1,872,928
     Interest -bearing demand                                                          1,373,765          4,890,802
     Savings                                                                          17,755,697          1,894,841
                                                                                  --------------    ---------------
                                                                                      22,409,526          8,658,571
     Certificates of deposit:
         Under $100,000                                                                9,110,218          5,717,947
         Over $100,000                                                                 3,191,576          2,981,019
         IRAs                                                                            352,758            220,695
                                                                                  --------------    ---------------
     Total certificates                                                               12,654,552          8,919,661
                                                                                  --------------    ---------------

                                                                                  $   35,064,078    $    17,578,232
                                                                                  --------------    ---------------
                                                                                  --------------    ---------------

At December 31, 1998, the scheduled maturities of certificates of deposit are as follows:

                  1999                                                           $   12,493,552
                  2000                                                                  145,000
                  2001                                                                        -
                  2002                                                                        -
                  2003 and thereafter                                                    16,000
                                                                                  --------------

                                                                                 $   12,654,552
                                                                                  --------------
                                                                                  --------------


-------------------------------------------------------------------------------
                                  (Continued)

                             PELICAN FINANCIAL INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                Year ended December 31, 1998, eleven months ended
                December 31, 1997 and year ended January 31, 1997

NOTE 8 - NOTES PAYABLE

The Company currently has a warehouse line of credit of $90,000,000, of which $7,000,000 represents a sub-limit for servicing under contract for sale, and $5,000,000 represents a working capital sub-limit. The Company also has a $2,000,000 term loan. All of the borrowings are payable on demand. The interest rate terms vary and are tied to the federal funds rate (FFR), which was 5.00% and 6.75% at December 31, 1998 and 1997. Notes payable are summarized as follows:

                                                    DECEMBER 31,                    DECEMBER 31,
                                                        1998          TERMS             1997           TERMS
                                                        ----          -----             ----           -----
     Warehouse line                               $   43,025,504    FFR+1.50%     $   16,718,428     FFR+1.35%
     Servicing under contract for
       sale sub-limit                                  7,000,000    FFR+1.875%                 -
     Working capital sub-limit                         5,000,000    FFR+2.25%            755,000     FFR+2.25%
     Term Loan                                         2,000,000    FFR+2.75%          2,000,000     FFR+2.75%
                                                  --------------                  --------------

                                                  $   57,025,504                  $   19,473,428
                                                  --------------                  --------------
                                                  --------------                  --------------


The line of credit agreement contains restrictive covenants, among others, requiring the Company to maintain certain minimum net worth levels, a minimum servicing portfolio and a minimum debt to net worth ratio as defined in the agreement.


Borrowings on the warehouse line of credit agreement are collateralized by mortgage loans held for sale at WMC. Borrowings on the working capital sub-limit and servicing under contract for sale sub-limit are collateralized by servicing rights relating to WMC's servicing portfolio.


NOTE 9 - REPURCHASE AGREEMENTS

The Company enters into sales of mortgage loans under agreements to repurchase (repurchase agreements). Such agreements have original terms of less than 90 days and are treated as financings, with the obligation to repurchase the loans sold reflected as a liability in the balance sheet. The dollar amount of loans underlying the agreements remains in the mortgage loans held for sale account. The weighted average interest rate on these repurchase agreements was 6.338% and 6.30% at December 31, 1998 and 1997.


NOTE 10 - SUBORDINATED NOTE PAYABLE

The Company has a subordinated note payable with a balance of $1,200,000 at December 31, 1998 and 1997. The note requires monthly interest payments at 4.5% per annum over the prime interest rate, which was 7.75% and 8.50% at December 31, 1998 and 1997. In June 1998, this note was renewed for a full year. The note matures in June 1999.


-------------------------------------------------------------------------------
                                  (Continued)

                             PELICAN FINANCIAL INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                Year ended December 31, 1998, eleven months ended
                December 31, 1997 and year ended January 31, 1997

NOTE 11 - FEDERAL INCOME TAXES

The provision for federal income taxes consists of the following:

                                                                                   Eleven months
                                                                    Year ended          ended          Year ended
                                                                   December 31,     December 31,       January 31,
                                                                       1998             1997              1997
                                                                       ----             ----              ----

     Current provision (benefit)                                 $      166,341    $    (250,229)   $      709,781
     Deferred provision (benefit)                                     1,874,733          198,713          (377,757)
                                                                 --------------    -------------    --------------

                                                                 $    2,041,074    $     (51,516)   $      332,024
                                                                 --------------    -------------    --------------
                                                                 --------------    -------------    --------------

The net deferred tax liability is comprised of the following:

                                                                                      December 31,       December 31,
                                                                                         1998               1997
                                                                                         ----               ----
     Deferred tax assets
         Loan origination costs                                                     $     141,684    $       80,697
         Loan mark to market                                                              215,334                 -
         Loan loss reserve                                                                152,704           105,338
         Other                                                                            128,520            38,961
                                                                                    -------------    --------------
                                                                                          638,242           224,996
     Deferred tax liabilities
         Mortgage servicing rights                                                     (3,485,440)       (1,244,833)
         Depreciation                                                                     (11,891)          (15,586)
         Unrealized gain on securities                                                       (962)           (1,412)
         Other                                                                            (62,437)          (11,370)
                                                                                    -------------    --------------
                                                                                       (3,560,730)       (1,273,201)
                                                                                    -------------    --------------
     Net deferred tax liability                                                     $  (2,922,488)   $   (1,048,205)
                                                                                    -------------    --------------
                                                                                    -------------    --------------

There was no valuation allowance for deferred taxes in 1998 or 1997.

The difference between the financial statement tax expense and amounts computed by applying the statutory federal rate of 34% to pretax income is reconciled as follows:

                                                                                   Eleven months
                                                                    Year ended         ended             Year ended
                                                                   December 31,     December 31,         January 31,
                                                                       1998             1997                1997
                                                                       ----             ----                ----
     Statutory rate applied to income before taxes                $    2,015,674    $     (64,271)   $      292,749
     Add (Deduct)
         Effect of nondeductible expenses                                 25,161           14,455            20,816
         Other                                                               239           (1,700)           18,459
                                                                  --------------    -------------    --------------

     Income tax expense                                           $    2,041,074    $     (51,516)   $      332,024
                                                                  --------------    -------------    --------------
                                                                  --------------    -------------    --------------

-------------------------------------------------------------------------------
                                  (Continued)

                             PELICAN FINANCIAL INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                Year ended December 31, 1998, eleven months ended
                December 31, 1997 and year ended January 31, 1997


NOTE 12 - LEASES

The Company leases office facilities under noncancelable operating leases.

Future minimum lease payments at December 31, 1998 under noncancelable leases are as follows:

                  1999                                                              $     404,453
                  2000                                                                    412,379
                  2001                                                                    320,750
                                                                                    -------------
                                                                                    $   1,137,582
                                                                                    -------------
                                                                                    -------------

For periods ended December 31, 1998, 1997 and January 31, 1997, rental expense under operating leases was approximately $404,000, $319,000 and $381,000, respectively.


NOTE 13 - REGULATORY CAPITAL REQUIREMENTS

The Company and PNB are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possible additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company's consolidated financial statements. Under capital adequacy guidelines, the Company and PNB must meet specific capital guidelines that involve quantitative measures of assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. Capital amounts and prompt corrective action classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 capital (as defined) to average assets (as defined). Management believes, as of December 31, 1998, that the Company and PNB meet all capital adequacy requirements to which they are subject and are categorized as adequately capitalized under the regulatory framework for prompt corrective action. To be categorized as adequately capitalized, the Company and PNB must maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the table below. There are no conditions or events since that date that management believes have changed PNB's categories.


As of December 31, 1998, the most recent notification from the Office of the Comptroller of the Currency categorized the Bank as adequately capitalized under the regulatory framework for prompt corrective action. To be categorized as adequately capitalized the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.


-------------------------------------------------------------------------------
                                  (Continued)

                             PELICAN FINANCIAL INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                Year ended December 31, 1998, eleven months ended
                December 31, 1997 and year ended January 31, 1997



NOTE 13 - REGULATORY CAPITAL REQUIREMENTS (Continued)

Actual consolidated and PNB capital amounts (in thousands) and ratios are as follows:

                                                                                                Minimum Required
                                                                                                   To Be Well
                                                                        Minimum Required        Capitalized Under
                                                                           For Capital          Prompt Corrective
                                                       Actual           Adequacy Purposes      Action Regulations
                                                       ------           -----------------      ------------------
                                                 Amount     Ratio        Amount     Ratio        Amount     Ratio
                                                 ------     -----        ------     -----        ------     -----
1998
   Total capital (to risk weighted assets)
     Consolidated                              $ 12,398      9.64%     $  10,288     8.0%      $  12,860    10.0%
     Bank                                         5,394     23.77          1,815     8.0           2,268    10.0
   Tier 1 capital (to risk weighted assets)
     Consolidated                                12,271      9.55          5,144     4.0           7,716     6.0
     Bank                                         5,186     22.86            908     4.0           1,361     6.0
   Tier 1 capital (to average assets)
     Consolidated                                12,271      5.90          8,321     4.0          10,402     5.0
     Bank                                         5,186     18.11          1,146     4.0           1,432     5.0

1997
   Total capital (to risk weighted assets)
     Bank                                      $  5,578     62.90%     $     710     8.0%      $     887    10.0%
   Tier 1 capital (to risk weighted assets)
     Bank                                         5,412     61.00            355     4.0             532     6.0
   Tier 1 capital (to average assets)
     Bank                                         5,412     26.40            819     4.0           1,024     5.0


The declaration of dividends by PNB is limited to PNB's retained net profit for the current and prior two years. As a result, no amounts are available for payments of dividends to PF at December 31, 1998.



WMC has a covenant in its warehouse credit agreement which limits the amount of dividends WMC may pay to PF to $600,000 for 1999.


NOTE 14 - RETIREMENT PLAN

The Company has a profit sharing plan established under Section 401(k) of the Internal Revenue Code. The plan generally covers employees having at least one year of service. Employees may contribute up to 15% of their compensation. The Company contributes one-half of the participant's contribution up to 1.5% of the participant's compensation. The Company incurred expenses of $76,641, $33,479 and $38,300 relating to the plan during the periods ended December 31, 1998, 1997 and January 31, 1997, respectively.

-------------------------------------------------------------------------------
                                  (Continued)

                             PELICAN FINANCIAL INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                Year ended December 31, 1998, eleven months ended
                December 31, 1997 and year ended January 31, 1997

NOTE 15 - COMMITMENTS AND CONTINGENCIES


In the normal course of business, the Company enters into commitments to purchase residential mortgage loans. The commitments are short term in nature and, if drawn on by the counterparty, result in a fixed or variable rate loan collateralized by residential real estate. The Company has committed to lend at a stipulated interest rate and assumes the risk of a subsequent rise in rates prior to the loan funding. Outstanding commitments approximated $144,486,000 and $57,682,000 at December 31, 1998 and 1997, respectively, along with outstanding commitments to make other types of loans totaling $352,000 at December 31, 1998. The Company manages its interest rate exposure on such commitments by entering into sales commitments in the cash forward placement market.


Forward contracts represent future commitments to sell securities and whole loans at a specified price and date. As of December 31, 1998 and 1997, the Company had approximately $239,185,000 and $101,677,000, respectively, of forward rate agreements to sell. These agreements were commitments to sell securitized and whole loans to another party at a specified price and specified date in the future. The risk associated with the forward rate agreements is that the Company is unable to deliver according to the terms of the agreement. The Company does not anticipate any material losses as a result of the forward rate agreements.

These instruments also contain an element of risk in the event that the counterparties may be unable to meet the terms of such agreements. In the event the parties to all delivery commitments were unable to fulfill their obligations, the Company would not incur any additional cost by replacing the positions at market rates in effect on December 31, 1998. The Company minimizes its risk of exposure by limiting the counterparties to those major banks and financial institutions who meet established credit and capital guidelines. Management does not expect any counterparty to default on their obligations and therefore, does not expect to incur any cost due to counterparty default.


NOTE 16 - DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

Fair value estimates of financial instruments are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular financial instrument. No ready market exists for certain portions of the Company's financial instruments, therefore, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

Fair value estimates are based on existing on- and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and value of assets and liabilities that are not considered financial instruments. Tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimated and have not been considered in these estimates.

The information presented is based on pertinent information available to management as of December 31, 1998 and 1997. Although management is not aware of any factors, other than changes in interest rates, that would significantly affect the estimated fair values, the current estimated fair value of these instruments may have changed significantly since that point in time.

-------------------------------------------------------------------------------
                                  (Continued)

                             PELICAN FINANCIAL INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                Year ended December 31, 1998, eleven months ended
                December 31, 1997 and year ended January 31, 1997


NOTE 16 - DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

The estimated fair value of the Company's financial instruments were as follows:

                                                         December 31,                         December 31,
                                                           1 9 9 8                              1 9 9 7
                                                 -------------------------            -------------------------
                                                 Carrying             Fair            Carrying             Fair
                                                  Value              Value             Value              Value
                                                  -----              -----             -----              -----
ASSETS
   Cash and cash equivalents                $    10,180,034    $   10,180,034     $    4,376,631    $     4,376,631
   Accounts receivable                            7,087,170         7,087,170          2,652,951          2,652,951
   Securities available for sale                  5,591,983         5,591,983          6,983,501          6,983,501
   Loans held for sale                          179,454,160       180,712,486         98,657,962         98,855,881
   Loans receivable, net                         23,873,670        23,926,322          2,115,960          2,115,960
   Accrued interest receivable                    1,360,636         1,360,636             56,455             56,455

LIABILITIES
   Deposits                                      35,064,078        35,176,836         17,578,323         17,578,323
   Due to bank                                   38,259,829        38,259,829         10,703,042         10,703,042
   Notes payable                                 57,025,504        57,025,504         19,473,428         19,473,428
   Repurchase agreements                         95,984,844        95,984,844         60,980,404         60,980,404
   Subordinated note payable                      1,200,000         1,200,000          1,200,000          1,200,000

OFF-BALANCE SHEET COMMITMENTS
   Commitments to fund residential
     mortgage loans at fixed rates                        -           607,348                  -              6,826
   Commitments to sell residential
     mortgage loans and securities at
     fixed rates                                          -          (351,718)                 -           (428,360)


The following methods and assumptions were used to estimate the fair value of each class of financial instruments.


CASH AND CASH EQUIVALENTS - The carrying amount is a reasonable estimate of fair value as such amounts are short term.

ACCOUNTS RECEIVABLE AND ACCRUED INTEREST RECEIVABLE- The carrying amount is a reasonable estimate of fair value as such receivables are short term.

SECURITIES AVAILABLE FOR SALE - Fair values are based on quoted market prices or dealer quotes.

LOANS HELD FOR SALE - The fair value of mortgage loans held for sale is estimated based on sales commitments or secondary market quotes for the related loans or similar loans.

LOANS RECEIVABLE, NET- The estimated fair value is determined by discounting contractual cash flows from the loans using current lending rates for new loans with similar remaining maturities. The resulting value is reduced by an estimate of losses inherent in the portfolio.


-------------------------------------------------------------------------------
                                  (Continued)

                             PELICAN FINANCIAL INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                Year ended December 31, 1998, eleven months ended
                December 31, 1997 and year ended January 31, 1997

NOTE 16 - DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

DEPOSITS - The carrying amount is a reasonable estimate of fair value for demand and savings deposits subject to immediate withdrawal.

The fair value of time deposits is estimated by discounting the future cash flows to be paid, using the current rates at which similar deposits with similar remaining maturities would be issued.

DUE TO BANK - The carrying amount is a reasonable estimate of fair value as the borrowings are short term.

NOTES PAYABLE AND SUBORDINATED NOTE PAYABLE - The carrying amount is a reasonable estimate of fair value as the borrowings are variable rate and payable on demand.

REPURCHASE AGREEMENTS - The carrying amount is a reasonable estimate of fair value as the borrowings are based upon variable rates which approximate market value.

OFF-BALANCE-SHEET FINANCIAL INSTRUMENTS - The fair value of the Company's forward commitments to fund and sell residential real estate loans are separately estimated using the cost of fulfilling these commitments or otherwise settling the obligations with counterparties at the reporting date.


NOTE 17 - LITIGATION

On November 4, 1994, WMC was named as defendant in a class action lawsuit regarding its method for calculating finance charges in lending disclosures required by the Federal Truth in Lending Act. The disclosure issue involved is applicable to the mortgage banking industry as a whole, and the issue is presently the subject of numerous class action suits throughout the United States. The Company believes WMC is and has been in complete compliance with applicable Federal and State laws. In the opinion of the Company's management, the resolution of this matter is not expected to have material adverse impact on the financial position of the Company.


NOTE 18 - STOCK OPTIONS AND STOCK APPRECIATION RIGHTS


The Company adopted a Stock Option and Incentive Plan (the "Plan") in October 1997. Pursuant to the Plan, 400,000 (adjusted for 1998 and March 1999 stock splits) shares of the Company's common stock were made available for grant through stock options to key employees and non-employee directors of PF, WMC and PNB. Each option granted under the Plan vests as specified by the Stock Option Committee and has a term of not more than ten years. The exercise price of options granted is equal to market value at the date of grant. The Company accounts for stock options in accordance with APB Opinion No. 25, and, therefore, has recorded no compensation expense relating to options granted. The compensation that would have been recorded had the company accounted for stock options as required by SFAS No. 123 would not have reduced basic or diluted earnings per share by more than $0.01.


-------------------------------------------------------------------------------
                                  (Continued)

                             PELICAN FINANCIAL INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                Year ended December 31, 1998, eleven months ended
                December 31, 1997 and year ended January 31, 1997

NOTE 18 - STOCK OPTIONS AND STOCK APPRECIATION RIGHTS (Continued)

The Plan also provides for granting of stock appreciation rights ("SARS"). SARS may be granted in connection with any or all of the stock options that may be granted subject to certain conditions and limitations imposed by the Stock Option Committee. The exercise of a SAR will entitle the holder to payment from the Company of an amount equal to the difference between the fair value of such shares on the date the SAR was originally granted and the fair value of such shares at the exercise date of the SAR. This payment may be made in cash, in shares or partly in each. To date, no SARs have been granted.

All outstanding awards shall become immediately exercisable in the event of a change in control of the Company.

The following is a summary of stock option activity for the periods ended December 31 (adjusted for 1998 and March 1999 stock splits):

                                                                 Year ended               Eleven months ended
                                                                December 31,                 December 31,
                                                                    1998                         1997
                                                          -----------------------    ---------------------------
                                                                         Weighted                       Weighted
                                                                          Average                        Average
                                                                         Exercise                       Exercise
                                                            Options        Price         Options          Price
                                                          ----------    ---------     -------------  ------------

     Outstanding beginning of year                             40,000    $   3.75                -     $      -
     Granted                                                   92,000        5.58           40,000         3.75
     Exercised                                                      -            -               -            -
     Forfeited                                                 (8,000)       3.75                -            -
     Canceled                                                 (20,000)       5.00                -            -
                                                          -----------    --------      -----------     --------

         Outstanding end of year                              104,000    $   4.11           40,000     $   3.75
                                                          -----------    --------      -----------     --------
                                                          -----------    --------      -----------     --------
         Exercisable at end of year                            32,000    $   3.75                -     $   3.75
                                                          -----------    --------      -----------     --------
                                                          -----------    --------      -----------     --------

Options outstanding at December 31, 1998 have a weighted average life of 8.3 years, with exercise prices ranging from $3.75 to $5.50.


-------------------------------------------------------------------------------
                                  (Continued)

                             PELICAN FINANCIAL INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                Year ended December 31, 1998, eleven months ended
                December 31, 1997 and year ended January 31, 1997


NOTE 19 - EARNINGS (LOSS) PER SHARE

The following summarizes the computation of basic and diluted earnings (loss) per share. Weighted average shares have been restated for all stock splits, including a 2-for-1 split in March 1999. Stock options are anti-dilutive for the eleven months ended December 31, 1997 due to the net loss.

                                                                                   Eleven months
                                                                    Year ended          ended          Year ended
                                                                   December 31,     December 31,       January 31,
                                                                       1998             1997              1997
                                                                       ----             ----              ----
     Basic earnings (loss) per share
         Net income (loss)                                        $    3,887,380    $    (137,517)   $      529,003
         Weighted average shares outstanding                           3,032,836        2,974,100         2,400,000
                                                                  --------------    -------------    --------------

              Basic earnings (loss) per share                     $        1.28     $        (.05)   $         .22
                                                                  --------------    -------------    --------------
                                                                  --------------    -------------    --------------
     Diluted earnings (loss) per share
         Net income (loss)                                        $    3,887,380    $    (137,517)   $      529,003

         Weighted average shares outstanding                           3,032,836        2,974,100         2,400,000
         Dilutive effect of assumed exercise of stock options              6,775                -                 -
                                                                  --------------    -------------    --------------
         Diluted average shares outstanding                            3,039,611        2,974,100         2,400,000
                                                                  --------------    -------------    --------------

              Diluted earnings (loss) per share                   $        1.28     $        (.05)   $         .22
                                                                  --------------    -------------    --------------
                                                                  --------------    -------------    --------------

NOTE 20 - SEGMENT INFORMATION

The Company's operations include two primary segments: mortgage banking and retail banking. The mortgage banking segment involves the origination and purchase of single-family residential mortgage loans in approximately 42 states; the sale of such loans in the secondary market, generally on a pooled and securitized basis; and the servicing of mortgage loans for investors. The retail banking segment involves attracting deposits from the general public and using such funds to originate consumer, commercial, commercial real estate, residential construction, and single-family residential mortgage loans, from its sole office in Naples, Florida.

The Company's reportable segments are its two subsidiaries. WMC comprises the mortgage banking segment, with gains on sales of mortgage servicing rights (MSR) and loans, as well as loan servicing income accounting for its primary revenues. PNB comprises the retail banking segment, with net interest income from loans, investments and deposits accounting for its primary revenues.


-------------------------------------------------------------------------------
                                  (Continued)

                             PELICAN FINANCIAL INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                Year ended December 31, 1998, eleven months ended
                December 31, 1997 and year ended January 31, 1997

NOTE 20 - SEGMENT INFORMATION (Continued)

The following segment financial information has been derived from the internal financial statements of WMC and PNB, which are used by management to monitor and manage the financial performance of the Company. The accounting policies of the two segments are the same as those described in the summary of significant accounting policies. The evaluation process for segments do not include holding company income and expense. Holding company amounts are the primary difference between segment amounts and consolidated totals, and are reflected in the Other column below, along with minor amounts to eliminate transactions between segments.

                                                        DOLLARS IN THOUSANDS

                                                  Mortgage            Retail                            Consolidated
                                                  Banking            Banking            Other              Totals
                                                  -------            -------            -----              ------
YEAR ENDED DECEMBER 31, 1998
     Net interest income                    $         2,580    $          903     $         (168)   $         3,315
     Gain on sales of MSR and loans, net             17,892               160                  -             18,052
     Servicing income                                 2,614               187                  -              2,801
     Noncash items:
         Provision for loan losses                        -                62                  -                 62
         MSR amortization & valuation                 2,549               131                  -              2,680
     Provision for income taxes                       2,235              (126)               (68)             2,041
     Segment profit                                   4,263              (244)              (132)             3,887
     Segment assets                                 205,873            40,537                 (1)           246,409


ELEVEN MONTHS ENDED DECEMBER 31, 1997

     Net interest income                    $           845    $          195     $          (75)   $           965
     Gain on sales of MSR and loans                   5,488                 -                (69)             5,419
     Servicing income                                 1,777                 -                  -              1,777
     Noncash items:
         Provision for loan losses                        -                66                  -                 66
         MSR amortization & valuation                   936                 -                  1                937
     Provision for income taxes                         229              (253)               (28)               (52)
     Segment profit                                     406              (490)               (54)              (138)
     Segment assets                                  97,514            23,498               (256)           120,756


YEAR ENDED JANUARY 31, 1997

     Net interest income                    $           968    $            -     $            -    $           968
     Gain on sales of MSR and loans                   4,513                 -                  -              4,513
     Servicing income                                 2,655                 -                  -              2,655
     Noncash items:
         Provision for loan losses                        -                 -                  -                  -
         MSR amortization & valuation                   645                 -                  -                645
     Provision for income taxes                         332                 -                  -                332
     Segment profit                                     529                 -                  -                529
     Segment assets                                  48,220                 -                  -             48,220

-------------------------------------------------------------------------------
                                  (Continued)

                             PELICAN FINANCIAL INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                Year ended December 31, 1998, eleven months ended
                December 31, 1997 and year ended January 31, 1997


NOTE 21 - PELICAN FINANCIAL INC. (PARENT COMPANY ONLY) CONDENSED FINANCIAL INFORMATION

                            CONDENSED BALANCE SHEETS

                                                                                              December 31,
                                                                                  -----------------------------
                                                                                       1998                1997
                                                                                       ----                ----
ASSETS
   Cash and cash equivalents                                                      $        5,492    $        19,207
   Investment in WMC                                                                   9,034,480          4,936,406
   Investment in PNB                                                                   5,267,429          5,512,477
   Other assets                                                                          116,182             59,626
                                                                                  --------------    ---------------

     Total assets                                                                 $   14,423,583    $    10,527,716
                                                                                  --------------    ---------------
                                                                                  --------------    ---------------
LIABILITIES AND SHAREHOLDERS' EQUITY
   Notes payable                                                                  $    2,000,000    $     2,000,000
   Accrued expenses and other liabilities                                                 23,569             14,209

Shareholders' equity                                                                  12,400,014          8,513,507
                                                                                  --------------    ---------------

     Total liabilities and shareholders' equity                                   $   14,423,583    $    10,527,716
                                                                                  --------------    ---------------
                                                                                  --------------    ---------------


                         CONDENSED STATEMENTS OF INCOME
                            AND COMPREHENSIVE INCOME



                                                                                                      Eleven months
                                                                                    Year ended            ended
                                                                                   December 31,        December 31,
                                                                                       1998                1997
                                                                                  -------------     ---------------
Dividends from WMC                                                                $      165,707    $     1,829,302
Other expense                                                                            200,342             81,372
                                                                                  --------------    ---------------
Income (loss) before income tax and undistributed
  subsidiary income                                                                      (34,635)         1,747,930
Income tax benefit                                                                        68,117             28,000
Equity in undistributed subsidiary income                                              3,853,898         (1,913,447)
                                                                                  --------------    ---------------
Net income                                                                             3,887,380           (137,517)
Other comprehensive income:
Unrealized gain (loss) on securities, net of tax and
  classification effects                                                                    (873)             2,741
                                                                                  --------------    ---------------

   Comprehensive income                                                           $    3,886,507    $      (134,776)
                                                                                  --------------    ---------------
                                                                                  --------------    ---------------

-------------------------------------------------------------------------------
                                  (Continued)

                             PELICAN FINANCIAL INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                Year ended December 31, 1998, eleven months ended
                December 31, 1997 and year ended January 31, 1997


NOTE 21 - PELICAN FINANCIAL INC. (PARENT COMPANY ONLY) CONDENSED FINANCIAL INFORMATION (Continued)

                       CONDENSED STATEMENTS OF CASH FLOWS

                                                                                                     Eleven months
                                                                                    Year ended            ended
                                                                                   December 31,       December 31,
                                                                                       1998               1997
                                                                                       ----               ----
CASH FLOWS FROM OPERATING ACTIVITIES
   Net income                                                                     $    3,887,380    $      (137,517)
   Adjustments
     Equity in undistributed subsidiary income                                        (3,853,898)         1,913,446
     Change in other assets                                                              (56,556)           (59,626)
     Change in other liabilities                                                           9,359             14,209
                                                                                  --------------    ---------------
       Net cash from operating activities                                                (13,715)         1,730,512

CASH FLOWS FROM INVESTING ACTIVITIES
   Investments in PNB                                                                          -         (6,000,000)
                                                                                  --------------    ---------------
       Net cash from investing activities                                                      -         (6,000,000)

CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds from stock issue                                                                   -          2,288,695
   Purchase of common stock advances on line of credit                                         -          2,000,000
                                                                                  --------------    ---------------
       Net cash from financing activities                                                      -          4,288,695
                                                                                  --------------    ---------------

Net change in cash and cash equivalents                                                  (13,715)            19,207

Cash and cash equivalents at beginning of year                                            19,207                  -
                                                                                  --------------    ---------------

CASH AND CASH EQUIVALENTS AT END OF YEAR                                          $        5,492    $        19,207
                                                                                  --------------    ---------------
                                                                                  --------------    ---------------

-------------------------------------------------------------------------------
                                  (Continued)

--------------------------------------------------------------------------------


No dealer, salesman or any other person has been authorized to give any information or to make any representation other than as contained in this prospectus in connection with this offering, and, if given or made, such other information or representation must not be relied upon as having been authorized by Pelican Financial, Washtenaw, Pelican National, or The First American Investment Banking Corporation. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities to any person in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of Pelican Financial, Washtenaw, or Pelican National since any of the dates as of which information is furnished in this prospectus or since the date of this prospectus.


------------------------------------------------------
                   TABLE OF CONTENTS

Prospectus Summary...................................3
Summary Selected Consolidated Financial Data.........5
Risk Factors.........................................6
Pelican Financial, Inc..............................12
Use of Proceeds.....................................13
Dividend Policy.....................................14
Market for the Common Stock.........................14
Capitalization......................................15
Dilution............................................15
Special Note Regarding Forward-Looking Statements...16
Selected Consolidated Financial and Other Data......17
Management's Discussion and Analysis of
  Financial Condition and Results of Operations.....20
Business............................................42
Regulation..........................................64
Management..........................................70
Description of Capital Stock........................77
Restrictions on Acquisition of Pelican Financial....78
Selling Stockholder.................................79
Underwriting........................................80
Legal Matters.......................................81
Experts.............................................81
Changes in and Disagreements with Accountants on
  Accounting and Financial Matters..................81
Available Information...............................82
Index to Consolidated Financial Statements.........F-1

------------------------------------------------------
Until __________ __, 1999, all dealers that affect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


------------------------------------------------------

              -----------------------------------------------------



                             PELICAN FINANCIAL, INC.


                                 $______________


                        1,200,000 SHARES OF COMMON STOCK






              -----------------------------------------------------



                                   PROSPECTUS






                          The First American Investment
                               Banking Corporation






                         The date of this prospectus is
                              __________ ____, 1999









              -----------------------------------------------------


                         THE SECURITIES OFFERED IN THIS
                          OFFERING ARE NOT DEPOSITS OR
                              ACCOUNTS AND ARE NOT
                              FEDERALLY INSURED OR
                                   GUARANTEED.


              -----------------------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.



         The following table sets forth the expenses expected to be incurred in connection with the sale and distribution of the securities being registered hereby, other than underwriting discounts and commissions. All such expenses are to be paid by the Registrant.



     Description                                                            Amount
     -------------------------------------------------------------- --------------
     SEC registration fee..........................................      $  3,633
     NASD filing fee...............................................         1,742
     Nasdaq listing fee............................................         9,413
*    Blue Sky filing fees and expenses.............................        10,000
*    Accounting fees and expenses..................................       100,000
*    Legal fees and expenses.......................................       145,000
*    Underwriter's legal fees and expenses.........................        75,000
*    Printing, postage, and mailing................................        75,000
*    Stock transfer agent fees and certificates....................        10,000
*    Other.........................................................         2,212
                                                                         --------
*             Total................................................      $432,000
                                                                         --------
                                                                         --------


-------------
* Estimated


ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law sets forth circumstances under which directors, officers, employees, and agents may be insured or indemnified against liability which they may incur in their capacities as such.

         The Certificate of Incorporation of Pelican Financial attached as
Exhibit 3.1 hereto, requires indemnification of directors, officers, and employees to the fullest extent permitted by Delaware law.

         The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of Pelican Financial or is or was serving at the request of Pelican Financial as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against the person and incurred by the person in any such capacity or arising out of his status as such, whether or not Pelican Financial would have the power to indemnify the person against such liability under the provisions of the Certificate of Incorporation.

         The registrant believes that these provisions assist the registrant in, among other things, attracting and retaining qualified persons to serve the registrant and its subsidiary. However, a result of such provisions could be to increase the expenses of the registrant and effectively reduce the ability of stockholders to sue on behalf of the registrant since certain suits could be barred or amounts that might otherwise be obtained on behalf of the registrant could be required to be repaid by the registrant to an indemnified party.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

         The following is the list of exhibits filed as part of this Registration Statement and also serves as the Exhibit Schedules:

         (a)      EXHIBITS.



      EXHIBIT NO.   EXHIBIT DESCRIPTION
      -----------   ------------------------------------------------------------

         1.1      Form of Underwriting Agreement

         1.2      Form of Custody Agreement (included in Exhibit 1.3)*

         1.3      Form of Selling Stockholder Power of Attorney *

         1.4      Form of Lock-Up Agreement*

         3.1      Certificate of Incorporation of the Registrant and Amendments
                  Thereto*

         3.2      Bylaws of the Registrant*

         4.1      Specimen Common Stock Certificate of Registrant*

         4.3      Form of Warrant Agreement and Warrant Certificate

         5.1      Opinion of Manatt, Phelps & Phillips, LLP re: Legality of
                  Securities being Registered

         10.1     Employment Agreement with Michael D. Surgen*

         10.2     Pelican Financial, Inc. Stock Option and Incentive Plan and
                  Forms of Agreements*

         10.3 Master Agreement between Federal National Mortgage Association and Washtenaw Mortgage Corporation dated December 21, 1998.*

         16       Letter of Deloitte & Touche LLP re: Change in Certifying
                  Accountant*

         21       Subsidiaries of the Registrant*

         23.1     Consent of Manatt, Phelps & Phillips, LLP (included in Exhibit
                  5.1)

         23.2     Consent of Deloitte & Touche LLP






         23.3     Consent of Crowe Chizek & Company LLP

         24       Power of Attorney (reference is made to the signature page)*

         27       Financial Data Schedule**


        --------------
         *        Previously filed.

         ** Previously filed. Contained in electronically filed version only.


         (b)      FINANCIAL STATEMENT SCHEDULES

                           All schedules are omitted because the required
                  information is not applicable or is included in the Financial Statements of Pelican Financial and the related notes.

         (c)      NOT APPLICABLE.

ITEM 17. UNDERTAKINGS.

         The undersigned Registrant hereby undertakes as follows:

                  (a) To provide to the Underwriters at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

                  (b) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(l) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

                  (c) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If there is a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ann Arbor, State of Michigan, on September 7, 1999.


                                           PN HOLDINGS, INC.

                                           By: /s/ Charles C. Huffman
                                               ---------------------------------
                                               Charles C. Huffman
                                               Chairman of the Board and
                                                 Chief Executive Officer
                                               (Duly Authorized Representative)


         We the undersigned directors and officers of Pelican Financial, Inc. do hereby severally constitute and appoint Charles C. Huffman and Michael L. Hogan our true and lawful attorney and agent, to do any and all things and acts in our names in the capacities indicated below and to execute all instruments for us and in our names in the capacities indicated below which said attorneys may deem necessary or advisable to enable Pelican Financial, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-1 relating to the offering of Pelican Financial, Inc. common stock, including specifically but not limited to, power and authority to sign for us or any of us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that attorneys shall do or cause to be done by virtue hereof.



         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of September 7, 1999.



/s/ Charles C. Huffman                      /s/ Michael L. Hogan
--------------------------------------      ------------------------------------
Charles C. Huffman                          Michael L. Hogan
Chairman of the Board and                   Vice President, Chief Financial
    Chief Executive Officer                    Officer, and Director
   (principal executive officer)               (principal financial and
                                                accounting officer)


/s/ Raleigh E. Allen, Jr.                   /s/ Koula M. Kovach
--------------------------------------      ------------------------------------
Raleigh E. Allen, Jr.*                      Koula M. Kovach
Director                                    Director



/s/ Ernest Merlanti                         /s/ S. Lynn Stokes
--------------------------------------      ------------------------------------
Ernest Merlanti*                            S. Lynn Stokes
Director                                    Director



/s/ Michael D. Surgen
--------------------------------------
Michael D. Surgen*
Director




-----------
*        Signed pursuant to power of attorney.

         As Filed with the Securities and Exchange Commission on September 8, 1999.


                                             Registration Statement No.333-76841


--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    EXHIBITS
                                       TO
                          PRE-EFFECTIVE AMENDMENT NO. 3
                                       TO
                                    FORM S-1

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  -------------


                             PELICAN FINANCIAL, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

         Delaware                           6035                     58-2298215
---------------------------------------------------------------------------------------
 (State or Other Jurisdiction     (Primary Standard Industrial     (I.R.S. Employer
of Incorporation or Organization)  Classification Code Number)   Identification Number)

                               315 East Eisenhower
                            Ann Arbor, Michigan 48108
                                 (800) 765-5562
--------------------------------------------------------------------------------
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                             Mr. Charles C. Huffman
                      Chairman and Chief Executive Officer
                               315 East Eisenhower
                            Ann Arbor, Michigan 48108
                                 (800) 765-5562
--------------------------------------------------------------------------------
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)

                    PLEASE SEND COPIES OF COMMUNICATIONS TO:

     Edward L. Lublin, Esq.                    Frank N. Fleischer, Esq.
   Michael W. Zarlenga, Esq.                  Schifino & Fleischer, P.A.
 Manatt, Phelps & Phillips, LLP            1 Tampa City Center, Suite 2700
 1501 M Street, N.W., Suite 700                  Tampa, FL 33602-5174
     Washington, D.C. 20005

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------

                                  EXHIBIT INDEX

     EXHIBIT NO.      DESCRIPTION
    ------------  -----------------------------------------------------
         1.1      Form of Underwriting Agreement

         1.2      Form of Custody Agreement (included in Exhibit 1.3)*

         1.3      Form of Selling Stockholder Power of Attorney *

         1.4      Form of Lock-Up Agreement*

         3.1      Certificate of Incorporation of the Registrant and Amendments
                  Thereto*

         3.2      Bylaws of the Registrant*

         4.1      Specimen Common Stock Certificate of Registrant*

         4.3      Form of Warrant Agreement and Warrant Certificate

         5.1      Opinion of Manatt, Phelps & Phillips, LLP re: Legality of
                  Securities being Registered

         10.1     Employment Agreement with Michael D. Surgen*

         10.2     Pelican Financial, Inc. Stock Option and Incentive Plan and
                  Forms of Agreements*

         10.3 Master Agreement between Federal National Mortgage Association and Washtenaw Mortgage Corporation dated December 21, 1998.*

         16       Letter of Deloitte & Touche LLP re: Change in Certifying
                  Accountant*

         21       Subsidiaries of the Registrant*

         23.1     Consent of Manatt, Phelps & Phillips, LLP (included in Exhibit
                  5.1)

         23.2     Consent of Deloitte & Touche LLP

         23.3     Consent of Crowe Chizek & Company LLP

         24       Power of Attorney (reference is made to the signature page)*

         27       Financial Data Schedule**

----------------
         *        Previously filed.
         ** Previously filed. Contained in electronically filed version only.